     As filed with the Securities and Exchange Commission on August 5, 2004
                                                  Registration No. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                            JAG MEDIA HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

                 Nevada                                88-0380456
    (State or other jurisdiction of                 (I.R.S. Employer
     incorporation or organization)              Identification Number)

                            JAG MEDIA HOLDINGS, INC.
                         6865 SW 18TH STREET, SUITE B13
                              BOCA RATON, FL 33433
                                 (561) 393-0605
                        (Address, including zip code, and
                    telephone number, including area code, of
                    registrant's principal executive offices)

                          -----------------------------

                               THOMAS J. MAZZARISI
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                            JAG MEDIA HOLDINGS, INC.
                         6865 SW 18TH STREET, SUITE B13
                              BOCA RATON, FL 33433
                               TEL: (561) 393-0605
                               FAX: (561) 892-0821
                       (Name, address, including zip code,
                  and telephone number, including area code, of
                          agent for service of process)

                          -----------------------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |x|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

                                                            Proposed Maximum      Proposed Maximum
Title of Each Class of                  Amount to be       Offering Price Per    Aggregate Offering        Amount of
Securities to be Registered              Registered               Unit                 Price           Registration Fee
---------------------------              ----------               ----                 -----           ----------------
Common Stock,
par value $0.00001 per share            25,066,539(1)           $0.45(2)          $11,279,942.55         $693.17(3)

(1) We are registering 20,000,000 shares of Common Stock based on a good faith estimate of the maximum amount that may be sold pursuant to an equity line purchase agreement.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Common Stock reported on the Pink Sheets on July 30, 2004.

(3) Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, the filing fee of $736.00 paid with respect to 13,633,999 unsold shares is being carried forward from Registration Statement Nos. 333-87760, 333-102424 and 333-112211 to this Registration Statement. Therefore, a registration fee of $693.17 ($1,429.17 - $736.00) is being paid in connection with the filing of this Registration Statement.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


                                EXPLANATORY NOTE

On June 4, 2004, the Company filed an amendment and restatement of Article Fourth of the Company's Articles of Incorporation (the "Amended and Restated Articles") with the Secretary of State of the State of Nevada pursuant to which the Company reclassified each outstanding share of the Company's then existing Class A common stock, par value $0.00001 per share and Series 1 Class B common stock, par value $0.00001 per share into one share of Common Stock, par value $0.00001 per share. The Company had previously filed registration statements on Form SB-2 (Reg. Nos. 333-87760, 333-102424 and 333-112211) relating to the resale of shares of its Class A Common Stock. The Company is filing this registration statement in order to register for resale the shares of Common Stock issued or issuable to the selling stockholders named herein in connection with the recapitalization.

                                25,066,539 SHARES

                            JAG MEDIA HOLDINGS, INC.

                                  COMMON STOCK

This prospectus relates to the resale of up to 25,066,539 shares of our Common Stock, including 20,000,000 shares of our Common Stock that Cornell Capital, L.P. may receive pursuant to an equity line purchase agreement entered into with us as of April 9, 2002. Cornell Capital is an "underwriter" within the meaning of the Securities Act in connection with the resale of these shares. In connection with the equity line purchase agreement, we also agreed to pay to Cornell Capital a cash fee on each closing date under the equity line in an amount equal to five percent of the total advance made to us by Cornell Capital at such closing, which cash fee may be deducted by Cornell Capital from the gross proceeds due and payable to us. Accordingly, both the 5% discount on the purchase of the Common Stock to be received by Cornell Capital and the 5% cash fee received by Cornell Capital on each closing date under the equity line will be underwriting discounts under the Securities Act.

The following shares of our Common Stock are also being registered for resale under this prospectus:

o up to 1,000,000 shares issuable to Mr. Gary Valinoti upon exercise of a stock option,

o up to 500,000 shares issuable to our Chairman, Chief Executive Officer and General Counsel, Thomas J. Mazzarisi, upon exercise of a stock option,

o up to 250,000 shares issuable to our President, Chief Operating Officer, Chief Financial Officer and Secretary, Stephen J. Schoepfer, upon exercise of a stock option,

o up to 750,000 shares issuable to M.S. Farrell & Co., Inc. upon exercise of a stock purchase warrant,

o up to 25,000 shares issuable to Butler Gonzalez LLP upon exercise of a stock purchase warrant,

o up to 500,000 shares issuable to Strategic Growth International, Inc., upon exercise of a stock option,

o  93,000 shares owned by Strategic Growth International Inc.,

o  110,000 shares owned by Thomas J. Mazzarisi,

o  75,000 shares owned by Stephen J. Schoepfer,

o 1,728,539 shares owned by Bay Point Investment Partners LLC, which received its shares from us in private placements that closed as of December 10, 2002 and June 19, 2003,

o 35,000 shares of owned by Kuekenhof Equity Fund L.P., which received its shares from us in a private placement that closed as of September 25, 2003.

Our Common Stock is traded on the Pink Sheets under the symbol "JAGHV" On July 23, 2004, the closing bid price of our Common Stock as reported on the Pink Sheets was $0.60.

THE SHARES OF COMMON STOCK OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK IT IS LIKELY THAT THE COMMON STOCK WILL BE SUBJECT TO "PENNY STOCK" RULES, WHICH GENERALLY REQUIRE THAT A BROKER OR DEALER APPROVE A PERSON'S ACCOUNT FOR TRANSACTIONS IN PENNY STOCKS AND THE BROKER OR DEALER RECEIVE FROM THE INVESTOR A WRITTEN AGREEMENT TO THE TRANSACTIONS SETTING FORTH THE IDENTITY AND QUANTITY OF THE PENNY STOCK TO BE PURCHASED BEFORE A TRADE INVOLVING A PENNY STOCK IS EXECUTED. SEE "RISK FACTORS" BEGINNING ON PAGE 9.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


              The date of this prospectus is ___________ ___, 2004

                                TABLE OF CONTENTS

DESCRIPTION                                                                                                    PAGE
-----------                                                                                                    ----
SUMMARY...........................................................................................................1
RISK FACTORS......................................................................................................9
USE OF PROCEEDS..................................................................................................22
SELECTED FINANCIAL DATA..........................................................................................23
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION........................................................24
MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS..........................................................33
THE COMPANY......................................................................................................35
MANAGEMENT AND EXECUTIVE COMPENSATION............................................................................45
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...................................................................53
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...................................................54
SELLING STOCKHOLDERS.............................................................................................55
PLAN OF DISTRIBUTION.............................................................................................57
DESCRIPTION OF SECURITIES........................................................................................63
REGISTRAR AND TRANSFER AGENT.....................................................................................66
LEGAL MATTERS....................................................................................................66
EXPERTS..........................................................................................................66
OTHER INFORMATION................................................................................................66
INDEX TO FINANCIAL STATEMENTS...................................................................................F-1

                                     SUMMARY
This section highlights selected information only and may not contain all of the information that may be important to you. Please read this entire prospectus before making your investment decision. This summary, including the summary financial information, is qualified in its entirety by the more detailed information appearing elsewhere in this prospectus. Throughout this prospectus, when we refer to "JAG Media" or when we speak of ourselves generally, we are referring to JAG Media Holdings, Inc. (formerly known as JagNotes.com Inc.) unless the context indicates otherwise or as otherwise noted.

                                   THE COMPANY

OUR BUSINESS.

We are a provider of Internet-based equities information and advice that offers our subscribers a variety of stock market news, commentary, research and analysis. While our original target market was primarily limited to institutional investors, we have through the Internet targeted retail subscribers in an effort to expand our subscriber base. Our current strategy is to refocus our efforts on institutional subscribers.

Our jagnotes.com web site currently consists of free and subscription-based portions.

On the free portion of our site, we offer commentaries from journalists, money managers, analysts and other Wall Street professionals as well as selected financial data for the investor and trader. On the subscription-based portion of our web site, we offer our subscribers two targeted products:

o the JAGNotes Upgrade/Downgrade Report, a daily consolidated investment report that summarizes newly issued research, analyst opinions, upgrades, downgrades and analyst coverage changes from various investment banks and brokerage houses, and

o the JAG Media Rumor Report where we post rumors that have been heard on the street about various stocks.

We also maintain our original JAGNotes fax-based service for a limited number of mostly institutional subscribers. These two products are accessible only to paid subscribers.

While we expect the primary source of our revenue from our jagnotes.com web site to be subscriptions, we may supplement this with advertising revenue. Such revenues have, however, not been meaningful to date and we would not expect such revenues to become material until (i) there is a major upturn from current levels in Internet banner advertising generally or we are able to offer advertisers various media advertising alternatives to banners and (ii) we have been successful in increasing the number of unique visitors to our web site.

Through our wholly owned subsidiary, JAG Company Voice LLC, we began marketing our "Company Voice" service in 2003. We established the Company Voice service in order to make available to publicly traded companies production and distribution services that would enable them to deliver press releases and other company messages to stockholders and potential investors in streaming video/audio format. During 2003, we placed four Company Voice segments on our web site; however, this service did not produce any material revenue for us. Therefore, we allowed our Company Voice contract for streaming video to expire by its terms and are not at this time actively marketing our Company Voice services. On April 8, 2004, JAG Company Voice LLC was merged with and into JAG Media LLC, another subsidiary of the Company, with JAG Media LLC as the surviving corporation.

A detailed description of our business strategy is provided under the heading "The Company" below.

Our address is 6865 S.W. 18th Street, Suite B13, Boca Raton, Florida 33433, and our telephone number is 561-393-0605.

                                  THE OFFERING

SELLING STOCKHOLDERS.

The shares of Common Stock covered by this prospectus that are being offered by the selling stockholders consist of:

o up to 20,000,000 shares that Cornell Capital may purchase from us pursuant to an equity line purchase agreement dated as of April 9, 2002,

o up to 1,000,000 shares issuable to Mr. Gary Valinoti upon exercise of a stock option,

o up to 500,000 shares issuable to our Chairman, Chief Executive Officer and General Counsel, Thomas J. Mazzarisi, upon exercise of a stock option,

o up to 250,000 shares issuable to our President, Chief Operating Officer, Chief Financial Officer and Secretary, Stephen J. Schoepfer, upon exercise of a stock option,

o up to 750,000 shares issuable to M.S. Farrell & Co., Inc. upon exercise of a stock purchase warrant,

o up to 25,000 shares issuable to Butler Gonzalez LLP upon exercise of a stock purchase warrant,

o up to 500,000 shares issuable to Strategic Growth International, Inc., upon exercise of a stock option,

o  93,000 shares owned by Strategic Growth International Inc.,

o  110,000 shares owned by Thomas J. Mazzarisi,

o  75,000 shares owned by Stephen J. Schoepfer.

o 1,728,539 shares owned by Bay Point Investment Partners LLC, which received its shares from us in private placements that closed as of December 10, 2002 and June 19, 2003,

o 35,000 shares owned by Kuekenhof Equity Fund L.P., which received its shares from us in a private placement that closed as of September 25, 2003.

EQUITY LINE.

Under our equity line purchase agreement, dated as of April 9, 2002, with Cornell Capital, we are entitled to periodically cause Cornell Capital to purchase shares of our Common Stock. The following is a summary of the terms and conditions of the equity line purchase agreement, as amended:

MATERIAL TERMS:

Effective Date: August 28, 2002.

Term: The term of the equity line commences on the effective date and expires on the earliest to occur of: (a) the date on which Cornell Capital shall have paid an aggregate of $10,000,000 for shares under the equity line, (b) the date the equity line purchase agreement is terminated in accordance with its terms, or (c) the date occurring 48 months after the effective date. We may terminate the equity line purchase agreement in our sole discretion by providing 5 days' prior notice to Cornell Capital at any time without any liability to Cornell Capital.

Investment Amount:             Cornell Capital originally committed to purchase
                               up to $10,000,000 of our Common Stock over the Term. As of July 23, 2004, Cornell Capital had purchased $4,035,000 of our Common Stock. The timing and amount of the purchases shall be at our discretion subject to certain conditions, provided that the amount of each advance shall not exceed $500,000.

Securities:                    JAG Media Common Stock, par value $0.00001 per
                               share issued in a private placement pursuant to Regulation D under the Securities Act of 1933, as amended.

Valuation Period:              The period of 5 trading days commencing on the
                               first trading day following the date on which we deliver a notice to Cornell Capital exercising our right to require Cornell Capital to purchase our shares of Common Stock.

Market Price:                  The lowest closing bid price of our Common Stock
                               over the applicable Valuation Period.

Purchase Price:                The Purchase Price is calculated at each closing
                               under the equity line. The Purchase Price is not fixed but is instead based on the Market Price of the Common Stock, which will vary from closing to closing. The Purchase Price is set at 95% of the Market Price.

Number of Shares
Issuable to
Cornell Capital:               The number of shares issuable to Cornell Capital
                               at each closing shall be equal to the quotient of the amount specified by us in the notice we deliver to Cornell Capital divided by the Purchase Price.

Illustration:                  To illustrate how the equity line purchase
                               agreement would work, we can assume that if we delivered a notice to Cornell Capital on July 16, 2004, the Market Price for our stock would be $0.60, i.e., the lowest closing price of our Common Stock during the five trading day period ending July 23, 2004. The Purchase Price for the shares would equal $0.57 per share, or 95% of $0.60, reflecting the 5% agreed upon discount. At a Purchase Price of $0.57 per share, if we were to require Cornell Capital to purchase $500,000 worth of our stock, representing the maximum amount permitted per drawdown under the equity line, we would sell and issue 877,193 shares of our Common Stock to Cornell Capital. If in the foregoing example, our stock price were 25%, 50%
                               or 75% lower, we would issue 1,169,591, 1,754,386
                               or 3,508,772 shares, respectively, at such a closing.

Restrictions:                  There will be a minimum of 5 trading days between
                               the each date on which we deliver a notice to Cornell Capital exercising our right to require
                               Cornell Capital to purchase our shares of Common
                               Stock, and we can only deliver such notice after an effective registration of the shares.

Legal Fees:                    Concurrently with our first drawdown under the
                               equity line purchase agreement, we paid $7,500 in legal expenses of Cornell Capital associated with the proposed transaction.

Closing Date:                  The first business day following the applicable
                               Valuation Period.

Placement Agent Fee:           10,000 shares of our Common Stock that were
                               delivered to Westrock Advisors, Inc. within three business days following the Effective Date.
                               Westrock has since sold all 10,000 shares issued to it as a placement agent fee.

Investor Cash Fee:             Cornell Capital is entitled to a cash fee equal
                               to 5% of the gross proceeds received from Cornell
                               Capital in connection with each drawdown we make under the equity line.

Termination of Prior
Equity Line:                   On August 17, 2001, we entered into an equity
                               line purchase agreement with Cornell Capital for a $10 million equity line pursuant to which we would be able to sell shares of our Common Stock to Cornell Capital from time to time over a 36-month period. This agreement was superseded by the equity line purchase agreement dated as of April 9, 2002 and is of no further force and effect.

CONDITIONS TO CLOSING:

Performance by
JAG Media:                     We are required to have performed, satisfied and
                               complied in full with all covenants, agreements and conditions set forth in the transaction documents and our representations and warranties set forth in those agreements must be true and correct at closing.

Registration Statement:        We are obligated to register the shares of Common
                               Stock issuable to Cornell Capital under the equity line. A condition to closing under the equity line agreement is that this registration statement shall have been declared effective under the Securities Act by the SEC and shall have remained effective at all times, not subject to any actual or threatened stop order or subject to any actual or threatened suspension at any time prior to any closing date. Cornell Capital has the option to terminate its obligation to purchase shares under the equity line if, after the effective date, the registration statement ceases to be effective as to all registrable securities then owned by or issuable to Cornell
                               Capital, or the prospectus thereunder is not available for use by Cornell Capital to sell registrable securities, in either case, for an aggregate of forty five trading days.

Active Market for Shares:      The shares of Common Stock issuable to Cornell
                               Capital at the closing must be authorized for trading on the Pink Sheets, or other market or exchange and such trading shall not have been suspended at any time by the SEC, Nasdaq or other regulatory authority from the date we deliver our put notice to Cornell Capital through the closing date of the drawdown. On any given closing date, there must be at least one bid for the Common
                               Stock on the relevant market.

RISKS RELATED TO OUR EQUITY LINE PURCHASE AGREEMENT:

WE MAY NOT BE ABLE TO DRAW IN WHOLE OR IN PART ON THE EQUITY LINE PURCHASE AGREEMENT WITH CORNELL CAPITAL, WHICH WOULD ADVERSELY AFFECT OUR LIQUIDITY.

We entered into a $10 million equity line financing arrangement with Cornell Capital Partners, L.P. on April 9, 2002 and amended this arrangement on July 8, 2004 to extend the term of the equity line. As of July 23, 2004, $4,035,000 million of our existing equity line with Cornell Capital has been utilized. The equity line purchase agreement, as amended, provides for the purchase by Cornell Capital of up to $10 million worth of shares of our Common Stock over a 48-month period ending on August 28, 2006. There are limitations on the amount of our equity line draws under the securities purchase agreement with Cornell Capital. If we are unable to draw a sufficient amount, our cash, cash equivalents, and securities may not be sufficient to meet our anticipated cash needs unless we obtain alternative financing. The maximum dollar amount we can draw on the equity line at any one time is $500,000. We must satisfy certain conditions before Cornell Capital is obligated to buy shares from us, the most significant of which is that the registration statement covering the shares be declared effective by the SEC and remain effective and that a prospectus be available thereunder for use by Cornell Capital. There can be no guarantee that we will be able to meet these and other conditions, or that we will be able to make future draws on the remaining portion of the $10 million equity line purchase agreement. If we are unable to draw on the equity line purchase agreement, our cash, cash equivalents, and securities will not be sufficient to meet our anticipated cash needs unless we obtain alternative financing. There can be no assurance that such financing will be available to us.

YOU MAY SUFFER DILUTION IN THE FUTURE UPON ISSUANCE OF OUR COMMON STOCK TO CORNELL CAPITAL.

The future issuance of shares of our Common Stock to Cornell Capital under the equity line may result in significant dilution to our stockholders and may depress the market price of your investment. Moreover, as all the shares we sell to Cornell Capital will be available for immediate resale, the mere prospect of our sales to Cornell Capital could depress the market price for our Common Stock. The shares of our Common Stock issuable to Cornell Capital under the equity line facility will be sold at a 5% discount to the defined market price of our Common Stock at the time of the sale. Because Cornell Capital is purchasing our shares at a discount, it will have an incentive to sell immediately so that it can realize a gain on the difference. If our Common Stock market price does decline, this could further accelerate sales of our Common Stock. During July 2004, our Common Stock has been trading at an average of approximately $0.63 per share. If we were to require Cornell Capital to purchase our Common Stock when our stock price is low, our existing Common Stockholders would experience substantial dilution.

THE RISK OF DILUTION OF OUR COMMON STOCK MAY CAUSE THIRD PARTIES TO ENGAGE IN SHORT SALES OF OUR COMMON STOCK.

The perceived risk of dilution may cause our stockholders to sell their shares, which would contribute to a downward movement in the stock price of our Common Stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage third parties to engage in short sales of our Common Stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our Common Stock. These factors could also make it more difficult for us to raise funds through future offerings of Common Stock.

STOCK PURCHASE WARRANTS

M.S. FARRELL & CO., INC.

Pursuant to a consulting agreement, dated as of March 15, 2000, we issued a stock purchase warrant to M.S. Farrell & Co., Inc. to acquire an aggregate of 750,000 shares of our Common Stock in exchange for investment banking services which have been provided to us by this consultant. The stock purchase warrant is for a five-year term and is exercisable at a price of $6.00 per share. We are registering on the registration statement of which this prospectus forms a part 750,000 shares of Common Stock issuable to M.S. Farrell.

BUTLER GONZALEZ LLP.

As a legal fee earned in connection with the preparation of documents relating to a private placement of securities which was consummated in June 2000, we issued to Butler Gonzalez LLP a stock purchase warrant to acquire 25,000 shares of our Common Stock. The stock purchase warrant is for a five-year term and is exercisable at a price of $2.00 per share. Butler Gonzalez's warrant is exercisable into 25,000 shares of our Common Stock, which shares are being registered on the registration statement of which this prospectus forms a part.

STOCK OPTIONS

CURRENT AND FORMER MEMBERS OF MANAGEMENT.

Pursuant to amended and restated employment agreements between us and our senior executives, each dated August 31, 2001, we granted stock options to purchase 1,000,000 shares of our Common Stock at $0.02 per share to each of Gary Valinoti, our former President and Chief Executive Officer, Thomas J. Mazzarisi, our current Chairman, Chief Executive Officer and General Counsel, and Stephen
J. Schoepfer, our current President, Chief Operating Officer, Chief Financial Officer and Secretary as compensation for services to be rendered under such contracts. These options were granted under our Long-Term Incentive Plan. Prior to our initial recapitalization which was effected on April 8, 2002, our executive officers exercised an aggregate of 1,000,000 stock options. In connection with such recapitalization, all options granted under our Long-Term Incentive Plan which were previously exercisable into shares of our Common Stock became exercisable into an equivalent number of shares of our Common Stock. In January 2003, Stephen Schoepfer exercised an additional 250,000 stock options. As a result of the foregoing, Messrs. Valinoti, Mazzarisi and Schoepfer now hold options exercisable into an aggregate of 1,750,000 shares of our Common Stock. We are registering on the registration statement of which this prospectus forms a part 1,750,000 shares of Common Stock issuable to such current and former executives.

STRATEGIC GROWTH INTERNATIONAL.

Pursuant to an agreement, dated March 14, 2000, we granted a stock option to Strategic Growth International, Inc. to purchase 500,000 shares of our Common Stock at $3.50 per share in exchange for investor relations consulting services provided to us. We are registering on the registration statement of which this prospectus forms a part 500,000 shares of Common Stock issuable to Strategic Growth.

SHARES ISSUED TO STRATEGIC GROWTH INTERNATIONAL AS PART OF A SETTLEMENT
AGREEMENT

Pursuant to a settlement agreement, dated October 5, 2001, we issued to Strategic Growth International Inc. 441,807 shares of our Common Stock in lieu of $57,434.52 in cash payments which were owed to Strategic Growth International under our investor relations services agreement. In connection with the foregoing, we are registering on the registration statement of which this prospectus forms a part 93,000 shares of Common Stock owned by Strategic Growth.

SHARES OWNED BY CERTAIN EXECUTIVE OFFICERS OF JAG MEDIA

Thomas J. Mazzarisi, our Chairman, Chief Executive Officer and General Counsel, owns 110,000 shares of Common Stock. We are registering on the registration statement of which this prospectus forms a part 110,000 shares of Common Stock beneficially owned by Mr. Mazzarisi.

Stephen J. Schoepfer, our President, Chief Operating Officer, Chief Financial Officer and Secretary, owns 75,000 shares of Common Stock. We are registering on the registration statement of which this prospectus forms a part 75,000 shares of Common Stock beneficially owned by Mr. Schoepfer.

BAY POINT PRIVATE PLACEMENTS

Pursuant to a Subscription Agreement, dated as of December 10, 2002, Bay Point Investment Partners LLC purchased 1,136,364 shares of our Common Stock at a price per share of $0.44 for a total consideration of $500,000. The purchase price represented a 30% discount to the closing bid price of our Common Stock on December 9, 2002. Pursuant to a Subscription Agreement, dated as of June 19, 2003, Bay Point Investment Partners LLC purchased 1,282,675 shares of our Common Stock and 20,000 shares of our Series 3 Class B Common Stock for an aggregate consideration of $422,000. The closing price of our Common Stock on June 18, 2003 was $0.40 per share.

In connection with the foregoing, we are registering on this registration statement of which this prospectus forms part 1,728,539 shares of Common Stock owned by Bay Point Investment Partners LLC. The 20,000 shares of our Series 3 Class B Common Stock issued to Bay Point are not being registered on the registration statement of which this prospectus forms a part. The issuance of such securities was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof.

KUEKENHOF PRIVATE PLACEMENT

Pursuant to a Subscription Agreement, dated as of September 25, 2003, Kuekenhof Equity Fund L.P. purchased 35,000 shares of our Common Stock and 1,500 shares of our Series 3 Class B Common Stock for an aggregate consideration of $50,000. The closing price of our Common Stock on September 24, 2003 was $0.40 per share. We are registering on the registration statement of which this prospectus forms a part 35,000 shares of Common Stock owned by Kuekenhof, but the 1,500 shares of our Series 3 Class B Common Stock issued to Kuekenhof are not being registered on the registration statement of which this prospectus forms a part. The issuance of such securities was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof. Pursuant to the Subscription Agreement, we agreed to provide piggyback registration rights to Kuekenhof.

The full name, address and control persons of the selling stockholders are set forth beginning on page 57 of this prospectus.

                             SUMMARY FINANCIAL DATA

The consolidated statements of operations data for the years ended July 31, 2003 and 2002 and the consolidated balance sheet data as of July 31, 2003 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The consolidated statements of operations data for the three months ended April 30, 2004 and 2003 and the consolidated balance sheet data as of April 30, 2004 have not been audited, but have been derived from unaudited financial statements, also included elsewhere in this prospectus, prepared, in management's opinion, on the same basis as the audited financial statements. In management's opinion, this unaudited financial information includes all adjustments, consisting of normal recurring adjustments, necessary to present such information fairly.

                   Consolidated Statements of Operations Data

                                    Fiscal year ended                              Nine months ended
                                         July 31                                       April 30,
                                    -----------------                              -----------------
                                                                                      (unaudited)
                              2003                   2002                      2004                2003
                              ----                   ----                      ----                ----
Revenues                   $385,881                $624,674                  $177,540            $311,601
Net loss                   $(2,578,735)            $(4,020,853)              $(1,505,915)        $(2,123,477)
Basic net loss per share   $(.07)                  $(.15)                    $(.04)              $(.06)
Basic weighted average
common shares outstanding   37,709,338              26,644,876                42,232,905          36,677,639

                         Consolidated Balance Sheet Data

                                        July 31, 2003                April 30, 2004
                                        -------------                --------------
                                                                      (unaudited)
Total assets                              $537,654                     $992,619
Total liabilities                         $599,458                     $104,777
Mandatorily redeemable Class B
Common Stock                              $4                           $4
Stockholders' equity (deficiency)         $(61,808)                    $887,838

                                  RISK FACTORS

An investment in our company involves a high degree of risk. You should carefully consider the risks below, together with the other information contained in this report, before you decide to invest in our company. If any of the following risks occur, our business, results of operations and financial condition could be harmed, the trading price of our Common Stock could decline, and you could lose all or part of your investment.

                          RISKS RELATED TO OUR BUSINESS

WE HAVE A HISTORY OF LOSSES, ANTICIPATE LOSSES FOR THE FORESEEABLE FUTURE AND MAY NEVER ACHIEVE PROFITABILITY.

As of April 30, 2004 we had incurred losses to date of $42,644,773. We may never achieve profitability. We have made, and will continue to make, very significant expenditures well before our revenues increase sufficiently to cover these additional costs. We are not able to estimate when, if ever, our revenues will increase sufficiently to cover these costs. Internet users have only been attracted to subscription sites in limited areas. Our subscription revenues are materially below the level of a year ago. We will continue to incur significant losses for the foreseeable future and cannot assure you that our revenue will stop declining and grow in the future or that additional financing will be made available to us. Many dot-com companies have found it difficult to raise funds, and a number of such companies have gone bankrupt. If we require additional funding and do not obtain it, we may be forced to restructure, file for bankruptcy or cease operations, any of which could cause you to lose all or part of your investment in our Common Stock.

WE WILL REQUIRE ADDITIONAL FUNDS TO MEET OUR CASH OPERATING EXPENSES AND ACHIEVE OUR CURRENT BUSINESS STRATEGY.

We will require more capital to meet our current operating expenses and achieve our current business strategy. As we require additional funds to sustain our operations as well as refocus our business and search for appropriate merger candidates we will have to seek additional equity or other financing. Such financing is very difficult to achieve under current market conditions and may not be available. Even if it is, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms.

We cannot guarantee that we will be able to obtain additional financing as we need it. When our operations require additional financing, if we are unable to obtain it on reasonable terms, we would be forced to restructure, file for bankruptcy or cease operations, any of which could cause you to lose all or part of your investment in our Common Stock.

WE HAVE BEEN FORCED TO DISCONTINUE VARIOUS COMMENTATORS AND CURTAIL CERTAIN SERVICES WHICH MAY CAUSE US TO LOSE SUBSCRIBERS.

In order to attempt to reduce costs to a level commensurate with our subscription revenues, we have been forced to discontinue various well known commentators and curtail our international and other expansion plans. Accordingly, we run the risk that existing and potential subscribers may not find the site valuable.

WE HAVE REFOCUSED OUR BUSINESS STRATEGY TO TARGET PRIMARILY SUBSCRIPTIONS BY INSTITUTIONAL INVESTORS.

Our effort to include individual retail subscribers as part of our business strategy has been unsuccessful, and we have therefore decided to refocus our strategy on offering subscriptions solely to institutional investors and professional traders. Due to the uncertain nature of this undertaking, our shift in business strategy may not be successful and we may not realize any benefit from it.

WE MAY NOT BE ABLE TO STOP CONTRACTION OF OUR SUBSCRIBER REVENUES AND ATTRACT SUFFICIENT INSTITUTIONAL CUSTOMERS BECAUSE MANY OF OUR COMPETITORS OFFER FREE FINANCIAL INFORMATION.

Our subscriber base has been shrinking and we have determined that we cannot expand our retail subscriber base. We believe we must refocus our subscriber base on institutional customers to be successful. Our subscription revenues are below the level they were a year ago. During the year ended July 31, 2003 subscription revenues decreased as compared to the year ended July 31, 2002 with total subscription revenues for the comparable periods of approximately $386,000 and $625,000, respectively. In addition, subscription revenues for the nine months ended April 30, 2004 were approximately $178,000 as compared to approximately $312,000 for the nine months ended April 30, 2003. Although we are attempting to refocus our subscriber base, our efforts may be ineffective, our competitors may be more successful than we are in attracting customers, or the number of institutional and other professional users seeking or willing to pay for financial information may not increase or may even decrease. Any of these would adversely affect us. Moreover, many of our competitors offer financial information for free and are likely to continue to do so, perhaps at an increasing rate. Our current and potential subscribers may be unwilling to pay for our service if they feel they can receive comparable information for free. Because there is currently limited potential for Internet banner advertising revenues, if we cannot reverse the current shrinkage of our subscriber base or refocus such base, we will have little, if any, financial success.

ALL OF OUR COMMENTATORS HAVE COMPETING WEB SITES.

All of our commentators have their own web sites on which they provide financial information. If current or potential future subscribers were to turn to these sites for financial information in lieu of jagnotes.com, our business and financial condition could be adversely affected.

WE MAY NOT BE SUCCESSFUL AT BUILDING BRAND AWARENESS OR BUILDING STRATEGIC RELATIONSHIPS.

Our growth and success depends in part on our ability to build awareness of the JAG Media name. We have changed our name to JAG Media in April 2002 after operating for almost three years under the name JagNotes.com. The JAG Media name has only limited recognition within the financial community and little if any recognition among the general public. We do not currently allocate any of our working capital to marketing and advertising but rather rely solely upon strategic alliances to increase our name recognition. Our ability to refocus our subscriber base, offer new services or otherwise expand the business will be limited if we cannot increase that name recognition. We cannot guarantee that we will be successful in doing so.

WE MAY NOT BE ABLE TO FIND SUITABLE MERGER OR ACQUISITION CANDIDATES.

We are actively looking for merger or acquisition candidates that would be beneficial to our company. Over the past few years, we have entered into negotiations and signed letters of intent or agreements with several companies, but were not able to complete either of these acquisitions. We cannot assure you that the market exists for us to find or consummate a favorable merger or acquisition. Our business will be adversely affected if we are unable to find suitable merger or acquisition candidates and complete a business combination.

WE MAY NOT BE ABLE TO ACQUIRE OR START A SUCCESSFUL BROKERAGE BUSINESS.

We have decided to expand our business by acquiring or starting our own brokerage business even though we have limited experience in this area. We cannot assure you that we will be able to expand into this area as we may not be able to find or consummate a favorable acquisition and we may face other difficulties in starting our own brokerage business. Even if we are able to acquire or start our own brokerage business, we cannot assure you that we would be able to operate this business at a profit and we could incur substantial costs in pursuing or developing this business, both of which could materially and adversely affect our business, results of operations and financial condition.

WE MAY EXPERIENCE DIFFICULTIES IN DEVELOPING NEW AND ENHANCED SERVICES AND FEATURES FOR OUR WEB SITE.

We believe that our web site will be more attractive to subscribers if we introduce additional or enhanced services in the future in order to retain our current users and attract new users. Our first attempt to introduce streaming audio and video was not financially successful and the business was sold. We are considering various new enhanced services for our web site, but adequate financing is not currently available.

We may experience other difficulties that could delay or prevent us from introducing new enhanced services. We may encounter technological problems in enhancing our web sites. We may need to modify significantly the design of these services on our web sites. Our business could be adversely affected if we experience difficulties in introducing or maintaining new services, if these new services are not accepted by users or if their cost exceeds the revenue they generate.

If we introduce enhanced service that is not favorably received, our current users may not continue using our service as frequently. New users could also choose a competitive service over ours.

WE MAY NOT SUCCESSFULLY ATTRACT OR MANAGE STRATEGIC ALLIANCES.

We currently intend to evaluate strategic alliances, partnerships or joint ventures, as a means of acquiring additional distribution. Pursuing such transactions will entail a number of risks and difficulties. We compete with a wide variety of information providers and there is substantial competition for distribution channels. We can offer no guarantee that we will be able to locate suitable candidates for alliances or risk sharing partners. If we are able to do so, we will require a high level of managerial skill to successfully evaluate and implement these transactions. While we have limited experience in evaluating and implementing transactions of this type, we cannot guarantee that we will be able to successfully pursue this strategy.

WE MAY HAVE TO DEFEND AGAINST INTELLECTUAL PROPERTY INFRINGEMENT CLAIMS AND LIBEL AND DEFAMATION CLAIMS, WHICH MAY CAUSE SIGNIFICANT OPERATIONAL EXPENDITURES.

Parties may assert claims against us that we have violated a patent or infringed a copyright, trademark or other proprietary right belonging to them. Parties could also bring libel, defamation or similar claims based on the content published on our web sites. Much of the content on our web sites comes from third parties, so to protect ourselves against such claims, our license agreements with third party content providers generally require that the content providers defend, indemnify and hold us harmless with respect to any claim by a third party that the licensed content they have provided infringes on any proprietary right. While we endeavor to have commentators defend, indemnify and hold us harmless with respect to any third party claim for libel or defamation in connection with our commentators' work product, commentators do not often agree to provide us with such protection. Even where we are successful in making commentators agree to provide us such protections, we cannot assure you that these measures will be adequate to protect us from such claims. Any such claims, whether meritorious or not, could result in the expenditure of significant financial and managerial resources on our part, which could materially adversely affect our business, results of operations and financial condition.

FAILURE TO MAINTAIN OUR REPUTATION FOR TRUSTWORTHINESS MAY REDUCE THE NUMBER OF OUR USERS, WHICH MAY HARM OUR BUSINESS.

It is very important that we maintain our reputation as a trustworthy provider of financial news and commentary. The occurrence of events, including our misreporting a news story or the non-disclosure of stock ownership by one or more of our commentators, could harm our reputation for trustworthiness. These events could result in a significant reduction in the number of our subscribers, which could materially adversely affect our business, results of operations and financial condition.

WE DEPEND ON KEY PEOPLE IN MANAGEMENT AND OPERATIONS.

We depend on our key employees' contacts within the professional financial community for certain information that we provide to our subscribers. Accordingly, our success will be largely dependent on our ability to retain Mr. Thomas J. Mazzarisi, our Chairman, Chief Executive Officer and General Counsel, and Mr. Stephen J. Schoepfer, our President, Chief Operating Officer, Chief Financial Officer and Secretary. We may also need to attract and retain additional qualified managers, officers and other key personnel in the future in order to successfully manage our new strategy. We cannot guarantee that we will be able to do so. If we lose the services of any of our key personnel or are unable to attract, hire, train and retain qualified officers, managers and operating, marketing and financial personnel, our business, and your investment, could be adversely affected.

CERTAIN TERMS OF THE EMPLOYMENT AGREEMENTS OF OUR EXECUTIVE OFFICERS COULD DISCOURAGE A POTENTIAL TAKEOVER OF JAG MEDIA BY A THIRD PARTY.

Pursuant to the amended and restated employment agreements of Thomas J. Mazzarisi, our Chairman, Chief Executive Officer and General Counsel, and Stephen J. Schoepfer, our President, Chief Operating Officer, Chief Financial Officer and Secretary, each executive may resign upon a change-in-control of JAG Media. A "change in control" shall be deemed to have occurred if, among other things, there is an acquisition of 30% or more of our then outstanding shares of Common Stock. If such executive opts to resign from his position at JAG Media, he shall be entitled to receive (i) continued medical and life insurance coverage for a severance period equal to the greater of one year or the number of years and fractions thereof between the date of such termination and the end of the term, (ii) a lump sum cash payment equal to the executive's highest rate of annual salary in effect during the term multiplied by the severance period,
(iii) a lump sum cash payment equal to the number of accrued and unused vacation days calculated at the executive's then current salary rate and (iv) accelerated vesting of all of the executive's outstanding stock options. Furthermore, immediately prior to a change-in-control, each of Messrs. Mazzarisi and Schoepfer shall also be granted an option to acquire 1,000,000 shares of our Common Stock at an exercise price equal to 25% of the closing bid price of the stock immediately prior to such change in control, which option shall be fully vested and immediately exercisable in full and expire on a date which is the earlier of ten years from such change in control and three years after termination of employment. Any or all of these provisions may have the effect of preventing or discouraging an attempt by a party to take over or otherwise gain control of JAG Media or reduce the price which such a party is willing to pay for JAG Media.

WE MAY FACE DIFFICULTIES CONCERNING CONTINUED AVAILABILITY OF OUR SOURCES OF INFORMATION FOR CERTAIN PRODUCTS.

Certain products that we offer through our site, including JAGNotes and the Rumor Room, rely on information from independent third party sources. We do not maintain written agreements with these sources to provide this information, so we cannot guarantee that any of these sources will continue to provide the information necessary to maintain these products on our site. If information from these sources is altered, curtailed or discontinued this could adversely affect the viability of these products. This, in turn, could decrease the demand for our site or otherwise materially adversely affect our business.

WE MAY BECOME A PARTY TO VARIOUS LEGAL PROCEEDINGS RELATING TO THE DISSEMINATION OF RUMORS AND OTHER INFORMATION OF QUESTIONABLE RELIABILITY.

Information posted in the JAG Media Rumor Report consists of rumors and other information received from third party sources that may have no reasonable factual basis. We realize that rumors are inherently unreliable, and we provide a cautionary note on this portion of our site reminding subscribers that cyberfraud is prevalent and that rumors should not be relied upon when making investment decisions. There can be no assurance that we will be able to prevent the unlawful posting of misleading, fraudulent or intentionally erroneous information, however, and the law relating to our potential liability relating to such activity is currently unsettled. The potential imposition of liability for unlawful activities of subscribers to our site could require us to implement measures to reduce our exposure to such liability, which may require us, among other things, to spend substantial resources and/or to discontinue certain service offerings. In addition, it is possible that we could become subject to various legal proceedings alleging, among other things, that we have intentionally disseminated or have aided and abetted others in intentionally disseminating false information. These claims, even without merit, could cause us to expend significant financial and managerial resources, which could adversely affect our business operations.

THE UNCERTAINTY OF FUTURE GOVERNMENT REGULATION OF THE INTERNET MAY ADD TO OUR OPERATING COSTS.

Like many businesses engaging in Internet-related activities, we may face unanticipated operating costs because of the current uncertainty surrounding potential government regulation of the Internet and e-commerce. We believe that we are not currently subject to direct regulation of online commerce, other than regulations applicable to businesses generally. However, the Internet has rapidly emerged as a commerce medium, and governmental agencies have not yet been able to adapt all existing regulations to the Internet environment. Laws and regulations may be introduced and court decisions reached that affect the Internet or other online services, covering issues such as user pricing, user privacy, freedom of expression, access charges, content and quality of products and services, advertising, intellectual property rights and information security. For example, if the government determines that our web site and the types of activities engaged in by visitors and/or subscribers to our web site should be subject to new or existing rules or regulations, our business model may be adversely affected and our operating costs may increase. In addition, as an Internet company it is unclear in which jurisdictions we are actually conducting business. Our failure to qualify to do business in a jurisdiction that requires us to do so could subject us to fines or penalties and could result in our inability to enforce contracts in that jurisdiction. Even if we were able to ascertain correctly in which jurisdictions we conduct business, many of these jurisdictions have yet to determine the application of their existing laws to Internet-related activities or develop laws that apply to such activities.

WE COULD BE DEEMED TO BE AN INVESTMENT ADVISER SUBJECT TO FEDERAL OR STATE REGULATORY OVERSIGHT.

Companies and individuals that provide financial advice to investors in the United States are generally required to register as an investment adviser at either the federal or state level, and are subject to extensive regulation. We believe that our business consists of a publishing activity for which investment adviser registration and regulation do not apply under applicable federal or state law, and we do not believe that we are required to register as an investment adviser with either the SEC or any of the various states. The regulatory environment in which we operate is subject to change, however, and we could be required to register as an investment adviser with an appropriate regulatory agency at some point in the future. Such registration could adversely affect our method of operation and revenues. For example, if we were ever deemed to be in non-compliance with applicable investment adviser regulations, we could be subject to various penalties, including administrative or judicial proceedings that might result in censure, fine, civil penalties (including treble damages in the case of insider trading violations), the issuance of cease-and-desist orders or other adverse consequences.

                          RISKS RELATED TO OUR INDUSTRY

OUR BUSINESS IS CURRENTLY DEPENDENT ON THE CONTINUED PUBLIC INTEREST IN THE STOCK MARKET.

The volatility of the stock market in the 1990s generated unprecedented public interest in the stock market and trading. Our success depends upon the continued maintenance or growth of this interest. The recent downturn in the stock market may have been in part responsible for an overall decrease in subscription revenues since the end of our second fiscal quarter of 2001. Even though the market has recovered to some extent, our revenues have continued to decline. A number of factors that are out of our control could lead to a stagnate or depressed stock market which would likely decrease the public's interest in stock trading and financial information. If this were to happen, it is likely that we would lose a significant percentage of our then current and potential subscriber base.

OUR STOCK - AND TECHNOLOGY AND INTERNET STOCKS GENERALLY - HAVE BEEN AND MAY CONTINUE TO BE VOLATILE.

The market for our stock has been and is likely to continue to be highly volatile and subject to wide price and volume fluctuations. These variations are the result of many factors, most of which are beyond our control. Furthermore, Internet and technology related stocks generally have been subject to wide fluctuations in price and volume that often appear to be unrelated to the operating results of these companies. The burst of the dot.com bubble and continued volatility of the stock market has made it difficult for many dot-com companies to raise funds, and a number of such companies have gone bankrupt. Such volatility can present risks for investors. Moreover, such volatility often leads to securities litigation brought by investors who are seeking to recoup losses resulting from rapid and significant drops in price and/or volume. While we are not aware of any pending or threatened suit or basis therefor, such suits are costly and we could be adversely affected if such a suit were brought against us.

WE ARE IN AN INTENSELY COMPETITIVE BUSINESS WITH LOW BARRIERS TO ENTRY.

Our web site's primary current competitors provide financial news, commentary and analysis on the Internet such as Yahoo Finance, CBSMarketwatch.com, TheStreet.com, Briefing.com, America Online Personal Finance Channel, Reuters and MotleyFool.com. Providing financial information and analysis over the Internet is a relatively new business, but it is already intensely competitive. An increasing number of web-based financial information providers are competing for subscribers, customers, advertisers, content providers, analysts, commentators and staff, and we continue to face competition from traditional news and information sources including television and print. We expect competition from both sources to intensify and increase in the future. Many such competitors have substantially greater financial and other resources than we have.

Our major competitors currently include:

o Online financial news and information providers including Yahoo Finance, CBSMarketwatch.com, TheStreet.com, Briefing.com, America Online Personal Finance Channel, Reuters and MotleyFool.com;

o  Internet portals and search engines such as America Online, MSN and Yahoo;

o Traditional media sources such as The Wall Street Journal, The Financial Times, Barrons, CNNfn, and CNBC, all of whom also have an Internet presence;

o Terminal-based financial news providers including Bloomberg, Reuters and Dow Jones; and

o Online brokerage firms such as Ameritrade, E*Trade, Charles Schwab, Fidelity and TD Waterhouse.

MOST OF OUR CURRENT AND POTENTIAL COMPETITORS HAVE GREATER NAME RECOGNITION, FINANCIAL, TECHNICAL AND MARKETING RESOURCES, AND MORE EXTENSIVE CUSTOMER BASES AND INDUSTRY RELATIONSHIPS THAN WE DO, ALL OF WHICH COULD BE LEVERAGED TO GAIN MARKET SHARE TO OUR DETRIMENT.

The barriers to entry into our business are relatively low - i.e., it is not difficult for new competitors to enter the market. Much of the information we provide is publicly available and we do not have any patented or otherwise protected technologies that would preclude or inhibit competitors from entering our markets. Our current and future competitors may develop or offer services that have significant price, substantive, creative or other advantages over the services we provide. If they do so and we are unable to respond satisfactorily, our business and financial condition will likely be adversely affected.

WE MAY NOT BE ABLE TO ADEQUATELY PROTECT OURSELVES AGAINST SECURITY RISKS.

All Internet businesses are subject to electronic and computer security risks. We have taken steps to protect ourselves from unauthorized access to our systems and use of our site, but we cannot guarantee that these measures will be effective. If our security measures are ineffective, unauthorized parties could alter, misappropriate, or otherwise disrupt our service or information. If such unauthorized parties were able to access certain of our, or our customers', proprietary information, including subscribers' credit card numbers, we would face significant unexpected costs and a risk of material loss, either of which could adversely affect our business.

                     RISKS RELATED TO OUR CAPITAL STRUCTURE

THE MARKET FOR OUR STOCK IS LIMITED.

Our Common Stock is traded on the Pink Sheets. Trading activity in our stock has fluctuated and at times been limited. We cannot guarantee that a consistently active trading market for our stock will continue, especially while we remain on the Pink Sheets.

OUR RECENTLY IMPLEMENTED RECAPITALIZATION COULD LIMIT THE TRANSFERABILITY OF YOUR SHARES.

On June 4, 2004, we filed a Certificate of Amendment to our Articles of Incorporation which resulted in a reclassification of Class A common stock and Series 1 Class B common stock into shares of new Common Stock on a one-for-one basis. The Certificate of Amendment filed in the State of Nevada provides that at all times the name of the beneficial owner of the shares of Common Stock must be reflected on the face of the stock certificates issued therefor. Because of this requirement, the recapitalization may be considered to have certain disadvantages, including those set forth below.

   o Implementation of the recapitalization could restrict or limit current or future stockholders from clearing purchases and sales of our shares in the normal method used by broker-dealers. Accordingly, implementation of this policy could result in a reduction in the volume of trading in our shares and we cannot predict the price or price range at which the common stock will trade following the effectiveness of the recapitalization.

   o The implementation of the recapitalization could result in delays in the processing and clearing of transactions involving our shares, which could delay efforts by our current or future stockholders to timely dispose of their shares or to take advantage of favorable market conditions.

   o For so long as the trading in our shares is restricted to the Pink Sheets, trading volume in our shares may be adversely impacted, which may also adversely affect the market price of our common stock.

   o A decline in the trading volume of our shares caused by a transition to "custody only" trading might have the effect of discouraging an attempt by a third party to take over or otherwise gain control of the Company.

   o This new trading policy could also adversely affect the decision of certain investors, including institutional investors, that would otherwise consider investing in our Common Stock. As a result of the practical implications of the proposal, our stock may be deemed to be less attractive to certain investors, including managers of certain institutional investors who may hold their shares in bank nominee names.

   o If you are not already a registered stockholder, your broker may charge you a fee if you choose to obtain and/or hold or process physical share certificates in your own name through your broker. In addition, you would have to execute a transfer document when you want to sell your shares.

   o We entered into a $10 million equity line financing arrangement with Cornell Capital Partners, L.P. on April 9, 2002 and amended this arrangement on July 8, 2004 to extend the term of the equity line. The equity line purchase agreement provides for the purchase by Cornell Capital of up to $10 million worth of our shares over a 48-month period ending on August 28, 2006. As of July 23, 2004, $4,035,000 of our existing equity line with Cornell Capital had been utilized with a balance of $5,965,000 remaining available under the equity line. It is a condition to the equity line that on any given closing date, there shall be at least one bid for our shares on the Pink Sheets or Nasdaq OTC Bulletin Board. If this condition is not satisfied, we cannot require Cornell Capital to purchase our shares. In addition, we note that the obligation of Cornell Capital to complete its purchases under the equity line is not secured or guaranteed. If the market for our shares diminishes as a result of the recapitalization, Cornell Capital might refuse to honor its obligation to us under the equity line and we may not be able to force it to do so or be able to obtain an award for damages in a timely manner. If we are unable to draw in whole or in part on the equity line purchase agreement, our cash, cash equivalents, and securities will not be sufficient to meet our anticipated cash needs unless we obtain alternative financing. If we require additional funding and do not obtain it, we may be forced to restructure, file for bankruptcy or cease operations, any of which could cause you to lose all or part of your investment in JAG Media.

   o The implementation of the recapitalization has caused us to incur additional expenses, including legal fees, printing costs and transfer agent fees and expenses incurred in connection with the need to issue physical share certificates and maintain the books and records of the transfers of our new class of common stock.

   o The implementation of the recapitalization could result in a short-term decline in the trading price of our stock as a result of sales of your securities by institutional investors and others who are unwilling or who may find it impractical to hold certificated positions.

   o The implementation of the recapitalization could result in market makers being unwilling to quote our stock, and/or broker-dealers being unwilling to trade our stock, thus affecting the ability of our current or future stockholders to timely dispose of their shares or to take advantage of favorable market conditions.

   o The implementation of the recapitalization could limit the ability of our current or future stockholders or others, such as market makers, to take bona fide short positions in our stock for risk management or other legitimate purposes.

   o The implementation of the recapitalization could increase the risk of the physical certificates being lost in the mail and/or stolen.

   o The implementation of the recapitalization could lead to legal claims being brought against us and/or our transfer agents by, among others, the Federal and state securities regulators, the self regulatory organizations that regulate the securities markets and securities market professionals, and persons or entities currently holding positions in the company's securities in uncertificated or book entry form and/or the nominees through which those persons hold those positions.

   o Finally, the Securities and Exchange Commission has proposed a new rule that would prohibit registered transfer agents from effecting any transfer of common stock that is registered with the Commission if the stock is subject to any restriction or prohibition on transfer to or from a securities intermediary, such as clearing agencies, banks or broker-dealers. If adopted by the Commission, the new rule could require us, in order to permit registered transfer agents to effect transfers of our Common Stock, to amend our Articles of Incorporation to remove the requirement that our Common Stock share certificates bear the name of the beneficial owner of shares held by a securities intermediary. If adopted as proposed, we would have 90 days from adoption to comply with the new rule.

A LARGE PERCENTAGE OF OUR STOCK IS OWNED BY RELATIVELY FEW PEOPLE, INCLUDING OFFICERS AND DIRECTORS.

As of June 30, 2004, our named executive officers and directors beneficially owned or controlled a total of approximately 935,000 shares, or approximately 2.1% of our issued and outstanding capital stock. Taking into account shares issuable pursuant to our equity line purchase agreement with Cornell Capital, we estimate that Cornell Capital Partners, L.P. could beneficially own up to 20,000,000 shares of our Common Stock, approximately 31.1% of our issued and outstanding capital stock. If all or most of these shares are issued to, and held by, Cornell Capital, these persons, acting in concert, could be able to control the disposition of any matter submitted to a vote of stockholders. This concentration of ownership may also have the effect of delaying or preventing a change of control of us. In addition, if these persons choose to sell all or a substantial number of shares of our Common Stock in the public market at or about the same time, such sales could cause the market price of our Common Stock to decline. In addition, the sale of these shares could impair our ability to raise capital through the sale of additional stock.

BECAUSE OUR STOCK CURRENTLY TRADES BELOW $5.00 PER SHARE, AND IS QUOTED ON THE PINK SHEETS, OUR STOCK IS CONSIDERED BY THE SEC A "PENNY STOCK," WHICH CAN ADVERSELY EFFECT ITS LIQUIDITY.

Our Common Stock does not currently qualify for listing on the Nasdaq Stock Market, and we do not anticipate that we will qualify for such a listing in the foreseeable future. If our Common Stock continues to be quoted on the Pink Sheets or Nasdaq OTC Bulletin Board, and if the trading price of our Common Stock remains less than $5.00 per share, our Common Stock is considered a "penny stock," and trading in our Common Stock is subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934. Under this rule, brokers or dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker or dealer must make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction.

SEC regulations also require additional disclosure in connection with any trades involving a penny stock, including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements could severely limit the liquidity of such securities in the secondary market because few brokers or dealers are likely to undertake these compliance activities. In addition to the applicability of the penny stock rules, another risk associated with trading in penny stocks may be high price fluctuations.

WE MAY NOT BE ABLE TO DRAW IN WHOLE OR IN PART ON THE EQUITY LINE PURCHASE AGREEMENT WITH CORNELL CAPITAL, WHICH WOULD ADVERSELY AFFECT OUR LIQUIDITY.

We entered into a $10 million equity line financing arrangement with Cornell Capital Partners, L.P. on April 9, 2002 and amended this arrangement on July 8, 2004 to extend the term of the equity line. As of July 23, 2004, $4,035,000 of our existing equity line with Cornell Capital had been utilized. The equity line purchase agreement, as amended, provides for the purchase by Cornell Capital of up to $10 million worth of shares of our Common Stock over a 48-month period ending on August 28, 2006. There are limitations on the amount of our equity line draws under the equity line purchase agreement with Cornell Capital. The maximum dollar amount we can draw on the equity line at any one time is $500,000. Cornell Capital's obligation to purchase our shares under the equity line purchase agreement is also dependent upon various conditions being satisfied. The most significant condition to closing is that the registration statement covering the shares issuable to Cornell Capital pursuant to the equity line must remain effective at all times and not be subject to any actual or threatened stop order or subject to any actual or threatened suspension at any time prior to any closing date. In addition, it is a condition to closing under the equity line that the shares of Common Stock issuable to Cornell Capital at the closing be authorized for trading on the Pink Sheets, Nasdaq OTC Bulletin Board or another market or exchange and such trading shall not have been suspended at any time by the SEC, Nasdaq or other regulatory authority from the date we deliver our put notice to Cornell Capital through the closing date of the drawdown. It is also a condition that on any given closing date, there shall be at least one bid for the Common Stock on the Pink Sheets or the Nasdaq OTC Bulletin Board. We are also required to have performed, satisfied and complied in full with all covenants set forth in the transaction documents and our representations and warranties set forth in those agreements must be true and correct at closing. If these conditions are not satisfied, we cannot require Cornell Capital to purchase our shares. In addition, we note that the obligation of Cornell Capital to complete its purchases under the equity line is not secured or guaranteed. If Cornell Capital does not have available funds at the time it is required to make a purchase or if Cornell Capital otherwise refuses to honor its obligation to us, we may not be able to force it to do so. If we are unable to draw in whole or in part on the equity line purchase agreement for any of the above-referenced reasons, our cash, cash equivalents, and securities will not be sufficient to meet our anticipated cash needs unless we obtain alternative financing. There can be no assurance that such financing will be available to us.

SHAREHOLDERS MAY EXPERIENCE SIGNIFICANT DILUTION FROM OUR SALE OF SHARES TO CORNELL CAPITAL PARTNERS, L.P.

As the market price for our Common Stock decreases, the number of shares that may be sold to Cornell Capital Partners, L.P. pursuant to our equity line purchase agreement will increase. If we were to require Cornell Capital to purchase our shares at a time when our stock price is depressed, our existing shareholders' interest in our company will be significantly reduced. We have registered 20,000,000 shares for sale to Cornell Capital pursuant to the equity line purchase agreement. If we determine to sell Cornell Capital more than a total of 20,000,000 shares under the equity line purchase agreement, we would need to file an additional registration statement. Shareholders will experience significant dilution if, as the result of a declining market price of our Common Stock, we are forced to sell most or all of these shares to Cornell Capital. In addition, if Cornell Capital is unable to resell the shares we issue to it under the equity line, Cornell Capital could obtain a controlling interest in JAG Media.

To illustrate this potential for dilution, the following table shows, based on the hypothetical variables shown in the table, (i) the fee payable to Cornell Capital, (ii) the net proceeds to be received by us, (iii) the number of shares we would issue to Cornell Capital, (iv) the price Cornell Capital would pay for those shares, (v) the percentage of our currently outstanding shares represented by the number of shares issued to Cornell Capital and (vi) the amount of decrease in the net tangible book value per share that would occur as a result of such issuance. Our net tangible book value as of April 30, 2004 was $887,838, representing a net tangible book value per share of our Common Stock, based on the number of such shares outstanding as of April 30, 2004 of $0.02.

                                                                                                           Increase in
                Advance     Investor      Net        Number of      Purchase        Percent of          Net Tangible Book
Market Price    Amount(1)     Fee      Proceeds   Shares Issued     Price(2)    Outstanding Shares(7)     Value Per Share
------------    ---------   --------   --------   -------------     --------    ---------------------   -----------------
$0.60(3)        $500,000     $25,000   $475,000       877,193         $0.157          2.0%                     $.01
$0.45(4)        $500,000     $25,000   $475,000     1,169,591        $0.4275          2.6%                     $.01
$0.30(5)        $500,000     $25,000   $475,000     1,754,386         $0.285          4.0%                     $.01
$0.15(6)        $500,000     $25,000   $475,000     3,508,772        $0.1425          7.9%                     $.01

(1) Represents the maximum advance amount under the equity line purchase agreement.
(2) Represents 95% of Market Price (as defined in the equity line purchase agreement).
(3) Represents the Market Price of our Common Stock assuming our put right was exercised on July 16, 2004.
(4) Represents a 25% decline in the Market Price of our Common Stock.
(5) Represents a 50% decline in the Market Price of our Common Stock.
(6) Represents a 75% decline in the Market Price of our Common Stock.
(7) Based on 44,234,682 shares of Common Stock issued and outstanding as of July 23, 2004.

THE RESALE BY CORNELL CAPITAL PARTNERS, L.P. OF OUR SHARES MAY LOWER THE MARKET PRICE OF OUR COMMON STOCK.

The resale by Cornell Capital Partners, L.P. of the Common Stock that it purchases from us will increase the number of our publicly traded shares, which could lower the market price of our Common Stock. Moreover, the shares that we sell to Cornell Capital will be available for immediate resale. There are no contractual restrictions on the ability of Cornell Capital to offer shares issued to it pursuant to the equity line. If we continue to exercise our put right under the equity line purchase agreement every five trading days and Cornell Capital continues to immediately resell such shares, our market price could decrease significantly and you could experience significant dilution. In addition, the mere prospect of this transaction could by itself lower the market price for our Common Stock. The shares of our Common Stock issuable to Cornell Capital under the equity line facility will be sold at a 5% discount to the defined market price of our Common Stock at the time of the sale. During July 2004, our Common Stock traded at an average of approximately $0.63 per share. If we were to require Cornell Capital to purchase our Common Stock when our stock price is low, our existing Common Stockholders would experience substantial dilution.

Because Cornell Capital is purchasing our shares at a discount, it will have an incentive to sell immediately so that it can realize a gain on the difference. If our Common Stock market price does decline, this could further accelerate sales of our Common Stock and would require us to sell more shares under the equity line to raise the same amount of money. In addition, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage third parties to engage in short sales of our Common Stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our Common Stock. These factors could also make it more difficult for us to raise funds through future offerings of Common Stock.

WE MAY NOT RECEIVE ALL OF THE PROCEEDS THAT WE ANTICIPATE FROM OUR AGREEMENT WITH CORNELL CAPITAL PARTNERS, L.P.

Our equity line purchase agreement requires Cornell Capital Partners, L.P. to purchase up to $10,000,000 of our shares, as we elect from time to time. As of July 23, 2004, $4,035,000 of our existing equity line with Cornell Capital had been utilized with a balance of $5,965,000 remaining available under the equity line. We have registered 20,000,000 shares to sell to Cornell Capital under such agreement. Since the price at which we will sell our shares to Cornell Capital is at a 5% discount to the average market price of our Common Stock, if our closing stock price is less than $0.31 per share on the day prior to the date of sale, we will receive gross proceeds of less than $5,965,000, unless we determine to file an additional registration statement. In addition, depending on the trading volume and market price of our shares, we may not be able to raise funds through the sale of shares to Cornell Capital as fast as we would like or as much as we would like.

INVESTORS WILL BE RELYING ON OUR MANAGEMENT'S JUDGMENT REGARDING THE USE OF PROCEEDS FROM OUR SALE OF SHARES TO CORNELL CAPITAL.

Our management will have broad discretion with respect to the use of the net proceeds from our sale of shares to Cornell Capital under the equity line, and investors will be relying on the judgment of our management regarding the application of those proceeds. We intend to use the funds we receive from Cornell Capital to provide general working capital for JAG Media, including working capital which might be required by our current or any new subsidiaries we may establish.

OUR AMENDED CHARTER CONTAINS PROVISIONS WHICH MAY DISCOURAGE AN UNAFFILIATED PARTY TO TAKE US OVER.

On June 4, 2004, we effected a recapitalization of our capital stock. This recapitalization involved the authorization of 100,440,000 additional shares of stock. Without further stockholder action, the Board of Directors of JAG Media could authorize the issuance of all or any part of such additional shares, including preferred stock with special voting rights by class or with more than one vote per share, to a "white knight" in order to deter a potential buyer of JAG Media. As a result, the recapitalization might have the effect of preventing or discouraging an attempt by a party unable to obtain the approval of the Board of Directors of JAG Media to take over or otherwise gain control of JAG Media.

THE VALUE OF YOUR INVESTMENT IN JAG MEDIA COULD DECREASE DUE TO NAKED SHORTING OF OUR COMMON STOCK.

Our Board of Directors believes, but cannot confirm, that the price of the shares of our Common Stock currently trading on the Pink Sheets may be artificially depressed due to abnormally high short selling by speculators who are not stockholders of JAG Media. Furthermore, our Board of Directors believes that speculators may be engaging in a practice commonly known as a "naked short" sale, which means that certain brokers may be permitting their short selling customers to sell shares their customers do not own and may have failed to borrow and therefore deliver the shares sold to the purchaser of the shares. Consequently, there may be a substantial number of purchasers who believe they are stockholders of JAG Media but who in fact would not be stockholders since their brokers may never have received any shares of JAG Media for their account. Naked short selling can be illegal if done with the conscious intention of leaving the short position as a paper entry indefinitely. On June 20, 2002, we filed a complaint in the 165th District Court of Harris County, Texas against over 150 brokerage firms, alleging, among other things, a conspiracy among the defendants to short sell JAG Media stock. The Securities and Exchange Commission has recognized that abuses exist with respect to naked short sales of OTC Bulletin Board stocks and has now proposed rules to address the practice. Because naked shorting may result in an artificial depression of our stock price, you could lose all or part of your investment in our Common Stock.

                    NOTE REGARDING FORWARD LOOKING STATEMENTS

Some of the statements in this prospectus are forward-looking statements within the meaning of the federal securities laws. Generally, forward-looking statements can be identified by the use of terms like "may," "will," "expect," "anticipate," "plan," "hope" and similar words, although this is not a complete list and some forward-looking statements may be expressed differently. Our discussions relating to our liquidity and capital resources, our subscription and advertising revenues, our business strategy, our competition, and the future of the Internet, among others, contain such statements. Our actual results may differ materially from those contained in our forward-looking statements for a variety of reasons including those expressly set forth under "Risk Factors" or as otherwise detailed from time to time in our filings with the SEC.

                                 USE OF PROCEEDS

We will not receive any proceeds from the resale of our Common Stock by the selling stockholders. However, we will receive proceeds from our sale of Common Stock to Cornell Capital under the equity line purchase agreement. We could receive proceeds of up to $5,965,000 under the equity line purchase agreement with Cornell Capital, resulting in maximum net cash proceeds to us of $5,666,750 after payment of fees due under the equity line purchase agreement. We cannot assure you that we will require Cornell Capital to purchase any of our Common Stock pursuant to the equity line purchase agreement.

Pursuant to our equity line purchase agreement with Cornell Capital, we have agreed to use the net proceeds from the sale of shares of Common Stock under the equity line for working capital purposes and not for the satisfaction of any portion of our debt (other than payment of trade payables in the ordinary course of our business and prior practices) or to redeem any of our securities. We received a waiver of this provision on June 18, 2002 to permit us to repay promissory notes to two of our executive officers, which we did in full on March 29, 2004. For further disclosure regarding these notes, see the section herein entitled "Certain Relationships and Related Transactions" on page 53 of this prospectus.

We plan to use the net proceeds received, if any, from (i) the sale of Common Stock to Cornell Capital under the equity line purchase agreement, (ii) the exercise of stock options by each of Messrs. Valinoti, Schoepfer and Mazzarisi and by Strategic Growth International, and (iii) the exercise of stock purchase warrants by M.S. Farrell & Co., Inc. and Butler Gonzalez LLP for the funding of operating losses and for general corporate purposes, including the implementation of our business plan. We note that the stock purchase warrant issued to M.S. Farrell is exercisable on a cashless basis; therefore, if M.S. Farrell chooses to take advantage of the cashless exercise, we will not receive any proceeds from the exercise of that warrant.

                             SELECTED FINANCIAL DATA

The consolidated statements of operations data for the years ended July 31, 2003 and 2002 and the consolidated balance sheet data as of July 31, 2003 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The consolidated statements of operations data for the three months ended April 30, 2004 and 2003 and the consolidated balance sheet data as of October 31, 2003 have not been audited, but have been derived from unaudited financial statements, also included elsewhere in this prospectus, prepared, in management's opinion, on the same basis as the audited financial statements. In management's opinion, this unaudited financial information includes all adjustments, consisting of normal recurring adjustments, necessary to present such information fairly.

                   Consolidated Statements of Operations Data

                                    Fiscal year ended                              Nine months ended
                                         July 31                                       April 30,
                                    -----------------                              -----------------
                                                                                      (unaudited)
                              2003                   2002                      2004                2003
                              ----                   ----                      ----                ----
Revenues                   $385,881                $624,674                  $177,540            $311,601
Net loss                   $(2,578,735)            $(4,020,853)              $(1,505,915)        $(2,123,477)
Basic net loss per share   $(.07)                  $(.15)                    $(.04)              $(.06)
Basic weighted average
common shares outstanding   37,709,338              26,644,876                42,232,905          36,677,639

                         Consolidated Balance Sheet Data

                                        July 31, 2003                April 30, 2004
                                        -------------                --------------
                                                                      (unaudited)
Total assets                              $537,654                     $992,619
Total liabilities                         $599,458                     $104,777
Mandatorily redeemable Class B
Common Stock                              $4                           $4
Stockholders' equity (deficiency)         $(61,808)                    $887,838

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                              OR PLAN OF OPERATION
The following discussion should be read in conjunction with the consolidated financial statements and the notes to those statements that appear elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this prospectus, particularly in "Risk Factors".

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, including those related to accounts receivable, equipment, stock-based compensation, income taxes and contingencies. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We have adopted the provisions of Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment of Long-Lived Assets" ("SFAS 144"). Under SFAS 144, impairment losses on long-lived assets, such as equipment and capitalized web site development costs, are recognized when events or changes in circumstances indicate that the undiscounted cash flows estimated to be generated by such assets are less than their carrying value and, accordingly, all or a portion of such carrying value may not be recoverable. Impairment losses are then measured by comparing the fair value of assets to their carrying amounts.

We account for stock options, Common Stock and similar equity instruments issued to employees as compensation using fair value based methods pursuant to Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). Accordingly, we estimate the fair value of options using an option-pricing model (generally, the Black-Scholes option pricing model) that meets the criteria set forth in SFAS 123 and Common Stock using the market value of our stock. We record such value through charges to compensation cost and corresponding credits to equity. The charges to compensation cost are amortized to expense over the vesting period. In accordance with SFAS 123, all other issuances of Common Stock, stock options or other equity instruments to employees and nonemployees as consideration for goods or services received by us are accounted for based on the fair value of the consideration received or the fair value of the equity instrument, whichever is more readily measurable. Such fair value is measured at an appropriate date pursuant to the guidance in the consensus reached for EITF Issue No. 96-18 (generally, the earlier of the date the other party becomes committed to provide goods or services or the date the performance by the other party is complete) and capitalized or expensed as if we had paid cash for the goods or services. For purposes of determining the fair value of options and warrants using the Black-Scholes option pricing model, we have estimated the life of options and/or warrants to be five years. Given an active trading market for our Common Stock, we estimate the volatility of our stock-based on week ending closing prices over a historical period of not less than one year.

Due to uncertainties related to, among other things, potential changes in ownership which could subject our net operating loss carryforwards to substantial annual limitations, and the extent and timing of future taxable income, we have recorded a full valuation allowance to offset our deferred tax assets and, accordingly, we have not offset any potential tax benefits against our losses. A positive adjustment to income or loss will be required in future years if we determine that we could realize these deferred tax assets.

RELATED PARTY TRANSACTIONS

On April 1, 2002, two of our executive officers loaned JAG Media a total of $400,000 subject to the terms and conditions of unsecured promissory notes that, as amended, were payable on April 30, 2004 and bore interest at an annual rate of 9%. The loans were repaid in full, including interest, in March 2004.

YEAR ENDED JULY 31, 2003 AS COMPARED TO THE YEAR ENDED JULY 31, 2002

The following summarizes changes in our results of operations for such years:

                                                                    Year Ended July 31
                                                           ----------------------------------
                                                               2003                  2002               $ Change
                                                           ------------         -------------         -------------
Revenues.........................................          $    385,881         $     624,674         $   (238,793)
                                                           ------------         -------------         ------------

Operating expenses:
      Cost of revenues...........................               697,027             1,146,351             (449,324)
      Selling expenses...........................                 3,174                36,952              (33,778)
      General and administrative expenses........             2,225,597             3,194,874             (969,277)
      Write-off of capitalized web site
      development costs..........................                    --               263,754             (263,754)
                                                           ------------         -------------         ------------
         Totals..................................             2,925,798             4,641,931           (1,716,133)
                                                           ------------         -------------         ------------

Loss from operations.............................            (2,539,917)           (4,017,257)           1,477,340

Other income (expense):
      Interest income............................                 5,466                    --                5,466
      Interest expense...........................               (44,284)               (3,596)             (40,688)
                                                           ------------         -------------         ------------
Net loss.........................................          $ (2,578,735)        $  (4,020,853)        $  1,442,118
                                                           ============         =============         ============

Revenues:

Revenues primarily consist of subscription revenues from annual, semi-annual, quarterly and monthly subscriptions relating to our product "JAGNotes," including revenues generated from our strategic alliance with Track Data whereby Track Data offers its end users access to our JAGNotes product as part of a group of subscription services. JAGNotes is a daily consolidated investment report that summarizes newly issued research, analyst opinions, upgrades, downgrades, and analyst coverage changes from various investment banks and brokerage houses. Until May 1999, JAGNotes was faxed to a limited audience of financial professionals at an average monthly charge of $150. During the year ended July 31, 1999, we began the process of changing our focus to also include the retail investor by providing a variety of investment information including, but not limited to, JAGNotes through our website. The decrease in revenues was due to a lack of advertising and continued customer awareness. We have now decided to refocus our business on the institutional market, including professional traders. We have also decided to expand our business by acquiring or starting our own brokerage business.

While our revenues do include revenues from other sources, these other revenues were not material to our operations as a whole. In addition, we did not generate any significant revenues from our subsidiary, JAG Company Voice LLC ("Company Voice"), during the year ended July 31, 2003. Company Voice was formed to provide production and distribution services to small and medium sized publicly traded companies, but is not currently being actively marketed by us.

Cost of revenues:

Cost of revenues includes the cost to transmit the product over the telephone and fax lines, on-line service charges for our web site, costs in connection with the development and maintenance of the web site and payments to employees.

During the year ended July 31, 2002, consulting fees were approximately $802,000 as compared to approximately $592,000 for the year ended July 31, 2003. Such fees included non-cash charges associated with the amortization of unearned compensation arising from the issuance of options and warrants of approximately $720,000 and $543,000 for the years ended July 31, 2002 and 2003, respectively. The decrease in consulting fees was a result of the expiration of consulting contracts associated with commentators for our JagNotes website offset by new consulting agreements associated with the anticipated launch of the Company Voice.

Costs associated with the maintenance and amortization of our website decreased by approximately $208,000 from $241,000 for the year ended July 31, 2002 to approximately $33,000 for the year ended July 31, 2003. The decrease results primarily from the fact that capitalized web site development costs were fully amortized or written off as of July 31, 2002 and, accordingly, we did not have a similar type charge during the year ended July 31, 2003.

In addition, costs associated with the transmission of our product over telephone and fax lines decreased from approximately $102,000 for the year ended July 31, 2002 to approximately $33,000 during the year ended July 31, 2003. Such decrease was associated with our overall decrease in fax subscription revenues.

Selling expenses:

Selling expenses consist primarily of advertising and other promotional expenses. The decrease results solely from our efforts to better contain costs.

General and administrative expenses:

General and administrative expenses consist primarily of compensation and benefits for the officers, other compensation, occupancy costs, professional fees and other office expenses.

The decrease in general and administrative expenses was primarily attributable to the fact that during the year ended July 31, 2002 we recognized a non-cash charge of approximately $705,000 associated with the amortization of unearned compensation resulting from stock options granted to investment bankers during the year ended July 31, 2001 in exchange for exploring business expansion opportunities on our behalf.

The remainder of the decrease was attributable to our efforts to better contain costs.

Write-off of capitalized web site development costs:

During the year ended July 31, 2002, we recognized a charge of approximately $264,000 associated with the write-off of our capitalized web site development costs. Our web site was redesigned during 2001 to accommodate our webcast. As a result of the sale of JAGfn Broadband LLC, a former operating subsidiary, and the fact that we continue to incur net operating losses, the carrying value of the capitalized web site costs was deemed to be impaired under accounting principles generally accepted in the United States of America.

Net loss:

Primarily as a result of the above, we had a net loss of approximately $2,579,000 during the year ended July 31, 2003 as compared to a net loss of approximately $4,021,000 during the year ended July 31, 2002.

NINE MONTHS ENDED APRIL 30, 2004 AS COMPARED TO NINE MONTHS ENDED APRIL 30,
2003.

The following summarizes changes in our results of operations for such periods:

                                                    Nine Months
                                                  Ended April 30,
                                          -----------------------------
                                             2004               2003             $ Change
                                          ----------         ----------         ----------
Revenues                                  $  177,540         $  311,601         $(134,061)
                                          ----------         ----------         ---------
Operating expenses:
         Cost of revenues                    200,804            597,877          (397,073)
         Selling expenses                     15,111              2,884            12,277
         General and administrative
               Expenses                    1,445,659          1,830,751          (385,092)
                                          ----------         ----------         ---------
         Totals                            1,661,574          2,431,512          (769,938)
                                          ----------         ----------         ---------
Loss from operations                      (1,484,034)        (2,119,911)          635,877

Other income (expense):
         Interest income                       2,049              4,482            (2,433)
         Interest expense                    (23,930)            (8,048)          (15,882)
                                          ----------         ----------         ---------
Net loss                                 ($1,505,915)       ($2,123,477)        $ 617,562
                                          ==========         ==========         =========

Revenues:

The decrease in subscription revenues during the nine months ended April 30, 2004 was due primarily to a loss of subscribers during the period.

While our revenues do include revenues from other sources, these other revenues were not material to our operations as a whole.

Cost of revenues:

During the nine months ended April 30, 2004, consulting fees were approximately $164,000 as compared to approximately $515,000 for the nine months ended April 30, 2003. Such fees included non-cash charges associated with the amortization of unearned compensation arising from the issuance of shares in exchange for services of approximately $130,000 and $506,000 for the nine months ended April 30, 2004 and 2003, respectively. The decrease in consulting fees was a result of the expiration of consulting contracts associated with commentators for our jagnotes.com website. In addition, costs associated with the transmission of our product over telephone and fax lines and costs associated with the maintenance of our web site decreased commensurate with our decrease in revenues.

Selling expenses:

The increase resulted primarily from travel expenses incurred in connection with business development matters.

General and administrative expenses:

The decrease in general and administrative expenses was attributable to our efforts to better contain costs. However, included in general and administrative costs are increased costs associated with legal, data processing and other expenses related to proposed acquisitions and $150,000 of severance payments in connection with the resignation of our CEO.

Interest expense:

The increase resulted from an increase in interest rates associated with loans from two of our executive officers.

THREE MONTHS ENDED APRIL 30, 2004 AS COMPARED TO THE THREE MONTHS ENDED APRIL 30, 2003.

The following summarizes changes in our results of operations for such periods:

                                                   Three Months
                                                  Ended April 30,
                                            ---------------------------
                                              2004               2003           $ Change
                                            --------           --------         ----------
Revenues                                    $ 56,604           $ 70,646         $ (14,042)
                                            --------           --------         ---------
Operating expenses:
         Cost of revenues                     61,164            169,756          (108,592)
         Selling expenses                      9,784              1,155             8,629
         General and administrative
              Expenses                       699,242            823,184          (123,942)
                                            --------           --------         ---------
         Totals                              770,190            994,095          (223,905)
                                            --------           --------         ---------
Loss from operations                        (713,586)          (923,449)          209,863


Other income (expense):
         Interest income                       1,336              2,453            (1,117)
         Interest expense                     (5,930)            (2,624)           (3,306)
                                            --------           --------         ---------
Net loss                                   ($718,180)         ($923,620)        $ 205,440
                                            ========           ========         =========

Revenues:

The decrease in subscription revenues during the three months ended April 30, 2004 was due to a loss of subscribers during the period.

While our revenues do include revenues from other sources, these other revenues were not material to our operations as a whole.

Cost of revenues:

During the three months ended April 30, 2004, consulting fees included in costs of revenues were approximately $46,000 as compared to approximately $142,000 for the three months ended April 30, 2003. Such fees included non-cash charges associated with the amortization of unearned compensation of approximately $22,000 and $131,000 for the three months ended April 30, 2004 and 2003, respectively. The decrease in consulting fees was a result of the expiration of consulting contracts associated with commentators for our jagnotes.com website.

Selling expenses:

The increase in selling expenses resulted primarily from travel expenses incurred in connection with business development matters.

General and administrative expenses:

The decrease in general and administrative expenses was attributable to our efforts to better contain costs. However, included in general and administrative costs are increased costs associated with legal, data processing and other expenses related to proposed acquisitions and the resignation of our CEO. Severance payments to our CEO were $150,000 for the three months ended April 30, 2004.

LIQUIDITY AND CAPITAL RESOURCES

We only generated revenues of approximately $386,000 and $625,000 and incurred net losses of approximately $2,579,000 and $4,021,000 during the years ended July 31, 2003 and 2002, respectively. In addition, we only generated revenues of approximately $178,000 and $312,000 and we incurred net losses of approximately $1,506,000 and $2,123,000 for the nine months ended April 30, 2004 and 2003, respectively. Although our net losses included net noncash charges of approximately $1,104,000 and $2,239,000 for the years ended July 31, 2003 and 2002, respectively, and $376,000 and $1,015,000 for the nine months ended April 31, 2004 and 2003, respectively, primarily for the amortization of unearned compensation, the depreciation of equipment, the issuance of common stock and stock options in exchange for services and the amortization and write-off of capitalized web site development costs, we had cash flow deficiencies from operating activities of approximately $2,273,000 and $1,184,000 for the years ended July 31, 2003 and 2002, respectively, and $1,213,000 and $1,921,000 for the nine months ended April 30, 2004 and 2003, respectively. We believe that, in the absence of a substantial increase in subscription revenues, it is probable that the we will continue to incur losses and negative cash flows from operating activities through at least April 30, 2005 and that we will need to obtain additional equity or debt financing to sustain our operations until we can market our services, expand our customer base and achieve profitability. These matters raise substantial doubt about our ability to continue as a going concern.

We believe that we will be able to generate sufficient revenues from our remaining facsimile transmission and web site operations and obtain sufficient financing from our 2002 Equity Line Agreement described below before it expires in August 2006 or through other financing agreements to enable us to continue as a going concern through at least April 30, 2005. However, if we cannot generate sufficient revenues and/or obtain sufficient additional financing, if necessary, by that date, we may be forced thereafter to restructure our operations, file for bankruptcy or entirely cease our operations.

On February 11, 2004, our stockholders approved an amendment to the articles of incorporation that authorized the implementation of changes related to a recapitalization plan that was consummated on June 4, 2004. As a result of the recapitalization, we became authorized to issue up to 250,000,000 shares of common stock with a par value of $.00001 per share, and we issued 1 share of common stock in exchange for every 1 share of Class A common stock and Series 1 Class B common stock outstanding prior to the recapitalization.

Prior to the recapitalization, each share of Series 1 Class B common stock was immediately convertible into one share of Class A common stock and each share of Class A common stock and Series 1 Class B common stock was equal in respect to dividends and voting rights. Therefore, each share of Series 1 Class B common stock was, in substance, equivalent to one share of Class A common stock for financial reporting purposes prior to the recapitalization, and each share of Class A common stock and each share of Series 1 Class B common stock is, in substance, equivalent to 1 share of common stock after the recapitalization for financial reporting purposes. Accordingly, the recapitalization, which has been retroactively reflected in the condensed consolidated financial statements and the related notes, did not have any effect on numbers of shares of common stock, the weighted average number of common shares outstanding or any amounts per common share.

Our cash and cash equivalent position of approximately $895,000 as of April 30, 2004 results primarily from sales of shares of our common stock pursuant to an equity line agreement and a private placement completed during the nine months ended April 30, 2004 described below.

On April 9, 2002, we entered into an equity line purchase agreement (the "2002 Equity Line Agreement") with Cornell Capital Partners L.P. ("Cornell Capital") pursuant to which we have, in effect, put options whereby, subject to certain conditions, we can require Cornell Capital to purchase shares of our Common Stock from time to time at an aggregate purchase price of $10,000,000. The 2002 Equity Line Agreement became available to us on August 28, 2002 and was amended on July 8, 2004 to extend the term of the equity line. The equity line will remain available for a period of 48 months until August 28, 2006 unless it is terminated earlier by us in our sole discretion. The purchase price will be 95% of the lowest closing bid price of our Common Stock over a specified number of trading days commencing on specified dates. Cornell Capital is entitled to a cash fee equal to 5% of the gross proceeds received by the Company from Cornell Capital in connection with each put. The timing and amount of the required purchases is at our discretion subject to certain conditions including (i) a maximum purchase price to be paid by Cornell Capital for each put of $500,000;
(ii) a requirement that at least five trading days must elapse before we can deliver a new put notice to Cornell Capital; (iii) the registration statement covering the shares issuable to Cornell Capital pursuant to the equity line must remain effective at all times; and (iv) on any given closing date, there shall be at least one bid for the Common Stock on the Pink Sheets or on the Nasdaq OTC Bulletin Board. Cornell Capital has the option to terminate its obligation to purchase shares under the equity line if the registration statement ceases to be effective as to all registerable securities then owned by or issuable to Cornell Capital, or the prospectus thereunder is not available for use by Cornell Capital to sell registerable securities, in either case, for an aggregate of forty five trading days. In addition, the obligation of Cornell Capital to complete its purchases under the 2002 Equity Line Agreement is not secured or guaranteed and, accordingly, if Cornell Capital does not have available funds at the time it is required to make a purchase, we may not be able to force it to do so. We issued 10,000 shares of our Common Stock to a placement agent on August 28, 2002 as consideration for their services in connection with the 2002 Equity Line Agreement.

During the year ended July 31, 2003, Cornell Capital was required to pay $1,885,000 and it received 5,633,266 shares of Common Stock and we received proceeds of $1,783,250 net of $101,750 of placement fees as a result of the exercise by us of put options pursuant to the 2002 Equity Line Agreement. During the nine months ended April 30, 2004, we issued 2,506,274 shares of common stock pursuant to the 2002 Equity Line Agreement for which we received proceeds of $2,042,500, net of $107,500 of placement fees. As of July 19, 2004, we had the ability to require Cornell Capital to purchase shares of our common stock pursuant to the 2002 Equity Line Agreement at an aggregate purchase price of $5,965,000 through August 28, 2006.

On December 10, 2002, we sold 1,136,364 shares of Common Stock through a private placement and received proceeds of $475,000, net of a $25,000 placement fee.

During the fiscal year ended July 31, 2003, we declared a special stock dividend to our stockholders. To effect such dividend, we designated a new series of Class B common stock which was issuable by dividend to our stockholders of record as of the close of business on April 14, 2003, the stated record date, in the ratio of one share of Series 2 Class B common stock for every 100 shares of Class A common stock. Such shares of Series 2 Class B common stock would be redeemable, which redemption by us shall be mandatory to the fullest extent permitted by law within six months following final resolution of our pending lawsuit in Texas federal court against various brokerage firms, at a redemption price which is the greater of (a) par value or (b) 90% of the net proceeds to us of such lawsuit after payment of fees and expenses incurred in connection with such lawsuit and all taxes on net income accrued or paid with respect to such net amount. The stock dividend is intended to insure that the principal benefits of our pending lawsuit accrue to our investors. We have recorded $4 representing the par value of the 380,829 shares of Series 2 Class B common stock that are to be issued.

On June 30, 2003, we sold 1,282,675 shares of Common Stock and 20,000 shares of Series 3 Class B Common Stock through a second private placement and received proceeds of $422,000. In connection with the private placement, we issued 128,267 shares of Common Stock as a placement fee.

In connection with the second private placement, we designated a new series of Class B Common Stock. Such shares of Series 3 Class B Common Stock are redeemable, which redemption by us shall be mandatory to the fullest extent permitted by laws within six months following final resolution of our pending lawsuit in Texas federal court against various brokerage firms at a redemption price which is the greater of (i) par value or (ii) .0025% of ten percent of the net proceeds to the Company of the Lawsuit after payment of fees and expenses incurred in connection with such lawsuit and all taxes on net income accrued or paid with respect to such amount.

During the year ended July 31, 2003, options to purchase 319,600 shares of Common Stock were exercised resulting in proceeds of $8,960.

In addition, during the year ended July 31, 2003, we issued 1,395,604 shares of Common Stock with a fair value of $831,141 in exchange for services.

During the nine months ended April 30, 2004, we thought it would be prudent to diversify our sources of financing beyond our current private equity line. On, September 25, 2003, we sold 35,000 shares of common stock and 1,500 shares of Series 3 Class B common stock through a private placement intended to be exempt from registration under the Securities Act of 1933 and received proceeds of $50,000.

In addition, during the nine months ended April 30, 2004, we issued 450,000 shares of common stock with a fair value of $261,000 in exchange for services.

During the nine months ended April 30, 2004, we issued an additional 6,709 shares of mandatorily redeemable Series 2 Class B common stock reflecting an adjustment to the number of dividend shares originally determined to be issuable.

On April 1, 2002, two of our executive officers loaned JAG Media a total of $400,000 subject to the terms and conditions of unsecured promissory notes that, as amended, were payable on April 30, 2004 and bore interest at an annual rate of 9%. The loans were repaid in full, including interest, in March 2004.

During the nine months ended April 30, 2004, we used cash of approximately $1,213,000 in our operations of which approximately $98,000 was used to reduce accounts payable and accrued expenses and the remainder to primarily fund our net loss.

We do not believe that our business is subject to seasonal trends or inflation. On an ongoing basis, we will attempt to minimize any effect of inflation on our operating results by controlling operating costs and whenever possible, seeking to insure that subscription rates reflect increases in costs due to inflation.

The FASB and the Accounting Standards Committee of the American Institute of Certified Public Accountants had issued certain accounting pronouncements as of April 30, 2004 that will become effective in subsequent periods; however, we do not believe that any of those pronouncements would have significantly affected our financial accounting measurements or disclosures had they been in effect during the nine months ended April 30, 2004 and 2003 or that they will have a significant effect at the time they become effective.

OFF-BALANCE SHEET ARRANGEMENTS

We do not currently have any off-balance sheet arrangements.

                             MARKET FOR COMMON STOCK
                         AND RELATED STOCKHOLDER MATTERS

From March 26, 1999 through April 8, 2002, our Common Stock was traded in the over-the-counter market on the Nasdaq OTC Bulletin Board under the symbol JNOT. Prior to that date, the stock was traded under the symbol PFSS with only limited and sporadic trading.

The following table reflects quarterly high and low sales prices of our Common Stock from March 26, 1999 through April 8, 2002, the date of our first recapitalization. Such prices are inter-dealer quotations without retail mark-ups, mark-downs or commissions, and may not represent actual transactions.

                                                        High           Low
                                                        ----           ---
Fiscal Year 2000
----------------
First Quarter, ending October 31, 1999                 $8.19          $5.38
Second Quarter, ending January 31, 2000                 8.00           3.38
Third Quarter, ending April 30, 2000                    5.50           1.50
Fourth Quarter, ending July 31, 2000                    2.88           0.81

Fiscal Year 2001
----------------
First Quarter, ending October 31, 2000                  2.13           0.94
Second Quarter, ending January 31, 2001                 1.16           0.13
Third Quarter, ending April 30, 2001                    0.27           0.04
Fourth Quarter, ending July 31, 2001                    0.45           0.04

Fiscal Year 2002
----------------
First Quarter, ending October 31, 2001                  0.32           0.05
Second Quarter, ending January 31, 2002                 0.49           0.05
Third Quarter, through April 8 2002                     1.40           0.34


On April 8, 2002, we effected a recapitalization of our Common Stock pursuant to which each one and one-tenth (1.1) shares of our outstanding common stock was reclassified into one (1) share of Class A Common Stock and one-tenth (1/10th) of a share of Series 1 Class B Common Stock.

Our Class A Common Stock traded in the over-the-counter market on the Nasdaq OTC Bulletin Board under the symbol JGMHA. The following table reflects quarterly high and low sales prices of our Common Stock from April 9, 2002 through June 4, 2004. Such prices are inter-dealer quotations without retail mark-ups, mark-downs or commissions, and may not represent actual transactions.

                                                        High           Low
                                                        ----           ---
April 9, 2002 through April 30, 2002                   $1.50          $0.50
Fourth Quarter, ending July 31, 2002                    0.82           0.23

Fiscal Year 2003
----------------
First Quarter, ending October 31, 2002                  0.51           0.21
Second Quarter, ending January 31, 2003                 1.48           0.25
Third Quarter, ending April 30, 2003                    0.97           0.41
Fourth Quarter, ending July 31, 2003                    0.87           0.34

Fiscal Year 2004
----------------
First Quarter, ending October 31, 2003                  0.67           0.30
Second Quarter, ending January 31, 2004                 1.00           0.25
Third Quarter, ending April 30, 2004                    1.45           0.51
Fourth Quarter, through June 4, 2004                    0.80           0.50

On June 4, 2004, we effected a second recapitalization pursuant to which each share of our outstanding Class A Common Stock and Series 1 Class B Common Stock was reclassified into one (1) share of new Common Stock.

Our new Common Stock trades in the over-the-counter market on the Pink Sheets under the symbol JAGHV. The following table reflects quarterly high and low sales prices of our Common Stock from June 9, 2004 through June 30, 2004. Such prices are inter-dealer quotations without retail mark-ups, mark-downs or commissions, and may not represent actual transactions.

                                                        High           Low
                                                        ----           ---
June 9, 2004 through July 23, 2004                     $1.04          $0.57

As of July 23, 2004, there were 1,724 stockholders of record of our new Common Stock. On July 23, 2004, the closing bid price for our Common Stock was $0.60.

DIVIDEND POLICY

We have never paid any cash dividends on our Common Stock and anticipate that, for the foreseeable future, no cash dividends will be paid on our Common Stock. Payment of future cash dividends will be determined by our Board of Directors based upon conditions then existing, including our financial condition, capital requirements, cash flow, profitability, business outlook and other factors. In addition, our future credit arrangements may restrict the payment of dividends.

On March 18, 2003, we announced our intention to declare a special stock dividend. To effect such dividend, we filed a Certificate of Designation with the Secretary of State of the State of Nevada on April 11, 2003 which designated a new series of Class B Common Stock, par value $0.00001 per share, which was distributed by dividend to the our stockholders of record as of the close of business on April 14, 2003 in the ratio of one share of Series 2 Class B Common Stock for every 100 shares of Common Stock. For a further discussion of the foregoing stock dividend see the disclosure under the heading "Stock Dividend" on page 44 of this prospectus.

                                   THE COMPANY

OVERVIEW OF OUR BUSINESS

We have been providing financial and investment information within the investment community since 1989. In May 1999, we began offering our services on a subscription fee basis to the general public for the first time through our U.S. web site. At www.jagnotes.com, we offer timely financial data and reports and commentary from the financial community.

From 1989 to 1992, we operated as an unincorporated business entity. In 1992, we incorporated in the State of New Jersey as New Jag, Inc. On December 14, 1993, JagNotes, Inc. merged with and into us, and we changed our name to JagNotes, Inc. We operated as JagNotes, Inc. until March 1999 when we were acquired by Professional Perceptions, Inc., a Nevada corporation, which subsequently changed its name to JagNotes.com, Inc. JagNotes, Inc. remained a wholly-owned subsidiary of JagNotes.com Inc. until August 16, 1999 when it merged with and into JagNotes.com Inc.

Until 1999, we targeted only a limited audience of financial professionals and we did not engage in organized sales and marketing efforts. As discussed in more detail below, in 1999 we decided to change our focus by expanding onto the Internet and targeting retail subscribers with the hope of expanding our subscriber base and our business. In September 2000 we started an advertiser-based financial webcast which we sold on February 1, 2001 as we were unable to continue to fund its operating losses.

We undertook a corporate reorganization in January 2002 in order to distinguish and better manage our areas of business. On January 4, 2002, JAG Media LLC was formed as a Delaware limited liability company and a wholly owned subsidiary of JagNotes. The assets and liabilities of our current fax and Internet subscription business were transferred to JAG Media LLC. Also on January 4, 2002, JAG Company Voice LLC was formed as a Delaware limited liability company and a wholly owned subsidiary of JagNotes. We intended for JAG Company Voice LLC to carry out the operations of our Company Voice start-up business which aimed to provide small to medium size publicly-traded companies with production and distribution services for delivering press releases and other company information over the Internet in streaming video format. In order to better reflect the overall business in which we expected to engage and the corporate structure we intended to use to conduct that business, we changed our corporate name from JagNotes.com Inc. to JAG Media Holdings, Inc. effective April 8, 2002.

We have recently discontinued our efforts to market our Company Voice offering and merged Jag Company Voice LLC into JAG Media LLC. We have also decided to refocus our business on the institutional market, including professional traders. We have also decided to expand our business by acquiring or starting our own brokerage business. See "-Our Business Strategy".

Our jagnotes.com web site currently consists of free and subscription-based portions. The free portion provides users with access to market commentary and selected financial data. The subscription-based portion provides more timely reports, including breaking news and potentially market moving information. We currently derive our revenues primarily from the sale of subscriptions.

We are a Nevada corporation. Our address is 6865 S.W. 18th Street, Suite B13, Boca Raton, Florida 33433, and our telephone number is 561-393-0605.

OUR INDUSTRY GENERALLY

The growth of the Internet has changed the way investors seek information and manage their portfolios. Individual investors are increasingly seeking access to information that was formerly available only to financial professionals. Professional investors who have traditionally relied on print and other media for information are demanding faster information and greater accessibility.

As of May 31, 2004, there were over 785 million Internet users worldwide, including over 207 million users in the United States. See the Internet World Stats web-site (http://www.internetworldstats.com/top20.htm).

According to tracking surveys conducted by Pew Internet & American Life Project from March 2000 to June 30, 2004, approximately 44% of those with Internet access use the Internet to obtain financial information and approximately 12% use the Internet to buy or sell stocks, bonds or mutual. According to these surveys, approximately 12% of those with Internet access obtain financial information on a typical day.

The first Internet-based trading systems were introduced in 1995. Since that time, online trading has increased dramatically but not without setbacks. By the first quarter of 2003, daily volume had declined to approximately 600,000 trades daily (12 percent of Nasdaq and NYSE trading volume), and the total number of online brokerages, which exceeded 200 in 2000, had shrunk to fewer than 75. However, during the second quarter of 2003, online brokerages reported a turnaround. Ameritrade alone handled an average daily volume of 154,300 trades, up 32.7 percent from the first quarter. See "Online Revival Gathers Pace," Funds International (September 30, 2003).

OUR PRODUCTS

We have been providing financial and investment information within the investment community since 1989. In May 1999, we began offering our services on a subscription fee basis to the general public for the first time through our U.S. web site. At www.jagnotes.com, we offer timely financial data and reports and commentary from the financial community.

Our jagnotes.com web site currently consists of free and subscription-based portions.

On the free portion of our site, we offer commentaries from experienced journalists, money managers, analysts and other Wall Street professionals as well as selected financial data targeted at the active investor and trader.

The commentary on our web site is provided by journalists, money managers, analysts and other Wall Street professionals. Their reports range from analysis of individual stocks and industry sector performance to analysis of broad market and economic matters. In many cases our commentators also provide and analyze technical financial and market data. We select our commentators to offer our subscribers a broad range of analysis to appeal to a broad range of investment and trading styles. The topics of these commentaries vary daily. Although we have no set criteria for choosing our commentators, we look for individuals who:

o are well respected by members of the Wall Street community, including traders, economists, investment bankers and other institutional investors; and

o have experience either as a journalist, money manager or financial analyst and/or have an educational background in business, finance or economics.

As of June 30, 2004, JAG Media had eleven commentators who provide technical analysis and commentary for our web site. The names of these commentators and the columns they write are as follows:

Commentator                         Column
-----------                         ------

Harry Aloof                         Wall Street Trader's Column
Harry Boxer                         The Technical Trader
Hank Camp                           Program Trading Research
John Gabriel                        Stock Market Momentum
Douglas Hughes                      Small Bank Newsletter
Axxel Knutson                       Trading Weapon
Mark Likos                          The Likos Letter
Lawrence G. McMillan                Option Strategist
Bruce Norrin                        Focus Stock Charts
David Schultz                       Sector Vue
Wealth Management
  News Service                      Wealth Management News Service

None of the above-referenced commentators has a written agreement with JAG Media. Accordingly, they are free to cease providing their commentary at any time.

On our subscription-based portion of our web site, we offer our subscribers two targeted products:

JAGNotes Upgrade/Downgrade Report - The JAGNotes upgrade/downgrade report is a daily consolidated investment report that summarizes newly issued research, analyst opinions, upgrades, downgrades and analyst coverage changes from various investment banks and brokerage houses. Each morning we gather this information, then compile and release it in a concise, easy to read format before the markets open. We believe that this early, convenient access to potentially market moving information gives our subscribers access to some of the information traditionally available when the market opens to institutional investors, professional traders and high net worth individuals. This report is updated from time to time during the trading day.

The JAG Media Rumor Report - Because rumors can move equities, we have established the "Rumor Room" where we post rumors about various stocks that have been heard on the street. When we hear rumors, we post the information in the Rumor Report and indicate the date and time of the rumor. We also attempt to contact the company or companies involved in the rumors for a comment and post the results of this inquiry with the rumor. While we realize that rumors are inherently unreliable as indicated by a cautionary note introducing this portion of our site, we believe that every trader and investor - large and small - should have access to this information to determine its usefulness. The JAGMedia Rumor Report is available to our subscribers and updated throughout the day.

These two products are accessible only to paid subscribers. Subscriptions are offered at the rate of $9.95 per month, or $99.95 per year. We have offered free trial subscriptions at times in the past and may do so in the future. Our current strategy involves phasing out these retail subscribers and refocusing on institutional customers and professional traders.

We also maintain our original JAGNotes fax-based service for a limited number of mostly institutional subscribers. Through this service, we provide these subscribers faxed copies of our daily JAGNotes upgrade/downgrade report, which is provided through installments as information is received every weekday morning before the stock market opens. We also allow these subscribers access to our Internet-based information by providing them with a specified number of access codes. The price for this combined service is approximately $1,500 to $2,150 per year.

The content of our web site contains all of the information provided in the faxed reports as well as the Rumor Report and commentaries described above and other product offerings which do not appear in our faxed reports.

We intend to continue providing our combined fax/Internet service in the future primarily to institutional subscribers. We believe that some financial institutions are willing to pay a higher price for this combined service because they consider a faxed report to be a more user friendly means of receiving the information or because their employees do not have direct Internet access. We are also examining the potential for implementing other product offerings and subscription structures which may be attractive to institutional subscribers.

Company Voice Service - Through our wholly owned subsidiary, JAG Company Voice LLC, we began marketing our Company Voice service in 2003. We established the Company Voice service in order to make available to publicly traded companies production and distribution services that would enable them to deliver press releases and other company messages to stockholders and potential investors in streaming video/audio format. Our goal was to offer production and distribution services such as directly contracting for studios in which Company Voice segments would be taped; providing interviewers for each Company Voice segment; assisting clients in preparing for each interview; encoding taped segments to allow distribution via the Internet; and arranging for distribution and streaming of finalized Company Voice segments on affiliate sites such as Lycos.

During 2003, we placed four Company Voice segments on our web site; however, this service did not produce any material revenue for us. Therefore, we allowed our Company Voice contract for streaming video to expire by its terms and are not at this time actively marketing our Company Voice services. On April 8, 2004, JAG Company Voice LLC was merged with and into JAG Media LLC, with JAG Media LLC as the surviving corporation.

ADVERTISING REVENUE

While we expect the primary source of our revenue from our jagnotes.com web site to be subscriptions, we may supplement this with advertising revenue. Such revenues have, however, not been meaningful to date. We would not expect such revenues to become material until (i) there is a major upturn from current levels in Internet banner advertising generally or we are able to offer advertisers various media advertising alternatives to banners and (ii) we have been successful in increasing the number of unique visitors to our web site.

OUR BUSINESS STRATEGY

Our goal is to re-position JAG Media as a leading Internet-based provider of fast breaking financial news and information to the institutional market and to professional traders. In time, we hope that JAG Media will become an important information resource for institutional investors, brokers, investment advisers and professional traders. We believe that market offers an opportunity to achieve higher revenues at lower per unit cost than the retail market we have been pursuing.

The success of our business depends on our ability to obtain the requisite financing and be able to:

*  reverse the current downward trend of our revenues;

*  control costs to correspond with our revenues; and

*  pursue merger and other expansion opportunities.

We plan to focus on servicing the institutional segment of our business. To assist us in this effort, we are investigating ways of using the internet more effectively in distributing our product to the institutional market and helping those customers in turn redistribute the product to their professionals.

* Increase Revenues. Some avenues which we are exploring to reverse the current downward trend of our revenues include:

   o Increasing our sales efforts to institutional subscribers by focusing our entire effort on reaching that market;

   o To the extent funds permit, developing products tailored to the needs of institutional subscribers such as JAGNotes and Rumor pages delivered to company intranets and featuring company branding;

   o Pursuing strategic affiliations, partnerships, joint ventures or other relationships with strategic partners, such as our current arrangement with Track Data, a financial information platform for professional traders, whereby Track Data offers our JAGNotes report as part of its collection of subscriber services to the professional trading community; and

   o Pursuing distribution arrangements with third party information providers that service financial institutions and individual investors.

* Curtail Costs. We sold our webcasting business and discontinued our efforts to market our Company Voice product to reduce our cash flow requirements. In addition, we have discontinued various commentators and employees in order to save costs where we concluded that the cost was not justified by our subscribers' interest and current revenue levels. Our new strategy of focusing on institutional customers will, we believe, also permit us to obtain more revenues per marketing dollar by focusing on a smaller number of customers and potential customers to whom we can sell our products.

* Pursue Merger and Other Expansion Opportunities. While we intend to utilize our available resources as effectively as possible to increase revenues and reduce costs, we realize that it may take some time before revenues can be increased to a level where they can cover operating costs and then reach the level where they can cover general and administrative costs. Many of our general and administrative costs are related to being a public company and these costs are difficult to reduce in light of the recent Sarbanes-Oxley legislation and its new requirements. We have therefore concluded that it would be prudent to attempt to increase our revenue base more quickly than our basic business strategy of refocusing on institutional customers is likely to achieve, so that such administrative costs could be absorbed by a materially larger revenue stream.

   While we have looked at various possible acquisitions over the past two years, we have decided that we should increase our efforts to find a compatible merger candidate. The candidate would not be in our specific line of business, but could be in another line of business related to the stock market, such as stock brokerage, or it could be in an unrelated line of business. Our current strategy is to not foreclose any attractive candidate based upon its line of business, although a candidate which offered us synergistic opportunities would of course be carefully considered.

A merger is our preferred method of expansion, but we believe there are sufficient synergistic advantages in expanding into the brokerage business to warrant also investigating starting such a business within our existing company if we do not find an appropriate merger candidate.

We will require additional funds in order to implement our business strategy. At our current usage rate of cash, the cash generated from our operations will not be sufficient to fund the liquidity requirements of our current business strategy. Accordingly, we will need to raise additional funds through public or private financing, strategic relationships or other arrangements. There can be no assurances that we will be able to do so.

Note: These are our strategies, goals and targets. We believe in them, but we cannot guarantee that we will be successful in implementing them or that, even if implemented, they will be effective in creating a profitable business. In addition we are dependent on having sufficient cash to carry out our strategy. Alternatively, we may have to continue to reduce services to a level subscribers may not find valuable. Please read "Risk Factors" beginning on page 9 of this prospectus before making any investment decision.

REGULATION

The securities industry is subject to extensive regulation under federal and state laws in the United States, and companies that provide financial advice to investors are generally required to register as investment advisers at either the federal or state level. We believe that our business consists of a publishing activity for which investment adviser registration and regulation does not apply under applicable federal or state law, and thus we are not registered as an investment adviser with either the SEC or any of the various states. The regulatory environment in which we operate is subject to change, however, and we could be required to register as an investment adviser with an appropriate regulatory agency at some point in the future.

In addition, we operate in an environment of tremendous uncertainty about potential government regulation of the Internet and Internet-based service providers. We believe that our business is not currently subject to direct regulation other than regulations applicable to businesses generally. However, the Internet is evolving rapidly, and governmental agencies have not yet been able to adapt all existing regulations to the Internet environment. The United States Congress has passed legislation that regulates certain aspects of the Internet, including on-line content, copyright infringement, user privacy, liability for third-party activities and jurisdiction. In addition, federal, state, local and foreign governmental organizations also are considering other legislative and regulatory proposals that would regulate the Internet.

We cannot predict what new laws will be enacted or how courts will interpret both existing and new laws. As a result, we are uncertain as to how new laws or the application of existing laws may affect our business. For example, while we are not aware of any pending laws or regulations that would restrict our ability to disseminate market-based rumors and other information of unsubstantiated reliability, it is possible that such laws or regulations may be passed in the future. Increased regulation in this area could decrease the demand for our services, increase our cost of doing business or otherwise have a material adverse effect on our business, results of operations and financial condition.

COMPETITION

Providing financial information and analysis over the Internet is a relatively new business, but it is already intensely competitive. A large number of web-based financial information providers are competing for subscribers, customers, advertisers, content providers, analysts, commentators and staff. In addition, cable television is an increasingly important source of competition.

We provide a variety of categories of information to our subscribers, including daily financial news, technical analysis of stock activity and selected financial data of corporations. Each of these components of our business competes to a different degree with the following information sources, many of which provide their information without charge:

o Online financial news and information providers including Yahoo Finance, CBSMarketwatch.com, TheStreet.com, Briefing.com, America Online Personal Finance Channel, Reuters and MotleyFool.com;

o  Internet portals and search engines such as America Online, MSN and Yahoo;

o Traditional media sources such as The Wall Street Journal, The Financial Times, Barrons, CNNfn, and CNBC, all of whom also have an Internet presence;

o Terminal-based financial news providers including Bloomberg, Reuters and Dow Jones; and

o Online brokerage firms such as Ameritrade, E*Trade, Charles Schwab, Fidelity and TD Waterhouse.

Because there is not a readily defined market in which we compete, we cannot predict which information source or sources will be our primary competition in the future. However, we expect competition from each of the above information sources to intensify and increase in the future. Most of our current and potential competitors have greater name recognition, larger financial, technical and marketing resources, and more extensive customer bases than we do, all of which could be leveraged to gain market share to our detriment.

It is not difficult for new competitors to enter the market. Much of the information we provide is publicly available and we do not have any patented or otherwise protected technologies that would preclude or inhibit competitors from entering our markets. Our current and future competitors may develop or offer services that have significant price, content, creative or other advantages over the services we provide.

In order for us to successfully compete in this business, we will need to reliably provide valuable services to a greater number of institutional and other subscribers who are willing to pay us fees sufficient to support such services. We believe that a successful implementation of our business strategy will allow us to compete successfully as a focused provider of timely investment information to institutional and professional investors.

INTELLECTUAL PROPERTY

We are the owner of pending federal trademark applications for JAG, JAGNOTES and RUMOR ROOM. We do not consider these trademarks to be material to our business.

WEB SITE TECHNICAL INFORMATION

We lease two web servers, which are the computer systems on which all content for our web sites are maintained and through which we operate our web sites. Our U.S. servers are maintained by Woodbourne Solutions and are located in their facility in Germantown, Maryland. Our two back-up servers are maintained by Above.net and PC Communications and are located in San Jose, California and Jersey City, New Jersey.

Our web site was redesigned in July 2000 by Zero-G at a cost of approximately $500,000. Subsequent redesigns have been handled internally and by Woodbourne Solutions, a technical consultant to JAG Media.

EMPLOYEES

As of June 30, 2004, we had five employees. As of that date, we had entered into employment agreements with all of our employees, two of whom are officers and directors of JAG Media.

EQUITY LINE OF CREDIT

As of April 9, 2002, we entered into, and on July 8, 2004 and July 21, 2004 we amended, an agreement with Cornell Capital Partners, L.P. for a $10 million equity line pursuant to which are able to sell our shares of Common Stock to Cornell Capital from time to time over a 48-month period ending on August 28, 2006. The purpose of the offering is to provide general working capital for JAG Media, including working capital which might be required by virtue of our strategic plan. This agreement superseded our original equity line purchase agreement with Cornell Capital, dated August 17, 2001. As of June 30, 2004, $4,035,000 of our existing equity line with Cornell Capital had been utilized.

STOCK DIVIDEND

On March 18, 2003, we announced our intention to declare a special stock dividend. To effect such dividend, we filed a Certificate of Designation with the Secretary of State of the State of Nevada on April 11, 2003 which designated a new series of Class B Common Stock, par value $0.00001 per share, which was distributed by dividend to the our stockholders of record as of the close of business on April 14, 2003 in the ratio of one share of Series 2 Class B Common Stock for every 100 shares of Common Stock. Such shares of Series 2 Class B Common Stock are non-voting, have dividend and liquidation rights equal to the Common Stock and are redeemable, which redemption by JAG Media is mandatory to the fullest extent permitted by law within six months following final resolution of our pending lawsuit in Texas federal court against various brokerage firms (or any related successor lawsuit) at a redemption price which is the greater of
(a) par value or (b) ninety percent of the net proceeds to us of such lawsuit after payment of fees and expenses incurred in connection with such lawsuit and all taxes on net income accrued or paid with respect to such net amount. The shares of Series 2 Class B Common Stock do not have a CUSIP number.

Our transfer agent has completed the issuance and mailing of Series 2 Class B Common Stock dividend certificates to all registered beneficial shareholders and to all beneficial owners who appear on beneficial owner lists supplied by brokers which are consistent with their share position with the Depository Trust Company. As of June 30, 2004, Series 2 Class B Common Stock dividend certificates had not yet been mailed to certain beneficial owners because as of such date approximately 13 brokers either had failed to submit a beneficial owner list to our transfer agent or the list they submitted did not correspond to their official position in our shares as recorded by the Depository Trust Company.

RECAPITALIZATION

On or about January 8, 2004, we mailed a Proxy Statement to stockholders in connection with our annual meeting (the "Annual Meeting") which was held on February 11, 2004. At the Annual Meeting, our stockholders approved, among other matters, a proposal to amend and restate Article Fourth of the Articles of Incorporation of JAG Media to:

   o increase the aggregate authorized number of shares of all classes of stock from 200,000,000 to 300,440,000 of which (w) 250,000,000 shares shall be designated common stock, par value $0.00001 per share, (x) 400,000 shares shall be designated Series 2 Class B common stock, par value $0.00001 per share, (y) 40,000 shares shall be designated Series 3 Class B common stock, par value $0.00001 per share and (z) 50,000,000 shares shall be designated preferred stock, par value $0.00001 per share; and

   o reclassify each outstanding share of our existing Class A Common Stock and Series 1 Class B Common Stock into one share of Common Stock upon surrender of physical share certificates representing the existing Class A Common Stock and Series 1 Class B Common Stock for new Common Stock certificates.

The above-described recapitalization was effected on June 4, 2004 upon the filing of a Certificate of Amendment to JAG Media's Articles of Incorporation with the Secretary of State of the State of Nevada. Our amended Articles of Incorporation also require that the new "certificate only" shares must bear the name of the beneficial owner on the face of each stock certificate. As a result of the recapitalization, the old shares of Class A Common Stock Series 1 Class B Common Stock only represent the right to receive the applicable number of shares of the new Common Stock. The holder of such shares not surrendered will not have the right to vote or to receive any dividends or other distributions payable by the Company after the Effective Date until such shares have been exchanged for the new Common Stock.

APPOINTMENT OF NEW TRANSFER AGENT

Effective as of May 1, 2004, we retained Transfer Online, Inc. ("Transfer Online") to serve as our transfer agent and registrar, replacing our former transfer agent and registrar, Computershare Investor Services, Inc. Through its proprietary software, Transfer Online will be able to provide the Company and its shareholders with immediate access to their information. All shareholder information will be available online. In addition, the Company will be able to access a comprehensive suite of tools and reports at any time by logging into TransferOnline.com.

RESIGNATION OF CHIEF EXECUTIVE OFFICER; EXECUTIVE REORGANIZATION

On April 2, 2004, we announced a reorganization of its management team. The Board of Directors of JAG Media elected Thomas J. Mazzarisi, formerly Chief Financial Officer, as its new Chief Executive Officer and Chairman of the Board of Directors. Stephen J. Schoepfer, previously Executive Vice President, has been elected President and Chief Financial Officer, while remaining Chief Operating Officer of the Company. Effective as of such date, Gary Valinoti stepped down from his Chief Executive Officer, President and Director positions with the Company to refocus his efforts on the Company's pending lawsuit against various brokerage firms. A description of Mr. Valinoti's Separation Agreement with JAG Media is described elsewhere herein under "Employment Contracts--Valinoti Separation Agreement."

FACILITIES

Our executive and administrative headquarters is currently located at 6865 SW 18th Street, Suite B13, in Boca Raton, Florida. We rent this space at a cost of $1,050.00 per month. We also currently rent space to house our executive and administrative personnel and related administrative equipment in New Jersey at a cost of $630.00 per month. The servers for our web site are housed at separate locations as indicated above (see "Web Site Technical Information"). We believe that we will be able to locate suitable new office space and obtain a suitable replacement for our Florida office space, if our lease is not renewed, on commercially reasonable terms.

LEGAL PROCEEDINGS

On June 20, 2002, JAG Media Holdings, Inc. and its President and Chief Executive Officer, Gary Valinoti, filed a complaint in the 165th District Court of Harris County, Texas against over 150 brokerage firms, alleging, among other things, a conspiracy among the defendants to short sell JAG Media stock. The original lawsuit was subsequently amended on June 24, 2002 and was recently removed to the United States District Court for the Southern District of Texas. The plaintiffs subsequently filed a motion in the United States District Court for the Southern District of Texas to have the action remanded back to the state court where it was originally commenced. That motion was denied and the action is proceeding in the federal district court. The discovery process has begun, and the plaintiffs are currently pursuing document production and the names and locations of certain fact witnesses and corporate representatives. On October 1, 2003, the Court denied various motions to dismiss made on behalf of the defendants. However, in its ruling, the Court indicated that all motions to dismiss could have been granted in light of the defective pleadings made by plaintiffs and allowed plaintiffs 20 days to file an amended complaint to comply with certain pleading requirements of the Court. Plaintiffs filed an amended complaint within the required period.

A motion to dismiss the Lawsuit is currently pending before the Court. While that motion is pending, discovery is stayed by court rule. In the interim, the Company's attorneys are preparing for discovery and intend to commence discovery immediately after they are permitted to do so.

In this action, the plaintiffs seek an immediate accounting of all short positions, an accounting of all profits made by defendants in trading JAG Media stock, disgorgement of any profits made by the defendants, actual damages incurred as a result of the defendant's trading activities, exemplary damages for the defendants' intentional conduct and attorneys fees and costs incurred as a result of this litigation. In our view, unusual patterns of trading suggest a substantial illegal short position in our shares, which we hope to verify through various pre-trial procedures.

There are no currently pending material lawsuits or similar administrative proceedings against JAG Media and, to the best of our knowledge, there is presently no basis for any other suit or proceeding.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy any of this information at the SEC's public reference room in Washington, D.C. Please call the SEC at (800) SEC-0330 if you would like further information on the public information room. This information is also available from the SEC's web site at http://www.sec.gov.

We also distribute annual reports containing audited financial statements and other information to our stockholders after the end of each fiscal year. We do not intend to regularly distribute quarterly reports to our stockholders, but we will gladly send them to you upon your written request to Thomas J. Mazzarisi, our Chairman, Chief Executive Officer and General Counsel, at 6865 S.W. 18th Street, Suite B13, Boca Raton, Florida 33433.

                      MANAGEMENT AND EXECUTIVE COMPENSATION

MANAGEMENT

Following is certain information about our executive officers and directors.

         Thomas J. Mazzarisi, age 47, is our Chairman of the Board, Chief Executive Officer and General Counsel. Previously, Mr. Mazzarisi served as our Executive Vice President and General Counsel from March 1999 to April 2, 2004 and as our Chief Financial Officer from November 9, 2001 to April 2, 2004. Mr. Mazzarisi has been a member of our Board of Directors since July 1999. From 1997 until joining JAG Media Holdings, Inc., Mr. Mazzarisi practiced law from his own firm in New York, specializing in international commercial transactions. From 1988 until 1997, Mr. Mazzarisi was a Senior Associate at the law firm of Coudert Brothers where he also specialized in international commercial transactions. Prior to joining Coudert Brothers, Mr. Mazzarisi was Deputy General Counsel of the New York Convention Center Development Corporation. Mr. Mazzarisi is a graduate of Fordham University where he received a B.A. in Political Economy and was elected to Phi Beta Kappa. Mr. Mazzarisi received his J.D. from Hofstra University School of Law.

         Stephen J. Schoepfer, age 45, is our President, Chief Operating Officer, Chief Financial Officer and Secretary. Previously, Mr. Schoepfer served as our Executive Vice President, Chief Operating Officer and Secretary from July 1999 to April 2, 2004. Mr. Schoepfer has been a member of our Board of Directors since July 1999. Prior to joining the Company in July 1999, he was a Financial Advisor with the investment firm of Legg Mason Wood Walker. Prior to joining Legg Mason, Mr. Schoepfer served as a Financial Advisor and Training Coordinator at Prudential Securities. Mr. Schoepfer attended Wagner College.

EXECUTIVE COMPENSATION

The following table sets forth certain summary information regarding compensation paid to our Chief Executive Officer and certain executive officers for services rendered during the fiscal years ended July 31, 2001, 2002 and 2003. Except as listed in the table below, no executive officer holding office in fiscal year 2003 received total annual salary and bonus exceeding $100,000. No such officers have been awarded any stock options, stock appreciation rights or other long term or incentive compensation not reflected below.

                               Annual Compensation

                                                                                Long-Term
                                                                                Compensation
                                                                                Common Shares
                                                                  Other          Subject to
                                 Fiscal                           Annual          Options           All Other
Name and Principal Position       Year      Salary    Bonus    Compensation       Granted          Compensation
---------------------------      ------     ------    -----    ------------     -------------      ------------
Thomas J. Mazzarisi,             2003      $150,000    --           --            --                  --
Chairman of the Board,
Chief Executive Officer and      2002      $150,000    --           --            1,000,000(1)        --
General Counsel
                                 2001      $150,000    --           --            900,000(2)          (3)



Stephen J. Schoepfer,            2003      $150,000    --           --            --                  --
President, Chief Operating
Officer                          2002      $150,000    --           --            1,000,000(1)
Chief Financial Officer and
Secretary                        2001      $150,000    --           --            900,000(2)          (3)



Gary Valinoti,                   2003      $150,000    --           --            --                  --
(Mr. Valinoti served as
Chief Executive Officer,         2002      $150,000    --           --            1,000,000(1)
President and director
of JAG Media Holdings, Inc.      2001      $150,000    --           --            900,000(2)          (3)
from March 1999 to April 2,
2004,but is no longer employed
by  JAG Media.)

Raymond G. Taylor,               2003       --         --           --            --                  --
(Mr. Taylor served as Chief
Financial Officer of JAG         2002       $25,000    --           --            --                  --
Media Holdings, Inc. from
April 1, 2001 to November 9,     2001       $65,000    --           --            --                  --
2001, but is no longer
employed by JAG Media.)

------------
(1) In lieu of the 900,000 options granted to the executive on December 14, 2000, which options were cancelled effective August 31, 2001, the executive was granted options to purchase 1,000,000 shares of our Common Stock at an exercise price of $0.02 per share pursuant to an amended and restated employment agreement dated August 31, 2001.

(2) Received a grant of options to purchase 900,000 shares of our Common Stock at an exercise price of $0.25 per share on December 14, 2000, pursuant to the terms of an employment agreement with us, which options were cancelled effective August 31, 2001.

(3) Received grant of a 5% equity interest in JAGfn Broadband LLC, our former webcast subsidiary, on December 14, 2000 which had no value at the time of grant.

OPTION GRANTS IN FISCAL YEAR 2003

No freestanding SARs or restricted stock awards were granted to, or exercised by, any of our named executive officers during the fiscal year ended July 31, 2003.

The following table sets forth information regarding options to acquire shares of our Common Stock granted under our Long-Term Incentive Plan to Gary Valinoti (our former Chief Executive Officer), Thomas J. Mazzarisi (our Chairman, Chief Executive Officer and General Counsel) and Stephen J. Schoepfer (our President, Chief Operating Officer, Chief Financial Officer and Secretary) as of July 31, 2003.

                OPTION GRANTS IN PERIOD BEGINNING AUGUST 1, 2002
                            AND ENDING JULY 31, 2003

                                                Percentage of
                                                   Total
                                             Options Granted to
                                                  Employees
                                                in the period
                                Number of         beginning
                                Securities    August 1, 2002 and
                                Underlying         ended              Exercise or
                                 Options          July 31,          Base Price Per      Market Price on
Name                             Granted           2003                ($/Share)       the Date of Grant    Expiration Date
----                             -------      -------------------   --------------     -----------------    ---------------
Gary Valinoti                       0                *                     *                   *                  *
Thomas J. Mazzarisi                 0                *                     *                   *                  *
Stephen J. Schoepfer                0                *                     *                   *                  *

* Not applicable.

REPORT ON REPRICING OF OPTIONS

Our Board believes that the retention of executives who possess an in depth knowledge of our operations, contacts within the professional financial community for certain information that we provide to our subscribers and the skills and expertise required to lead our organization is vital to our competitive strength. It is the policy of our Board to award stock options to our executive officers in order to align their interests with those of our long-term investors and to help attract and retain these persons. It is our Board's goal to preserve this incentive as an effective tool in compensating, motivating and retaining our executives. We have granted these options at exercise prices below the market price of our stock as a form of immediate compensation to our executives.

We did not reprice any stock options during our fiscal year ended July 31, 2003.

EQUITY COMPENSATION PLAN INFORMATION AS OF JULY 31, 2003

                                                                                                        Number of
                                                                                                       securities
                                                                                                        remaining
                                                                                                      available for
                                                                  Number of           Weighted       future issuance
                                                               securities to be       average         under equity
                                                                 issued upon       exercise price     compensation
                                                                 exercise of       of outstanding   plans (excluding
                                                                 outstanding          options,         securities
                                                              options, warrants     warrants and      reflected in
                                                                  and rights           rights          column (a))
                                                                     (a)                 (b)               (c)
                                                              -----------------     -------------   ----------------
Equity compensation plans approved by security
holders..............................................           Not applicable     Not applicable    Not applicable

1999 Long-Term Incentive Plan (not approved by
security holders)....................................              1,750,000            $ .02         4,250,000(1)

Individual Compensation Arrangements (not approved
by security holders).................................              1,835,000(2)         $4.04                 0
                                                                   ---------            -----         ---------
                   Total.............................              3,585,000            $ .34         4,250,000(1)
                                                                   =========            =====         =========

(1) The maximum number of shares that may be subject to outstanding awards under our 1999 Long-Term Incentive Plan is 6,000,000 shares of Common Stock. Because this limitation applies only to outstanding awards under the plan, as the outstanding options included in column (a) are either exercised, forfeited or expire pursuant to their terms, the number of shares remaining available for future issuance in column (c) shall be increased by the number of shares subject to such option so exercised, forfeited or expired.

(2) See Note 5 to Financial Statements.


OPTION EXERCISES IN FISCAL YEAR 2003

The following table sets forth certain information regarding the stock options exercised during the fiscal year ended July 31, 2003 and the stock options held as of July 31, 2003 by Gary Valinoti (our former Chief Executive Officer), Thomas J. Mazzarisi (our Chairman, Chief Executive Officer and General Counsel) and Stephen J. Schoepfer (our President, Chief Operating Officer, Chief Financial Officer and Secretary).

                AGGREGATE OPTION EXERCISES IN 2003 OPTION VALUES

                               Shares
                              Acquired      Value           Number of Shares Underlying        Value of Unexercised In-the-Money
          Name               on Exercise   Realized     Unexercised Options at July 31, 2003       Options at July 31, 2003
          ----               -----------   --------     ------------------------------------   ---------------------------------
                                                            Exercisable       Unexercisable       Exercisable       Unexercisable
                                                            -----------       -------------       -----------       -------------
Gary Valinoti                        0             0         1,000,000              0               $520,000               0
Thomas J. Mazzarisi                  0             0           500,000              0               $260,000               0
Stephen J. Schoepfer           250,000      $289,171           250,000              0                $62,500               0


During January 2003, Mr. Schoepfer exercised options to purchase 250,000 shares of our Common Stock.

DIRECTOR COMPENSATION

We currently do not compensate our directors for their services in such capacity.

1999 LONG-TERM INCENTIVE PLAN

In October, 1999 the Board of Directors approved the 1999 Long-Term Incentive Plan. This plan was most recently amended in April 2002. The purpose of the plan is to allow us to attract and retain officers, employees, directors, consultants and certain other individuals and to compensate them in a way that provides additional incentives and enables such individuals to increase their ownership interests in JAG Media. Individual awards under the plan may take the form of:

   o  either incentive stock options or non-qualified stock options;

   o  stock appreciation rights;

   o  restricted or deferred stock;

   o  dividend equivalents;

   o bonus shares and awards in lieu of our obligations to pay cash compensation; and

   o other awards, the value of which is based in whole or in part upon the value of the Common Stock.

The plan will generally be administered by a committee appointed by the board of directors, except that the board will itself perform the committee's functions under the plan for purposes of grants of awards to directors who serve on the committee. The board may also perform any other function of the committee. The committee generally is empowered to select the individuals who will receive awards and the terms and conditions of those awards, including exercise prices for options and other exercisable awards, vesting and forfeiture conditions, performance conditions, the extent to which awards may be transferable and periods during which awards will remain outstanding. Awards may be settled in cash, shares, other awards or other property, as the committee may determine.

The maximum number of shares that may be subject to outstanding awards under the plan will not exceed 6,000,000 shares of Common Stock. As of June 30, 2004, there were a total of 1,750,000 shares of Common Stock subject to outstanding options granted under the plan. These options have an exercise price of $0.02 per share.

The plan will remain in effect until terminated by the board of directors. The plan may be amended by the board of directors without the consent of our stockholders, except that any amendment, although effective when made, will be subject to stockholder approval if required by any Federal or state law or regulation or by the rules of any stock exchange or automated quotation system on which our Common Stock may then be listed or quoted. The number of shares reserved or deliverable under the plan, the annual per-participant limits, the number of shares subject to options automatically granted to non-employee directors, and the number of shares subject to outstanding awards are subject to adjustment in the event of stock splits, stock dividends and other extraordinary corporate events.

We generally will be entitled to a tax deduction equal to the amount of compensation realized by a participant through awards under the plan, except no deduction is permitted in connection with incentive stock options if the participant holds the shares acquired upon exercise for the required holding periods; and deductions for some awards could be limited under the $1.0 million deductibility cap of Section 162(m) of the Internal Revenue Code. This limitation, however, should not apply to certain options, stock appreciation rights and performance-based awards granted thereafter if JAG Media complies with certain requirements under Section 162(m).

EMPLOYMENT CONTRACTS

MAZZARISI AND SCHOEPFER EMPLOYMENT AGREEMENTS

On August 31, 2001, we entered into amended and restated three-year employment agreements with each of Stephen J. Schoepfer (our President, Chief Operating Officer, Chief Financial Officer and Secretary) and Thomas J. Mazzarisi (our Chairman of the Board, Chief Executive Officer and General Counsel). These agreements amended and superseded the original employment agreements, dated December 14, 2000, between us and the executives named above. Each of these amended and restated employment agreements expires on August 31, 2004 and provides for an annual base salary of $150,000. In addition, each executive is entitled to receive annual incentive stock bonuses as follows:

   o 500,000 shares of Common Stock if the average closing bid price of our Common Stock for year 1 under the contract is $1.00 or greater;

   o 500,000 shares of Common Stock if the average closing bid price of our Common Stock for year 2 under the contract is $2.00 or greater; and

   o 500,000 shares of Common Stock if the average closing bid price of our Common Stock for year 3 under the contract is $3.00 or greater.

No shares of Common Stock have been earned in years 1 and 2.

In addition, each executive is entitled to receive a 5% non-dilutable interest (i.e., a constant percentage ownership interest) in any subsidiary established by JAG Media for its Hispanic/Latin operations. The executives shall also be granted an option to purchase a 5% ownership interest in any subsidiary that JAG Media successfully creates and spins off during the term of their employment contracts.

In addition, pursuant to these amended and restated employment agreements, each of the above named executives is entitled to the same medical and other benefits, including health and life insurance coverage, as are provided to other employees of JAG Media. In the event JAG Media terminates the employment of any of such executives without cause or such executive resigns for good reason as defined in the employment agreements, such executive shall be entitled to receive (i) continued medical and life insurance coverage for a period equal to the greater of one year or the number of years and fractions thereof between the date of such termination and the end of the term (the Severance Period), (ii) a lump sum cash payment equal to the executive's highest rate of annual salary in effect during the term multiplied by the Severance Period, (iii) a lump sum cash payment equal to the number of accrued and unused vacation days calculated at the executive's then current salary rate and (iv) accelerated vesting of all of the executive's outstanding stock options. Such cash payments will be made within 10 days of termination of employment, and shall not be subject to offset for amounts earned by the executive in respect of any subsequent employment, nor is the executive required to seek any such subsequent employment.

Further, immediately prior to a "change in control" (as defined in our Long-Term Incentive Plan) of JAG Media, the above-named executives shall also be granted an option to acquire 1,000,000 shares of our Common Stock (subject to equitable adjustments for stock splits, etc.) at an exercise price equal to 25% of the closing bid price of the stock immediately prior to such change in control, which option shall be fully vested and immediately exercisable in full and expire on a date which is the earlier of ten years from such change in control and three years after termination of employment. Generally, under our Long-Term Incentive Plan a "change in control" shall be deemed to have occurred (i) if there is an acquisition 30% or more of our then outstanding shares of Common Stock, (ii) Messrs. Mazzarisi and Schoepfer cease for any reason to constitute at least a majority of the members of our Board, or (iii) a merger, consolidation, recapitalization, reorganization, sale or disposition of all or a substantial portion of our assets, or similar transaction shall have occurred. However, a change in control shall not be deemed to have occurred if consummation of such a transaction would result in at least 70% of the total voting power represented by the voting securities of JAG Media outstanding immediately after such transaction being beneficially owned by at least 75% of the holders of outstanding voting securities of JAG Media immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction.

In the unlikely event that we issue to Cornell Capital under the equity line more than approximately 17,400,000 shares of our Common Stock and Cornell Capital does not sell any such shares and we issue no other shares, such issuance to Cornell Capital would result in the acquisition by Cornell Capital of more than 30% of our then outstanding shares of Common Stock and would trigger the change in control provisions in the employment agreements of our executive officers. As a result, each of Messrs. Mazzarisi and Schoepfer would be granted an option to acquire 1,000,000 shares of our Common Stock at an exercise price equal to 25% of the closing bid price of the stock immediately prior to such change in control, which option would be fully vested and immediately exercisable in full and expire on a date which would be the earlier of ten years from such change in control and three years after termination of such person's employment. The occurrence of the change of control would also permit each executive to resign from JAG Media if they so chose and be entitled to all of the severance benefits described above, including medical and life insurance coverage, accelerated vesting of outstanding stock options and certain lump sum cash payments.

Pursuant to the terms and conditions of the amended and restated employment agreements, we cancelled outstanding options granted to each of Messrs. Mazzarisi and Schoepfer to purchase an aggregate of 900,000 shares of our Common Stock exercisable at a price per share of $0.25. In lieu of these options, we have granted on August 31, 2001 to each of Messrs. Mazzarisi and Schoepfer to purchase an aggregate of 1,000,000 shares of our Common Stock exercisable at a price per share of $0.02, all of which vested immediately upon the execution of the amended and restated agreements. These options are subject to the terms of our 1999 Long-Term Incentive Plan, as amended, and may be exercised, in whole or in part, by the executives on a cashless basis.

VALINOTI SEPARATION AGREEMENT

In connection with Gary Valinoti's resignation as our President and Chief Executive Officer effective April 2, 2004, we entered into a separation agreement whereby, in exchange for a release of all claims against us, Mr. Valionti received a lump-sum termination payment equal to $150,000 and is entitled to continued medical and life insurance coverage for the 12 month period following the date of termination. The continuation of benefits is subject to Mr. Valinoti's continued compliance with the "Company Policies" and "Confidentiality" provisions contained in Mr. Valinoti's employment agreement with Jagnotes.com, Inc., dated August 31, 2001. In addition, pursuant to the terms of the separation agreement, Mr. Valinoti obtained ownership and title to the computer, printer, mobile telephone, personal digital assistant, portable digital dictation device and related equipment and software that Mr. Valinoti was using at the time of his termination.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our Articles of Incorporation provide that we shall indemnify our officers, directors, employees and agents to the full extent permitted by Nevada law. Our Bylaws include provisions to indemnify our officers and directors and other persons against expenses (including judgments, fines and amounts paid for settlement) incurred in connection with actions or proceedings brought against them by reason of their serving or having served as officers, directors or in other capacities. We do not, however, indemnify them in actions in which it is determined that they have not acted in good faith or have acted unlawfully or not in JAG Media's best interest. In the case of an action brought by or in the right of JAG Media, we shall indemnify them only to the extent of expenses actually and reasonably incurred by them in connection with the defense or settlement of these actions and we shall not indemnify them in connection with any matter as to which they have been found to be liable to JAG Media, unless the deciding court determines that, notwithstanding such liability, that person is fairly entitled to indemnity in light of all the relevant circumstances.

We do not currently maintain director's and officer's liability insurance but we may do so in the future.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors and officers pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On April 1, 2002, Thomas J. Mazzarisi, our Chairman, Chief Executive Officer and General Counsel, loaned us $200,000. The loan was subject to the terms and conditions of an unsecured promissory note issued by us to Mr. Mazzarisi on such date. The loan, which bore interest at 9.0% per annum, was repaid in full, including interest, by JAG Media on March 29, 2004.

On April 1, 2002, Stephen J. Schoepfer, our President, Chief Operating Officer, Chief Financial Officer and Secretary, loaned us $200,000. The loan was subject to the terms and conditions of an unsecured promissory note issued by us to Mr. Schoepfer on such date. The loan, which bore interest at 9.0% per annum, was repaid in full, including interest, by JAG Media on March 29, 2004.

We used the original proceeds of these loans to fund existing payables and for general corporate purposes.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Common Stock as of June 30, 2004 (except as otherwise indicated) by (i) each person known by JAG Media to be the beneficial owner of more than 5% of our Common Stock, (ii) each director and nominee to be a director, (iii) each named executive officer and (iv) all directors and executive officers as a group. Except as otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.

Name and Address of Beneficial Owner                    Number of Shares Beneficially Owned        Percentage of Class
------------------------------------                    -----------------------------------        -------------------
Gary Valinoti                                                       5,097,000(1)(2)(3)                      11.3%
4 Page Drive
Red Bank, NJ 07701

Thomas Mazzarisi (Chairman of the Board,                              610,000(1)(4)                          1.4%
Chief Executive Officer and General Counsel)
6865 SW 18th Street, Suite B13,
Boca Raton, Florida 33433

Stephen Schoepfer (President,                                         325,000(1)(5)                            *
Chief Operating Officer,
Chief Financial Officer and Director)
6865 SW 18th Street, Suite B13,
Boca Raton, Florida 33433

All executive officers and directors as a                              935,00(1)(4)(5)                       2.1%
group (2 persons)

--------------
*  Less than one percent

(1) Based on 44,234,682 shares of Common Stock issued and outstanding as of July 23, 2004, plus the number of shares of Common Stock which the beneficial owner has the right to acquire within 60 days, if any.

(2) Includes 524,498 shares of Common Stock owned by Mr. Valinoti's wife, Cathleen Valinoti.

(3) Includes 1,000,000 shares of Common Stock issuable upon the exercise of stock options.

(4) Includes 500,000 shares of Common Stock issuable upon the exercise of stock options.

(5) Includes 250,000 shares of Common Stock issuable upon the exercise of stock options.

                              SELLING STOCKHOLDERS

The following table sets forth information with respect to the selling stockholders, including: (i) the number and of shares beneficially owned by each of them prior to the offering; (ii) the maximum number of shares to be sold pursuant to this prospectus following the date hereof; and (iii) the number and approximate percentage of shares to be owned by each of them after the completion of this offering. All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated.

                                                                     Maximum Number of                Shares Beneficially Owned
                                         Number of Shares            Shares to Be Sold                after Offering (Assuming
                                         Beneficially Owned          Pursuant to this                 Sale of All Shares Covered
Name                                      Prior to Offering          Prospectus                       By this Prospectus
----                                     ------------------          -----------------                --------------------------
                                                                                                       Number        Percent
                                                                                                       ------        ------
Cornell Capital Partners, L.P.                       0               10,464,913(1)                     0              0
Gary Valinoti                                5,087,000                1,000,000(2)                     4,087,000      9.2%
Stephen J. Schoepfer                           325,000                  325,000(3)                     0              0
Thomas J. Mazzarisi                            610,000                  610,000(4)                     0              0
M.S. Farrell & Co., Inc.                       750,000                  750,000(5)                     0              0
Strategic Growth International, Inc.           593,000                  593,000(6)                     0              0
Butler Gonzalez LLP                             25,000                   25,000(7)                     0              0
Bay Point Investment Partners LLC            1,728,539                1,728,539                        0              0
Kuekenhof Equity Fund L.P.                      35,000                   35,000                        0              0
                                             ---------               ----------                        ---------      ---
                                             9,153,539               15,531,452                        4,087,000      9.2%

                 Total

(1) Includes 10,464,913 shares which may be issued to Cornell Capital under our equity line.

(2) Includes 1,000,000 shares issuable upon the exercise of stock options granted on August 31, 2001.

(3) Includes 250,000 shares issuable upon the exercise of stock options granted on August 31, 2001.

(4) Includes 500,000 shares issuable upon the exercise of stock options granted on August 31, 2001.

(5) Includes 750,000 shares issuable upon the exercise of a stock purchase warrant, dated March 15, 2000.

(6) Includes 500,000 shares issuable upon the exercise of a stock option granted on March 14, 2000 and 93,000 shares issued pursuant to a Settlement Agreement, dated October 5, 2001, between us and Strategic Growth International Inc.

(7) Includes 25,000 shares issuable upon the exercise of a stock purchase warrant, dated June 12, 2000.

(8) Based on 44,234,682 shares of Common Stock issued and outstanding as of July 23, 2004.

The address of Cornell Capital Partners, L.P. is 101 Hudson Street, Suite 3606, Jersey City, New Jersey 07302. The affairs of Cornell Capital are managed by Yorkville Advisors Management, LLC. The principals who exercise voting and investment control over Yorkville Advisors Management are Messrs. Mark Angelo, Joseph Donohue, Robert Farrell, Matthew Beckman and Meir Levin. Cornell Capital is party to an equity line purchase agreement with us dated April 9, 2002. The shares issuable to Cornell Capital pursuant to the equity line agreement are registered on the registration statement of which this prospectus forms a part.

The address of Butler Gonzalez LLP is 1000 Stuyvesant Avenue, Suite #6, Union, New Jersey 07083. The sole members of Butler Gonzalez are Thomas Butler and David Gonzalez. Butler Gonzalez served as counsel to Cornell Capital in connection with the two equity line transactions noted above. Butler Gonzalez also served as counsel to a placement agent in connection with a private placement of our securities that was consummated in June 2000.

The address of M.S. Farrell & Co., Inc. is 67 Wall Street, New York, New York 10005. The principals of M.S. Farrell are Martin Schacker, Thomas Gallo, Douglas Gass, Brendan Rempel, Keith Schacker, Albert Auer and James Giglio. M.S. Farrell has provided investment banking services to us since March 2000.

The address of Strategic Growth International, Inc. is 111 Great Neck Road, Suite 606, Great Neck, New York 11021-5402. Strategic Growth is controlled by its two shareholders, Richard Cooper and Stanley Altschuler. Strategic Growth has provided investor relations services to us since March 2000.

The address of Messrs. Thomas J. Mazzarisi and Stephen J. Schoepfer is c/o JAG Media Holdings, Inc., 6865 SW 18th Street, Suite B13, Boca Raton, Florida 33433. Thomas J. Mazzarisi is our Chairman, Chief Executive Officer and General Counsel. Prior to becoming Chairman and Chief Executive Officer effective April 2, 2004, Mr. Mazzarisi served as our Executive Vice President and General Counsel since March 1999. Mr. Mazzarisi also served as our Chief Financial Officer from November 9, 2001 to April 2, 2004. Mr. Mazzarisi has been a member of our Board of Directors since July 1999. Stephen J. Schoepfer is our President, Chief Operating Officer, Chief Financial Officer and Secretary. Prior to becoming President and Chief Financial Officer effective April 2, 2004, Mr. Schoepfer served as our Executive Vice President and Chief Operating Officer since July 1999.

Gary Valinoti was a co-founder of the predecessor to JAG Media Holdings, Inc. and served as our President and Chief Executive Officer and as a member of our Board of Directors from March 1999 to April 2, 2004. The address of Mr. Valinoti is 4 Page Drive, Red Bank, New Jersey 07701.

The address of Bay Point Investment Partners LLC is c/o Law Offices of Stewart Merkin, 444 Brickell Avenue, Suite 300, Miami, Florida 33131. The principal who exercises voting and investment power over this selling stockholder is Richard Meiman.

The address of Kuekenhof Equity Fund L.P. is 22 Church Street, Suite 5, Ramsey, New Jersey 07446 The principal who exercises voting and investment power over this selling stockholder is Michael James.

Except as disclosed above, no selling stockholder has ever held any position or office with us.

                              PLAN OF DISTRIBUTION

EQUITY LINE SHARES

As of April 9, 2002, we entered into an equity line purchase agreement with Cornell Capital Partners, L.P. and we amended this agreement on July 8, 2004 to extend the term of the equity line. Pursuant to the agreement, Cornell Capital agreed to purchase our shares of common stock during the 48-month period ending on August 28, 2006. We have agreed to bear all expenses, including legal and accounting fees, incurred in connection with the registration of shares issuable pursuant to the equity line purchase agreement. The equity line purchase agreement will terminate on August 28, 2006, unless its term is extended by the mutual agreement of JAG Media and Cornell Capital.

The equity line purchase agreement provides for the purchase by Cornell Capital of up to $10 million worth of shares of our Common Stock over a 48-month period. During this period, we may, at our sole discretion, request a draw on the equity line by causing Cornell Capital to purchase our Common Stock. Cornell Capital will be obligated to buy the shares, subject to the terms of the agreement. Cornell Capital is acquiring the shares in the ordinary course of business, and has no agreements or understandings, direct or indirect, with any person with respect to the distribution of our Common Stock.

The sales price for the shares we sell to Cornell Capital is not fixed, but will be equal to 95% of the lowest closing bid price for the Common Stock during the 5 trading days commencing on the date after we request a draw on the equity line. There is no minimum amount that we can draw at any one time. The maximum amount that we can draw at any one time is $500,000. The maximum amount that we can sell over the 48-month term of the agreement is $10 million. As at July 23, 2004, $4,035,000 of the equity line had been utilized with $5,965,000 remaining available under the equity line. Generally, we must wait five trading days between draws on the equity line.

The following are some of the conditions that we must meet before Cornell Capital is obligated to buy our shares:

o the registration statement, of which this prospectus is a part, must be declared effective by the SEC and remain effective;

o our representations and warranties given to Cornell Capital must be true and correct, and we must comply with the provisions of the agreement with Cornell Capital; and

o our Common Stock must remain traded on the Pink Sheets or the Nasdaq OTC Bulletin Board or another trading market or exchange.

There is no guarantee that we will be able to meet these or any other conditions under the equity line purchase agreement, or that we will be able to draw on any portion of the $10 million equity line.

In connection with the equity line purchase agreement, we agreed to pay to Cornell Capital a cash fee on each closing date under the equity line in an amount equal to five percent (5%) of the total advance made to us by Cornell Capital at such closing, which cash fee may be deducted by Cornell Capital from the gross proceeds due and payable to us.

In connection with the equity line purchase agreement, we also engaged Westrock Advisors, Inc. to act as our exclusive placement agent. Pursuant to the terms and conditions of a placement agent agreement, we issued to Westrock Advisors, Inc. 10,000 shares of our Common Stock as a placement agent fee. These shares have since been sold by Westrock.

The following table shows, based on the hypothetical variables shown in the table, (i) the fee payable to Cornell Capital, (ii) the net proceeds to be received by us, (iii) the number of shares we would issue to Cornell Capital,
(iv) the price Cornell Capital would pay for those shares, (v) the percentage of our currently outstanding shares represented by the number of shares issued to Cornell Capital and (vi) the amount of decrease in the net tangible book value per share that would occur as a result of such issuance. Our net tangible book value as of April 30, 2004 was $877,838, representing a net tangible book value per share of our Common Stock, based on the number of such shares outstanding as of April 30, 2004, of $0.02.

                                                                                                   Change in
                                                            Number of                              Percent of         Tangible Net
Market Price  Advance Amount(1)  Investor Fee  Net Proceeds  Shares  Issued Purchase Price(2) Outstanding Shares(7)  Value Per Share
------------  ----------------   ------------  ------------  ------  -----------------------  ---------------------  ---------------
$0.60(3)         $500,000          $25,000      $475,000     877,193          $0.157                  2.0%                 $.01
$0.45(4)         $500,000          $25,000      $475,000   1,169,591          $0.4275                 2.6%                 $.01
$0.30(5)         $500,000          $25,000      $475,000   1,754,386          $0.285                  4.0%                 $.01
$0.15(6)         $500,000          $25,000      $475,000   3,508,772          $0.1425                 7.9%                 $.01

(1) Represents the maximum advance amount under the equity line purchase agreement.
(2) Represents 95% of Market Price (as defined in the equity line purchase agreement).
(3) Represents the Market Price of our Common Stock assuming our put right was exercised on July 16, 2004.
(4) Represents a 25% decline in the Market Price of our Common Stock.
(5) Represents a 50% decline in the Market Price of our Common Stock.
(6) Represents a 75% decline in the Market Price of our Common Stock.
(7) Based on 44,234,682 shares of Common Stock issued and outstanding as of July 23, 2004.

MANNER OF SALES; BROKER-DEALER COMPENSATION

Cornell Capital may resell any shares of Common Stock that it acquires from us pursuant to the equity line of credit agreement. It may elect to sell any of these shares in privately negotiated transactions or in the over-the-counter market through brokers and dealers. These brokers and dealers may act as agent or as principals and may receive compensation in the form of discounts, concessions or commissions from Cornell Capital or from the purchasers of its shares of Common Stock for whom the broker-dealers may act as agent or to whom the broker-dealers may sell as principal, or both. Cornell Capital also may sell the shares in reliance upon Rule 144 under the Securities Act from time to time if it is eligible to do so. We have been advised by Cornell Capital that it has not made any arrangements for the distribution of the shares. Broker-dealers who effect sales for Cornell Capital may arrange for other broker-dealers to participate. Broker-dealers engaged by Cornell Capital will receive commissions or discounts from it in amounts to be negotiated prior to the sale.

If Cornell Capital notifies us that it has entered into a material arrangement (other than a customary brokerage account agreement) with a broker or dealer for the sale of shares of Common Stock under this prospectus through a block trade, purchase by a broker or dealer or similar transaction or has made any other material changes to the plan of distribution described above, we will file a post-effective amendment to the registration statement of which this prospectus forms a part, if required, disclosing:

o  the name of each broker-dealer;

o  the number of shares involved;

o  the price at which those shares were sold;

o the commissions paid or discounts or concessions allowed to the broker-dealer(s);

o if applicable, that the broker-dealer(s) did not conduct any investigation to verify the information contained or incorporated by reference in this prospectus, as amended; and

o  any other facts material to the transaction.

PERSONS DEEMED TO BE UNDERWRITERS

Cornell Capital is an "underwriter" within the meaning of the Securities Act in connection with the sale of the shares it may receive pursuant to the equity line purchase agreement. Accordingly, both the 5% discount on the purchase of the Common Stock to be received by Cornell Capital and the 5% cash fee received by Cornell Capital on each closing date under the equity line will be underwriting discounts under the Securities Act. In addition, any broker-dealers that participate with Cornell Capital in the sale of those shares also will be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. Accordingly, any discounts, concessions or commissions received by any of these broker-dealers acting on behalf of Cornell Capital and any profits received by them on the resale of the shares of Common Stock will be deemed to be underwriting discounts and commissions under the Securities Act.

Cornell Capital has, prior to any sales, agreed not to effect any offers or sales of our Common Stock in any manner other than as specified in this prospectus and not to purchase or induce others to purchase our Common Stock in violation of any applicable state or federal securities laws, rules and regulations and the rules and regulations of the Nasdaq OTC Bulletin Board. Except for the equity line documents described herein, there are no agreements or understandings, formal or informal, pertaining to the distribution of the shares described in this prospectus.

OTHER SHARES COVERED BY THIS PROSPECTUS

In addition to the shares issuable to Cornell Capital pursuant to our equity line purchase agreement, the following shares which are covered by this prospectus may be offered and sold from time to time by the selling stockholders:

o shares issuable upon the exercise by Gary Valinoti of an option to purchase 1,000,000 shares of our Common Stock;

o shares issuable upon the exercise by Thomas J. Mazzarisi of an option to purchase 500,000 shares of our Common Stock;

o shares issuable upon the exercise by Stephen J. Schoepfer of an option to purchase 250,000 shares of our Common Stock;

o shares issuable upon the exercise by M.S. Farrell & Co., Inc. of a five-year warrant to purchase 750,000 shares of our Common Stock;

o shares issuable upon the exercise by Butler Gonzalez LLP of a five-year warrant to purchase 25,000 shares of our Common Stock;

o shares issuable upon the exercise by Strategic Growth International, Inc. of an option to purchase 500,000 shares of our Common Stock;

o  93,000 shares of Common Stock owned by Strategic Growth International,
   Inc.;

o  110,000 shares of Common Stock owned by Thomas J. Mazzarisi;

o  75,000 shares of Common Stock owned by Stephen J. Schoepfer;

o 1,728,539 shares of our Common Stock owned by Bay Point Investment Partners LLC, which received its shares from us in private placements that closed on December 10, 2002 and June 19, 2003; and

o 35,000 shares of our Common Stock by Kuekenhof Equity Fund L.P., which received its shares from us in a private placement that closed as of September 25, 2003.

We are registering the above-referenced shares covered by this prospectus on behalf of the named selling stockholders. As used in this prospectus, "selling stockholders" includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. These shares will be offered and sold by each selling stockholder for its own account. We will not receive any of the proceeds from the sale of such shares pursuant to this prospectus. We have agreed to bear the expenses of the registration of these shares, including legal and accounting fees. We estimate these expenses to be approximately $50,000. The selling stockholders will bear all brokerage commissions and any similar selling expenses attributable to the sale of shares covered by this prospectus.

The selling stockholders may offer and sell these shares from time to time in transactions in the over-the-counter market or in negotiated transactions, at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers. The selling stockholders have advised JAG Media that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholders. Sales may be made directly to purchasers or to or through broker-dealers which may act as agents or principals. Broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions).

The selling stockholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Act, and any commissions received by broker-dealers and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Act. Because the selling stockholders may be deemed to be an "underwriter," we have informed them of the need for delivery of copies of this prospectus.

The selling stockholders may also use Rule 144 under the Act to sell the shares in open market transactions if they meet the criteria and conform to the requirements of such rule.

Upon our being notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares covered by this prospectus through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, or a post-effective amendment, if required, disclosing (i) the name of the selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out in this prospectus and (vi) other facts material to the transaction. In addition, upon being notified by any selling stockholder that a donee, pledgee, transferee or other successor-in-interest intends to sell more than 500 shares, we will file a supplement to this prospectus.

The selling stockholders have, prior to any sales, agreed not to effect any offers or sales of our Common Stock in any manner other than as specified in this prospectus and not to purchase or induce others to purchase our Common Stock in violation of any applicable state or federal securities laws, rules and regulations and the rules and regulations of the Pink Sheets or the Nasdaq OTC Bulletin Board. Except for the private placement documents described herein, there are no agreements or understandings, formal or informal, pertaining to the distribution of the shares described in this prospectus.

The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may sell the shares through the Pink Sheets or on the Nasdaq OTC Bulletin Board at prices and at terms then prevailing or at prices related to the then current market price or in private sales at negotiated prices directly or through brokers.

Any broker-dealer participating in transactions as agent may receive commissions from the selling stockholders, and, if acting as agent for the purchase of the shares, from the purchaser. Usual and customary brokerage fees will be paid by the selling stockholders. Broker-dealers may agree with the selling stockholders to sell a specified number of shares at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for the selling stockholders, to purchase as principal any unsold share at the price required to fulfill the broker-dealer commitment to the selling stockholders. Broker-dealers who acquire shares as principal may then resell the shares from time to time in transactions in the over-the-counter market, in negotiated transactions or by a combination of these methods of sale, at market prices prevailing at the time of sale or at negotiated prices, and in connection with resales may pay to or receive from the purchasers of the shares commissions as described above.

In order to comply with the securities laws of some states, if applicable, the shares will be sold in some jurisdictions only through registered or licensed brokers or dealers. In some states, the shares may not be sold unless the shares have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

STOCK REPURCHASE PROGRAMS

We do not have a stock repurchase program and have no intention of establishing such a program at this time. From time to time our affiliates may purchase our stock in the secondary market for their own account. Any such purchases will be conducted in compliance with the anti-manipulation rules under the Exchange Act.

REGULATION M

We have advised the selling stockholders that the anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and any of their respective affiliates. The selling stockholders have advised us that during the time as the selling stockholders may be engaged in the attempt to sell shares registered under this prospectus, they will:

   o not engage in any stabilization activity in connection with any of the shares;

   o not bid for or purchase any of the shares or any rights to acquire the shares, or attempt to induce any person to purchase any of the shares or rights to acquire the shares other than as permitted under the Exchange Act;

   o not effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution; and

   o effect all sales of shares in broker's transactions through broker-dealers acting as agents, in transactions directly with market makers, or in privately negotiated transactions where no broker or other third party, other than the purchaser, is involved.

The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against some liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any broker-dealers, and any profits received on the resale of shares, may be deemed to be underwriting discounts and commissions under the Securities Act if the broker-dealers purchase shares as principal.

                            DESCRIPTION OF SECURITIES

We have the authority to issue three hundred million four hundred forty thousand (300,440,000) shares, of which: (i) two hundred fifty million (250,000,000) shares shall be Common Stock, par value $0.00001; (ii) four hundred forty thousand (440,000) shares shall be Class B Common Stock, par value $0.00001, of which four hundred thousand (400,000) shares have been designated Series 2 Class B Common Stock, and forty thousand (40,000) shares have been designated Series 3 Class B Common Stock; and (iii) fifty million (50,000,000) shares shall be preferred stock.

As of July 23, 2004, we had (i) 44,234,682 shares of Common Stock issued and outstanding, (ii) 376,601 shares of Series 2 Class B Common Stock, (iii) 21,500 shares of Series 3 Class B Common Stock issued and outstanding, and (iv) no shares of preferred stock issued and outstanding.

         General. The rights, preferences, privileges and restrictions of the Common Stock, Series 2 Class B Common Stock and Series 3 Class B Common Stock are set forth in full in the form of Amended and Restated Articles of Incorporation of JAG Media which are on file with the Secretary of State of the State of Nevada and filed as an exhibit to the registration statement of which this prospectus forms a part, and the following description should be read in conjunction with, and is qualified in its entirety by reference to, the Amended and Restated Articles of Incorporation of JAG Media.

         Voting Rights. Except as required by law, at every meeting of stockholders of JAG Media, every holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share of Common Stock outstanding in such holder's name on the stock transfer records of the Registrant. The holders of shares of Series 2 Class B Common Stock and Series 3 Class B Common Stock are not entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of JAG Media.

         Distribution of Assets. Upon the dissolution, liquidation or winding up of JAG Media, subject to the rights, if any, of the holders of any other of JAG Media's securities, the holders of the Common Stock, Series 2 Class B Common Stock, and Series 3 Class B Common Stock, will be entitled to receive all the assets of JAG Media available for distribution to its stockholders ratably in proportion to the number of shares held by them.

         Dividends. Holders of Common Stock, Series 2 Class B Common Stock and Series 3 Class B Common Stock shall be entitled to receive, on an equal basis, such dividends, payable in cash or otherwise, as may be declared thereon by the Board of Directors from time to time out of the assets or funds of JAG Media legally available therefor.

         Share Certificates. Share certificates shall be issued to represent the Common Stock, Series 2 Class B Common Stock and Series 3 Class B Common Stock which will specify the number of shares represented by such certificate and the name(s) of the record and beneficial owner(s) of such shares. Shares of Common Stock, Series 2 Class B Common Stock and Series 3 Class B Common Stock may be transferred only on the books of JAG Media in person or by duly authorized attorney upon surrender of said certificate properly endorsed and specifying the new beneficial owner. The Securities and Exchange Commission has proposed a new rule that would prohibit registered transfer agents from effecting any transfer of common stock that is registered with the Commission if the stock is subject to any restriction or prohibition on transfer to or from a securities intermediary, such as clearing agencies, banks or broker-dealers. If adopted by the Commission, the new rule could require us, in order to permit registered transfer agents to effect transfers of our Common Stock, to amend our Articles of Incorporation to remove the requirement that our Common Stock share certificates bear the name of the beneficial owner of shares held by a securities intermediary. If adopted as proposed, we would have 90 days from adoption to comply with the new rule.

         Mandatory Redemption. Each share of Series 2 Class B Common Stock and Series 3 Class B Common Stock must be redeemed by JAG Media, to the fullest extent permitted by law, within six months (or as soon thereafter as permitted by law) following final resolution of our lawsuit against certain brokerage firms (JAG Media Holdings, Inc. v. A.G. Edwards & Sons et al) which is pending in U.S. District Court for the Southern District of Texas or any successor or other lawsuit relating to the subject matter thereof in which JAG Media is named as a plaintiff, which date shall be determined by the Board of Directors. The redemption price for each share of the Series 2 Class B Common Stock shall be equal to the greater of (i) par value or (ii) the amount obtained by dividing
(a) ninety percent of the net proceeds to us of the lawsuit after payment of fees and expenses incurred in connection with such lawsuit and all taxes on net income accrued or paid with respect to such amount, by (b) the total number of shares of Series 2 Class B Common Stock issued and outstanding as of the redemption date, which amount shall be rounded to the nearest whole cent. The redemption price for each share of the Series 3 Class B Common Stock shall be equal to the greater of (i) par value or (ii) .0025% of ten percent of the net proceeds to JAG Media of the lawsuit after payment of fees and expenses incurred in connection with such lawsuit and all taxes on net income accrued or paid with respect to such amount, which amount shall be rounded to the nearest whole cent. Redemption of the Series 2 Class B Common Stock and Series 3 Class B Common Stock would be subject to the restrictions set forth in Section 78.288 of the Nevada Revised Statutes which provides that a corporation may not make a distribution to its stockholders if, after giving it effect, the corporation would not be able to pay its debts as they become due in the usual course of business or the corporation's total assets would be less than the sum of its total liabilities.

         Preemptive Rights. None of the Common Stock, Series 2 Class B Common Stock or Series 3 Class B Common Stock will carry any preemptive rights enabling a holder to subscribe for or receive shares of JAG Media of any class or any other securities convertible into any class of shares of JAG Media.

         Preferred Stock. JAG Media's Board of Directors is authorized to issue the preferred stock and the terms of the preferred stock, including dividend rates, conversion prices, voting rights, redemption prices and similar matters, shall be determined by JAG Media's Board of Directors.

         Future Financings and Acquisitions. The Amended and Restated Articles of Incorporation of JAG Media provide for 250,000,000 authorized shares of Common Stock, 440,000 authorized shares of Class B common stock and 50,000,000 authorized shares of Preferred Stock. Therefore, our Board of Directors may issue additional shares of Common Stock and shares of Preferred Stock, from time to time in the future, for any proper corporate purpose, including public and private equity offerings, convertible debt offerings, stock splits, stock dividends, acquisitions, warrants, stock option plans, and funding of employee benefit plans. No further action or authorization by our stockholders would be necessary prior to the issuance of additional shares of Common Stock or the issuance of the Preferred Stock. The future issuance by us of shares of Common Stock or Preferred Stock may dilute the equity ownership position and the rights, preferences and privileges of existing stockholders. Unissued shares of Common Stock or Preferred Stock could be issued in circumstances that would serve to preserve control of our existing management.

         Anti-Takeover Effects. The Amended and Restated Articles of Incorporation of JAG Media could have a potential anti-takeover effect with respect to JAG Media. Our recently implemented recapitalization involved the authorization of 100,440,000 additional shares of stock. Without further stockholder action, the Board of Directors of JAG Media could authorize the issuance of all or any part of such additional shares, including Preferred Stock with special voting rights by class or with more than one vote per share, to a "white knight" in order to deter a potential buyer of JAG Media. As a result, the recapitalization might have the effect of preventing or discouraging an attempt by a party unable to obtain the approval of the Board of Directors of JAG Media to take over or otherwise gain control of JAG Media. As of the date of this prospectus, except as disclosed elsewhere herein, management knows of no specific effort to accumulate securities of JAG Media or to obtain control of JAG Media by means of a merger, amalgamation, tender offer or solicitation in opposition to management or otherwise.

OPTIONS

As of April 30, 2004, there were options outstanding to purchase an aggregate of 2,250,000 shares of our Common Stock at exercise prices ranging from $0.02 to $3.50 per share, subject to certain vesting requirements, at any time prior to various dates through March 2012, provided, however, that certain of these options will expire prior to such dates upon the termination of certain contracts with us.

WARRANTS

As of April 30, 2004, the following warrants to purchase shares of our Common Stock were outstanding:

   o warrants to purchase, at any time prior to March 15, 2005, 750,000 shares of Common Stock at $6.00 per share; and

   o warrants to purchase, at any time prior to June 12, 2005, 485,000 shares of our Common Stock at $2.00 per share; and

   o warrants to purchase, at any time prior to July 21, 2005, 100,000 shares of our Common Stock at $0.15 per share.

                          REGISTRAR AND TRANSFER AGENT

The registrar and transfer agent for our Common Stock is Transfer Online, Inc., Portland, Oregon.

                                  LEGAL MATTERS

The validity of the shares offered hereby was passed upon for JAG Media by Jones Vargas, Las Vegas, Nevada.

                                     EXPERTS

JAG Media's consolidated financial statements as of July 31, 2003 and for the years ended July 31, 2003 and 2002 have been audited by J.H. Cohn LLP, an independent registered public accounting firm, and have been included in this prospectus in reliance upon the report of J.H. Cohn LLP (which is also included in this prospectus and includes an explanatory paragraph concerning the Company's ability to continue as a going concern) and upon their authority as experts in accounting and auditing.

                                OTHER INFORMATION

This prospectus is part of a registration statement on Form SB-2 that we have filed with the SEC. Certain information is contained in the registration statement that is not contained in this prospectus. Please consult the registration statement for further information.

You should rely only on the information contained in this prospectus. We have not authorized any person to provide any other information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of this prospectus or any supplement. This prospectus is neither offering to sell nor seeking an offer to buy any securities other than the shares covered by this prospectus, nor is this prospectus offering to sell or seeking an offer to buy securities in any unlawful way.

                    JAG Media Holdings, Inc. and Subsidiaries




                          Index to Financial Statements


                                                                         PAGE
                                                                         ----

Report of Independent Public Accountants                                  F-2

Consolidated Balance Sheet
    July 31, 2003                                                         F-3

Consolidated Statements of Operations
    Years Ended July 31, 2003 and 2002                                    F-4

Consolidated Statements of Changes in Stockholders'
  Equity (Deficiency)
    Years Ended July 31, 2003 and 2002                                   F-5/6

Consolidated Statements of Cash Flows
    Years Ended July 31, 2003 and 2002                                    F-7

Notes to Consolidated Financial Statements                               F-8/26

Condensed Consolidated Balance Sheet at April 30, 2004 (Unaudited)        F-27

Condensed Consolidated Statements of Operations
    Nine and Three Months Ended April 30, 2004 and 2003 (Unaudited)       F-28

Condensed Consolidated Statement of Changes in Stockholders'
Equity (Deficiency)
    Nine Months Ended April 30, 2004 (Unaudited)                          F-29

Condensed Consolidated Statements of Cash Flows
    Nine Months Ended April 30, 2004 and 2003 (Unaudited)                 F-30

Notes to Condensed Consolidated Financial Statements                    F-31/38




                                      * * *

             Report of Independent Registered Public Accounting Firm
             -------------------------------------------------------


To the Board of Directors and Stockholders
JAG Media Holdings, Inc.


We have audited the accompanying consolidated balance sheet of JAG Media Holdings, Inc. and Subsidiaries as of July 31, 2003, and the related consolidated statements of operations, changes in stockholders' equity (deficiency) and cash flows for the years ended July 31, 2003 and 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of JAG Media Holdings, Inc. and Subsidiaries as of July 31, 2003, and their results of operations and cash flows for the years ended July 31, 2003 and 2002, in conformity with U.S. generally accepted accounting principles.

The consolidated financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As further discussed in Note 2 to the consolidated financial statements, the Company's operations have generated recurring losses and it had working capital and stockholders' deficiencies as of July 31, 2003. Such matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.



                                           J.H. Cohn LLP

Roseland, New Jersey
November 1, 2003, except
for Note 10 as to
which the date
is July 21, 2004.

                    JAG Media Holdings, Inc. and Subsidiaries

                           Consolidated Balance Sheet
                                  July 31, 2003

               Assets
               ------

Current assets:
    Cash and cash equivalents                                      $    423,217
    Accounts receivable, net of allowance for doubtful accounts
        of $7,500                                                         5,160
    Other current assets                                                 83,785
                                                                   ------------
           Total current assets                                         512,162

Equipment, net of accumulated depreciation of $145,065                   25,492
                                                                   ------------

           Total                                                   $    537,654
                                                                   ============

     Liabilities and Stockholders' Deficiency
     ----------------------------------------

Current liabilities:
    Accounts payable and accrued expenses                          $    154,729
    Deferred revenues                                                    44,729
    Notes payable to officers                                           400,000
                                                                   ------------
           Total liabilities                                            599,458
                                                                   ------------

Mandatorily redeemable Class B common stock; par value $.00001 per share:
    400,000 shares designated as Series 2; 374,120 shares
        issued and outstanding                                                4
    40,000 shares designated as Series 3; 20,000 shares issued
        and outstanding                                                       -
                                                                   ------------
           Total                                                              4
                                                                   ------------

Commitments and contingencies

Stockholders' deficiency:
    Preferred stock; par value $.00001 per share; 15,000,000
        shares authorized; none issued                                        -
    Class A common stock, par value $.00001 per share;
        155,000,000 shares authorized; 40,212,882 shares
        issued and outstanding                                              402
    Class B common stock, par value $.00001 per share;
        30,000,000 shares authorized; 3,000,000 shares designated
        as Series 1; 1,031,143 shares issued and outstanding                 10
    Additional paid-in capital                                       41,217,522
    Unearned compensation                                              (140,884)
    Accumulated deficit                                             (41,138,858)
                                                                   ------------
           Total stockholders' deficiency                               (61,808)
                                                                   ------------

           Total                                                   $    537,654
                                                                   ============


See Notes to Consolidated Financial Statements.

                    JAG Media Holdings, Inc. and Subsidiaries

                      Consolidated Statements of Operations
                       Years Ended July 31, 2003 and 2002



                                                       2003            2002
                                                   ------------    ------------
Revenues                                           $    385,881    $    624,674
                                                   ------------    ------------

Operating expenses:
    Cost of revenues                                    697,027       1,146,351
    Selling expenses                                      3,174          36,952
    General and administrative expenses               2,225,597       3,194,874
    Write-off of capitalized web site
      development costs                                                 263,754
                                                   ------------    ------------
        Totals                                        2,925,798       4,641,931
                                                   ------------    ------------

Loss from operations                                 (2,539,917)     (4,017,257)

Other income (expense):
    Interest income                                       5,466
    Interest expense                                    (44,284)         (3,596)
                                                   ------------    ------------

Net loss                                           $ (2,578,735)   $ (4,020,853)
                                                   ============    ============


Basic net loss per share                           $       (.07)   $       (.15)
                                                   ============    ============


Basic weighted average common shares outstanding     37,709,338      26,644,876
                                                   ============    ============


See Notes to Consolidated Financial Statements.

                    JAG Media Holdings, Inc. and Subsidiaries

     Consolidated Statement of Changes in Stockholders' Equity (Deficiency)
                       Years Ended July 31, 2003 and 2002

                                                 Common Stock
                                    ---------------------------------------
                                          Class A        Series 1 Class B
                                    -------------------- ------------------  Additional
                                     Number of           Number of             Paid-in     Unearned     Accumulated
                                      Shares      Amount   Shares    Amount    Capital    Compensation     Deficit        Total
                                    ----------    ------ ----------  ------  -----------  ------------  ------------   ------------
Balance, August 1, 2001              17,557,097   $176   1,755,710     $17  $35,669,723   $(975,090)    $(34,539,270) $   155,556

Sales of common stock pursuant
   to equity financing agreement,
   net of expenses of $38,575         6,510,465     65     651,045       7      632,812                                   632,884

Effects of issuance of common
   stock in exchange for services     1,338,006     13     108,801       1      877,376    (609,300)                       268,090

Effects of issuance of stock
   options in exchange for services                                             561,544                                   561,544

Options exercised                     3,427,125     34                          144,819                                   144,853

Effects of cancellation of stock
   options previously issued in
   exchange for services                                                       (189,000)    189,000

Amortization of unearned
   compensation                                                                           1,013,958                      1,013,958

Effects of conversion of Series 1
   Class B common stock into
   Class A common stock                 834,401      8    (834,401)     (8)

Net loss                                                                                                 (4,020,853)    (4,020,853)
                                     ----------    ---   ---------     ----  ----------  ----------    ------------    -----------
Balance, July 31, 2002               29,667,094    296   1,681,155      17   37,697,274   (381,432)     (38,560,123)   (1,243,968)

                    JAG Media Holdings, Inc. and Subsidiaries

     Consolidated Statement of Changes in Stockholders' Equity (Deficiency)
                       Years Ended July 31, 2003 and 2002


                                                Common Stock
                                    -------------------------------------
                                         Class A         Series 1 Class B
                                    ------------------  -----------------   Additional
                                    Number of           Number of            Paid-in      Unearned     Accumulated
                                     Shares     Amount   Shares    Amount    Capital     Compensation    Deficit          Total
                                    ----------  ------  ---------  ------  ------------  ------------   ------------    ---------
Sales of common stock pursuant
    to equity financing agreement,
    net of expenses of $101,750       5,633,266  $  57                     $  1,783,193                                $ 1,783,250

Sales of Class A common stock
    and 20,000 shares of redeemable
    Series 3 Class B common stock
    through private placements,
    net of expenses of $25,000        2,547,306     25                          896,975                                    897,000

Effects of issuance of common
    stock in exchange for services    1,395,604     14                          831,127   $(366,309)                       464,832

Options exercised                       319,600      3                            8,957                                      8,960

Amortization of unearned
    compensation                                                                            606,857                        606,857

Effects of conversion of Series 1
    Class B common stock into
    Class A common stock                650,012      7    (650,012)   $(7)

Stock dividend payable in
    374,120 shares of redeemable
    Series 2 Class B
    common stock                                                                     (4)                                        (4)

Net loss                                                                                                 $ (2,578,735)  (2,578,735)
                                    -----------   ----   ---------    ---   -----------   ----------     -------------  -----------
Balance, July 31, 2003               40,212,882   $402   1,031,143    $10   $41,217,522   $(140,884)     $(41,138,858)  $  (61,808)
                                    ===========   ====   =========    ===   ===========   ==========     =============  ===========


See Notes to Condensed Consolidated Financial Statements.

                    JAG Media Holdings, Inc. and Subsidiaries

                      Consolidated Statements of Cash Flows
                       Years Ended July 31, 2003 and 2002


                                                                      2003           2002
                                                                  -----------    -----------
Operating activities:
     Net loss                                                     $(2,578,735)   $(4,020,853)
     Adjustments to reconcile net loss to net cash used in
         operating activities:
         Provision for doubtful accounts                                2,750          4,750
         Depreciation                                                  29,206         38,910
         Amortization of unearned compensation                        606,857      1,013,958
         Amortization of capitalized web site development costs                       87,917
         Write-off of capitalized web site development costs                         263,754
         Effects of issuances of common stock and stock options
              in exchange for services                                464,832        829,634
         Changes in operating assets and liabilities:
              Accounts receivable                                      11,415         17,009
              Other current assets                                    (15,000)        30,835
              Accounts payable and accrued expenses                  (743,770)       634,998
              Deferred revenues                                       (50,655)       (84,980)
                                                                  -----------    -----------
                  Net cash used in operating activities            (2,273,100)    (1,184,068)
                                                                  -----------    -----------

Financing activities:
     Proceeds from notes payable to officers                                         400,000
     Net proceeds from private placements of common stock
         and warrants                                               2,680,250        632,884
     Proceeds from exercise of stock options                            8,960        144,853
                                                                  -----------    -----------
                  Net cash provided by financing activities         2,689,210      1,177,737
                                                                  -----------    -----------

Net increase (decrease) in cash and cash equivalents                  416,110         (6,331)

Cash and cash equivalents, beginning of year                            7,107         13,438
                                                                  -----------    -----------

Cash and cash equivalents, end of year                            $   423,217    $     7,107
                                                                  ===========    ===========



See Notes to Consolidated Financial Statements.

                    JAG Media Holdings, Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements

Note 1 - Organization and business:

             JAG Media Holdings, Inc., a Nevada corporation, and its subsidiaries (the "Company") gather and compile financial and investment information from contacts at financial institutions, experienced journalists, money managers, analysts and other Wall Street professionals and generate revenues by releasing such information to subscribers on a timely basis through facsimile transmissions and a web site, www.jagnotes.com. Subscribers receive, among other things, a daily early-morning investment report that summarizes newly issued research, analyst opinions, upgrades, downgrades and analyst coverage changes from various investment banks and brokerage houses. Management considers all of the financial services provided to subscribers to be within the same business segment.

             The Company commenced operations in 1989 and its subscribers were initially limited primarily to institutional investors. During the year ended July 31, 2000, the Company opened its web site and began targeting retail subscribers in an effort to expand its subscriber base. During the year ended July 31, 2001, the Company started and sold advertiser-based webcast operations. On January 4, 2002, a subsidiary, JAG Company Voice LLC, was formed to provide small to medium sized companies with production and distribution services for delivering press releases and other company information over the Internet in streaming video format; however, it had not conducted any significant operations as of July 31, 2003.

             Prior to February 21, 2002, JAG Media Holdings, Inc. was known as JagNotes.com Inc. As further explained in Note 5, on February 21, 2002, the stockholders of the Company approved an amendment to the articles of incorporation pursuant to which the name of the Company was changed and another amendment that authorized the implementation of changes related to a recapitalization plan for the Company that was consummated on April 8, 2002. Pursuant to the recapitalization plan, the Company issued 1 share of Class A common stock and .1 share of Class B common stock designated as Series 1 Class B common stock in exchange for every 1.1 shares of common stock outstanding prior to the recapitalization.

             In addition, holders of stock options that were entitled to receive shares of common stock upon exercise of stock options issued pursuant to the Company's incentive stock option plan became entitled to receive an equivalent number of shares of Class A common stock at the same exercise price upon exercise; holders of all other stock options and warrants became entitled to receive a proportional number of shares of Class A common stock and Series 1 Class B common stock at a proportional exercise price upon exercise.

             Each share of Series 1 Class B common stock is immediately convertible into one share of Class A common stock. Each share of Class A common stock and Series 1 Class B common stock will be equal in respect to dividends and voting rights. Therefore, each share of Series 1 Class B common stock is, in substance, equivalent to one share of Class A common stock for financial reporting purposes. In addition, each share of Class A common stock and each share of Series 1 Class B common stock is equivalent to one share of common stock that was outstanding before the recapitalization for financial reporting purposes.

                    JAG Media Holdings, Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements


Note 1 - Organization and business (concluded):

             The recapitalization was effectively equivalent to a stock split and the numbers of shares of common stock outstanding before the recapitalization have been retroactively restated in the accompanying consolidated financial statements and these notes as an equivalent number of shares of Class A common stock and Series 1 Class B common stock. However, the numbers of common shares and the per share amounts reflected in the accompanying consolidated financial statements and these notes prior to the recapitalization are equivalent to the numbers of Class A common shares and the per share amounts after the recapitalization on a fully diluted basis assuming the conversion of the Series 1 Class B common stock and, accordingly, the recapitalization did not have any overall effect on per share amounts.


Note 2 - Basis of presentation and summary of significant accounting policies:

           Basis of presentation:
             The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. However, as shown in the accompanying consolidated financial statements, the Company only generated revenues of approximately $386,000 and $625,000, and it incurred net losses of approximately $2,579,000 and $4,021,000 and cash flow deficiencies from operating activities of approximately $2,273,000 and $1,184,000 during 2003 and 2002, respectively. The Company had a cash balance of only $423,000, a working capital deficiency of $87,000 and a stockholders' deficiency of approximately $62,000 as of July 31, 2003. In addition, management believes that the Company will continue to incur net losses and cash flow deficiencies from operating activities through at least July 31, 2004. These matters raise substantial doubt about the Company's ability to continue as a going concern.

             The reduction of approximately $1,442,000 in the net loss for the year ended July 31, 2003 from the net loss for the year ended July 31, 2002 was primarily as a result of management's efforts to better control costs and expenses and nonrecurring charges recorded in the prior year. The net losses included net noncash charges of approximately $1,104,000 and $2,239,000 for the years ended July 31, 2003 and 2002, respectively, primarily for the depreciation of equipment, the amortization of unearned compensation, the amortization and write-off of capitalized web site development costs and the issuance of common stock and stock options in exchange for services.

             Although the Company's net losses have been substantially reduced and those net losses included substantial net noncash charges, management believes that, in the absence of a substantial increase in subscription revenues, it is probable that the Company will continue to incur losses and negative cash flows from operating activities through at least July 31, 2004 and that the Company will need to obtain additional equity or debt financing to sustain its operations until it can market its services, expand its customer base and achieve profitability.

                    JAG Media Holdings, Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements


Note 2 - Basis of presentation and summary of significant accounting policies (continued):

          Basis of presentation (concluded):
             As further explained in Note 4, the Company entered into an agreement with an investment partnership pursuant to which it has, in effect, "put" options whereby, subject to certain conditions, it is able to require the investment partnership to purchase shares of its common stock from time to time at prices based on the market value of its shares. The maximum aggregate purchase price under this equity line is $10,000,000. This equity line became available in August 2002 and expires in August 2006. As of July 31, 2003, the Company had received gross proceeds of $1,885,000 from the exercise of "put" options under this equity line. Although the timing and amount of the required purchases under the agreement, as amended, are at the Company's discretion, the purchases are subject to certain conditions as also explained in Note 4 and the ability of the investment partnership to fund the purchases.

             Management believes that the Company will be able to generate sufficient revenues from its remaining facsimile transmission and web site operations and obtain sufficient financing from its agreement with the investment partnership or through other financing agreements to enable it to continue as a going concern through at least July 31, 2004. However, if the Company cannot generate sufficient revenues and/or obtain sufficient additional financing, if necessary, by that date, the Company may be forced thereafter to restructure its operations, file for bankruptcy or entirely cease its operations.

             The accompanying consolidated financial statements do not include any adjustments related to the recoverability and classification of assets or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

          Use of estimates:
             The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

           Principles of consolidation:
             The accompanying consolidated financial statements include the accounts of JAG Media Holdings, Inc. and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

           Revenue recognition:
             Fees for subscriptions are generally billed in advance on a monthly, quarterly, semi-annual or annual basis. Revenues from subscriptions are recognized ratably over the subscription period. Subscription fees collected that relate to periods subsequent to the date of the consolidated balance sheet are included in deferred revenues.

                    JAG Media Holdings, Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements


Note 2 - Basis of presentation and summary of significant accounting policies
           (continued):

          Cash equivalents:
             Cash equivalents consist of highly liquid investments with a maturity of three months or less when acquired.

          Equipment:
             Equipment is stated at cost, net of accumulated depreciation. Depreciation is provided using accelerated methods over the estimated useful lives of the assets which range from three to seven years.

          Web site development costs:
             The Company accounts for costs incurred in connection with the development of a web site in accordance with Statement of Position 98-1, "Accounting for Costs of Computer Software Developed or Obtained for Internal Use" and Emerging Issues Task Force Issue No. 00-2, "Accounting for Web Site Development Costs." Accordingly, all costs incurred in planning the development of a web site are expensed as incurred. Costs, other than general and administrative and overhead costs, incurred in the web site application and infrastructure development stage, which involves acquiring or developing hardware and software to operate the web site, are capitalized. Fees paid to an Internet service provider for hosting a web site on its server(s) connected to the Internet are expensed over the estimated period of benefit. Other costs incurred during the operating stage, such as training, administration and maintenance costs, are expensed as incurred. Costs incurred during the operating stage for upgrades and enhancements of a web site are capitalized if it is probable that they will result in added functionality. Capitalized web site development costs are amortized on a straight-line basis over their estimated useful life.

             The Company capitalized costs of approximately $527,000 in 2001 that were incurred in connection with the acquisition and development of software in the application and infrastructure development stage and the enhancement of its web sites. As a result of the Company's continuing losses and the uncertainties related to its ability to generate income in future periods, management determined on January 31, 2002 that the value of the Company's capitalized web site development costs had been impaired and, accordingly, the remaining unamortized balance of approximately $264,000 as of that date was written off.

           Impairment of long-lived assets:
             The Company has adopted the provisions of Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment of Long-Lived Assets" ("SFAS 144"). Under SFAS 144, impairment losses on long-lived assets, such as equipment and capitalized web site development costs, are recognized when events or changes in circumstances indicate that the undiscounted cash flows estimated to be generated by such assets are less than their carrying value and, accordingly, all or a portion of such carrying value may not be recoverable. Impairment losses are then measured by comparing the fair value of assets to their carrying amounts.

                    JAG Media Holdings, Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements


Note 2 - Basis of presentation and summary of significant accounting policies
           (continued):

           Income taxes:
             The Company accounts for income taxes pursuant to the asset and liability method which requires deferred income tax assets and liabilities to be computed annually for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The income tax provision or credit is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

           Stock-based compensation:
             The Company accounts for stock options, common stock and other similar equity instruments issued to employees as compensation using fair value based methods pursuant to Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). Accordingly, the Company estimates the fair value of stock options using an option-pricing model (generally, the Black-Scholes model) that meets criteria set forth in SFAS 123 and common stock using its market value. It records such value through charges to compensation cost and corresponding credits to equity. The charges to compensation cost are amortized to expense over the vesting period.

             In accordance with SFAS 123, all other issuances of common stock, stock options or other equity instruments to employees and nonemployees as the consideration for goods or services received by the Company are accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. Such fair value is measured as of an appropriate date pursuant to the guidance in the consensus for EITF Issue No. 96-18 (generally, the earlier of the date the other party becomes committed to provide goods or services or the date performance by the other party is complete) and capitalized or expensed as if the Company had paid cash for the goods or services.

           Net earnings (loss) per share:
             The Company presents "basic" earnings (loss) per share and, if applicable, "diluted" earnings per share pursuant to the provisions of Statement of Financial Accounting Standards No. 128, "Earnings per Share." Basic earnings (loss) per share is calculated by dividing net income or loss by the weighted average number of common shares outstanding during each period. The calculation of diluted earnings per share is similar to that of basic earnings per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if all potentially dilutive common shares, such as those issuable upon the exercise of stock options and warrants, were issued during the period and the treasury stock method had been applied to the proceeds from their exercise.

                    JAG Media Holdings, Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements


Note 2 - Basis of presentation and summary of significant accounting policies
           (concluded):

           Net earnings (loss) per share (concluded):
             As of July 31, 2003, there were options and warrants outstanding for the purchase of a total of 3,585,000 shares of Class A and Series 1 Class B common stock (see Note 5). However, diluted per share amounts have not been presented in the accompanying consolidated statements of operations because the Company had a net loss in 2003 and 2002 and the assumed effects of the exercise of all of the Company's stock options and warrants that were outstanding during all or part of those years would have been anti-dilutive.

             As explained in Note 1, the recapitalization in April 2002 was effectively equivalent to a stock split. However, the numbers of common shares and the per share amounts reflected in the accompanying consolidated financial statements and these notes prior to the recapitalization are equivalent to the numbers of Class A common shares and the per share amounts after the recapitalization on a fully diluted basis assuming the conversion of the Series 1 Class B common stock and, accordingly, the recapitalization did not have any overall effect on per share amounts.

           Recent accounting pronouncements:
             The Financial Accounting Standards Board, the Emerging Issues Task Force (the "EITF") and the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants have issued certain accounting pronouncements as of July 31, 2003 that will become effective in subsequent periods; however, management of the Company does not believe that any of those pronouncements would have significantly affected the Company's financial accounting measurements or disclosures had they been in effect during 2003 and 2002, and it does not believe that any of those pronouncements will have a significant impact on the Company's consolidated financial statements at the time they become effective.


Note 3 - Income taxes:
             As of July 31, 2003, the Company had net operating loss carryforwards of approximately $25,436,000 available to reduce future Federal and state taxable income which will expire from 2019 through 2023.

             As of July 31, 2003, the Company's deferred tax assets consisted of the effects of temporary differences attributable to the following:

                     Deferred revenues, net             $     18,000
                     Unearned compensation                 2,123,000
                     Net operating loss carryforwards     10,159,000
                                                        ------------
                                                          12,300,000
                     Less valuation allowance            (12,300,000)
                                                        ------------
                         Total                          $       --
                                                        ============

                    JAG Media Holdings, Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements

Note 3 - Income taxes (concluded):
             Due to the uncertainties related to, among other things, the changes in the ownership of the Company, which could subject its net operating loss carryforwards to substantial annual limitations, and the extent and timing of its future taxable income, the Company offset its net deferred tax assets by an equivalent valuation allowance as of July 31, 2003.

             The Company had also offset the potential benefits of approximately $11,653,000 and $13,749,000 from its net deferred tax assets by equivalent valuation allowances as of July 31, 2002 and 2001, respectively. As a result of an increase in the valuation allowance of approximately $647,000 during 2003 and a decrease in the valuation allowance of $2,096,000 during 2002, there are no credits for income taxes reflected in the accompanying consolidated statements of operations to offset pre-tax losses.

             Although the Company had a net loss in 2002, net deferred tax assets and the offsetting valuation allowance decreased during that period primarily as a result of the cancellation of unexercised options and warrants (see Note 5) and the related reduction in temporary differences attributable to the amounts of unearned compensation recorded for financial statement and tax purposes.


Note 4 - Equity financing agreements with Cornell Capital Partners, L.P.:
             On August 17, 2001, the Company entered into an equity line purchase agreement (the "Original Equity Line Agreement") with Cornell Capital Partners, L.P. ("Cornell Capital") pursuant to which the Company had, in effect, "put" options whereby, subject to certain conditions, it had been able to require the investment partnership to purchase shares of its common stock from time to time at prices based on the market value and average daily trading volume of its shares. The maximum aggregate purchase price under the Original Equity Line Agreement was $10,000,000. The Original Equity Line Agreement was initially scheduled to expire on September 27, 2004. However, it was terminated and replaced by another agreement with the investment partnership on April 9, 2002 as further described below.

                    JAG Media Holdings, Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements


Note 4 - Equity financing agreements with Cornell Capital Partners, L.P.
           (continued):
             Cornell Capital received 1,500,000 shares of the Company's common stock (1,363,637 and 136,363 Class A and Series 1 Class B shares, respectively) as of August 17, 2001 as additional consideration for entering into the Original Equity Line Agreement and certain principals of Cornell Capital agreed to surrender for cancellation outstanding warrants for the purchase of a total of 690,000 shares of the Company's common stock (627,273 and 62,727 Class A and Series 1 Class B shares, respectively) that had been issued for consulting services (the fair value of those warrants of $1,415,000, as determined by the Black-Scholes option-pricing model at the date of issuance, had already been charged to expense). Cornell Capital was also entitled to a cash fee equal to 5% of the gross proceeds received by the Company in connection with each put. The 1,500,000 shares of the Company's common stock issued to Cornell Capital had an approximate fair market value of $240,000 and the warrants for the purchase of 690,000 shares that were cancelled had an approximate fair market value of $90,000 as of August 17, 2001. However, the Company did not record the fair values of the 1,500,000 shares that were issued and the warrants to purchase 690,000 shares that were cancelled in connection with the Original Equity Line Agreement since recording such values would have resulted in equivalent increases and decreases in additional paid-in capital and would not have resulted in a charge to any asset, liability or expense account.

             During the period from August 17, 2001 to April 9, 2002, Cornell Capital was required to pay $671,459 and it received 5,661,510 shares of common stock (5,146,828 and 514,682 Class A and Series 1 Class B shares, respectively) as a result of the exercise of put options under the Original Equity Line Agreement, and the Company received proceeds of $632,884, net of $38,575 of placement fees. The placement fees of $38,575 represent primarily a discount of 5% from the gross purchase price for the shares of $671,459. The gross purchase price was 95% of an amount determined based on the market value and average daily trading volume of the Company's shares. The difference between the market value of the shares and the gross purchase price of the shares based on the terms of the Original Equity Line Agreement was approximately $39,000.

                    JAG Media Holdings, Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements




Note 4 - Equity financing agreements with Cornell Capital Partners, L.P.
           (concluded):
             On April 9, 2002, the Company entered into a new equity line purchase agreement (the "New Equity Line Agreement") with Cornell Capital pursuant to which the Company has, in effect, new put options whereby, subject to certain conditions, it can require Cornell Capital to purchase shares of its Class A common stock from time to time at an aggregate purchase price of $10,000,000. The New Equity Line became available on August 28, 2002 when a registration statement under the Securities Act of 1933 (the "Act") filed by the Company for the registration of the shares issuable to Cornell Capital became effective. The Company was required to issue 10,000 shares of its Class A common stock to placement agents as of the effective date as consideration for their services in connection with the New Equity Line Agreement. The term of the New Equity Line Agreement, as amended on July 8, 2004 (See note 10), will extend for 48 months unless it is terminated earlier at the discretion of the Company. The purchase price will be 95% of the lowest closing bid price of the Company's Class A common stock over a specified number of trading days commencing on specified dates. Cornell Capital shall be entitled to a cash fee equal to 5% of the gross proceeds received by the Company from Cornell Capital in connection with each put.

             The timing and amount of the required purchases shall be at the Company's discretion subject to certain conditions including (i) a maximum purchase price to be paid by Cornell Capital for each put of $500,000; (ii) at least five trading days must elapse before the Company can deliver a new put notice to Cornell Capital; (iii) the registration statement covering the shares issuable to Cornell Capital pursuant to the equity line must remain effective at all times and (iv) on any given closing date, there shall be at least one bid for the Class A common stock on the Nasdaq OTC Bulletin Board. In addition, the obligation of Cornell Capital to complete its purchases under the New Equity Line is not secured or guaranteed and, accordingly, if Cornell Capital does not have available funds at the time it is required to make a purchase, the Company may not be able to force it to do so.

             During the year ended July 31, 2003, Cornell Capital was required to pay $1,885,000 and it received 5,623,266 shares of Class A common stock and the Company received proceeds of $1,783,250, net of $101,750 of placement fees as a result of the exercise by the Company of put options pursuant to the New Equity Line Agreement. The Company was also required to issue an additional 10,000 shares of Class A common stock to placement agents in connection with the sale of the shares. As of July 31, 2003, the Company had the ability to require Cornell Capital to purchase shares of its common stock pursuant to the New Equity Line Agreement at an aggregate purchase price of $8,115,000 through August 28, 2006.

                    JAG Media Holdings, Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements


Note 5 - Other issuances of common stock, warrants and stock options:
           Amendments to articles of incorporation:
             On February 21, 2002, the stockholders of the Company approved an amendment to the articles of incorporation that authorized the implementation of changes related to a recapitalization plan for the Company that was consummated on April 8, 2002. Pursuant to the recapitalization plan, (i) the total number of shares of all classes of capital stock authorized for issuance by the Company increased from 100,000,000 shares to 200,000,000 shares with a par value of $.00001 per share, of which 15,000,000 shares became authorized for issuance as preferred stock, 155,000,000 shares became authorized for issuance as Class A common stock and 30,000,000 shares became authorized for issuance as Class B common stock; and (ii) the Company issued 1 share of Class A common stock and .1 share of Class B common stock designated as Series 1 Class B common stock in exchange for every 1.1 shares of common stock outstanding prior to the recapitalization. As explained in Note 1, the recapitalization was effectively equivalent to a stock split and the numbers of shares of common stock outstanding before the recapitalization have been retroactively restated in the accompanying consolidated financial statements and these notes as an equivalent number of shares of Class A common stock and Series 1 Class B common stock.

           Mandatorily redeemable Class B common stock:
             On March 18, 2003 and June 30, 2003, the Company's Board of Directors approved the designation of 400,000 shares and 40,000 shares of Class B common stock, par value $.00001 per share, as "Series 2 Class B common stock" and "Series 3 Class B common stock," respectively. The Company's Board of Directors also declared a special stock dividend on March 18, 2003 for the distribution of shares of Series 2 Class B common stock to owners of the Company's Class A common stock as of the record date, April 14, 2003, in a ratio of one share of Series 2 Class B common stock for every 100 shares of Class A common stock owned. As of July 31, 2003, a total of 374,120 shares of Series 2 Class B common stock were outstanding as a result of the stock dividend. On June 30, 2003, the Company issued 20,000 shares of Series 3 Class B common stock in connection with the private placement of Class A common stock, as further explained below.

                    JAG Media Holdings, Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements



Note 5 - Other issuances of common stock, warrants and stock options
           (continued): Mandatorily redeemable Class B common stock (concluded):
             The shares of Series 2 and Series 3 Class B common stock will be nonvoting, have dividend and liquidation rights equal to the Class A common stock and be redeemable. Redemption by the Company shall be mandatory within six months following final resolution of the Company's lawsuit against various brokerage firms currently pending in U.S. District Court for the Southern District of Texas (or as soon thereafter as legally permissible). The redemption price per share of the Series 2 Class B common stock will be the greater of
             (i) the par value of each share or (ii) the amount obtained by dividing (a) 90% of the net proceeds to the Company of such lawsuit after payment of fees and expenses incurred in connection with such lawsuit and all taxes on net income accrued or paid with respect to such net amount divided by (b) the total number of shares of Series 2 Class B common stock outstanding. The redemption price per share of the Series 3 Class B common stock will be the greater of (i) the par value of each share or (ii) .0025% of 10% of the net proceeds to the Company of such lawsuit after payment of fees and expenses incurred in connection with such lawsuit and all taxes on net income accrued or paid with respect to such net amount.

             Since the value of the Series 2 and Series 3 Class B common stock is contingent upon the outcome of the pending litigation, the Company recorded the shares of Series 2 and Series 3 Class B common stock that were issuable as of July 31, 2003 at their total par value of $4.20. Since the Company will be required to distribute substantially all of the proceeds of the pending litigation to the holders of Series 2 and Series 3 Class B common stock, the Company has classified the shares as the equivalent of mandatorily redeemable preferred stock and excluded their carrying value from stockholders' deficiency and total liabilities in the accompanying July 31, 2003 consolidated balance sheet pursuant to the rules and regulations of the Securities and Exchange Commission.

             In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS 150"). Pursuant to SFAS 150, a financial instrument issued in the form of shares that are mandatorily redeemable because they embody an unconditional obligation requiring the issuer to redeem them by transferring its assets at a specified or determinable date or upon an event that is certain to occur must be classified as a liability. The redemption of shares of Series 2 and Series 3 Class B common stock issued by the Company as of July 31, 2003 is contingent upon the occurrence of a future event and, accordingly, such shares do not have to be classified as a liability pursuant to SFAS 150. However, the shares would have to be reclassified should the Company prevail in its lawsuit against various brokerage firms.

                    JAG Media Holdings, Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements


Note 5 - Other issuances of common stock, warrants and stock options
           (continued):

           Equity financing agreements:
             As further explained in Note 4, Cornell Capital was required to pay $1,885,000 and it and a placement agent received 5,633,266 shares of Class A common stock and the Company received proceeds of $1,783,250, net of $101,750 of placement fees, as a result of the exercise of put options under the New Equity Line Agreement during the year ended July 31, 2003. Cornell Capital was also required to pay $671,459 and it received 5,661,510 shares of common stock (5,146,828 and 514,682 Class A and Series 1 Class B shares, respectively) and the Company received proceeds of $632,884, net of $38,575 of placement fees, as a result of the exercise of put options under the Original Equity Line Agreement during the year ended July 31, 2002.

           Shares sold through private placements:
             On December 10, 2002, the Company sold 1,136,364 shares of its Class A common stock through a private placement and it received proceeds of $475,000, net of a $25,000 placement fee.

             On June 30, 2003, the Company sold 1,282,675 shares of its Class A common stock and 20,000 shares of its Series 3 Class B common stock through a private placement and it received proceeds of $422,000. The Company issued 128,267 shares of its Class A common stock as a placement fee in connection with this private placement.

             The private placements were intended to be exempt from registration under the Act.

           Options, warrants and shares issued for services:
             The Company has issued, from time to time, stock options, warrants and/or shares of common stock to employees as compensation and to other nonemployees, including investment analysts and commentators that have entered into agreements to provide the Company with financial information that is released to subscribers, as consideration for consulting, professional and other services. As explained in Note 2, the Company recognizes the cost of such issuances based on the fair value of the equity instruments issued over the periods in which the related services are rendered in accordance with the provisions of SFAS 123.

                    JAG Media Holdings, Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements

Note 5 - Other issuances of common stock, warrants and stock options
           (continued):

           Options, warrants and shares issued for services (continued):
             The following table reconciles the number of shares of common stock subject to options and warrants that were outstanding at August 1, 2001 as a result of issuances of those options and warrants to employees and nonemployees as compensation for services to the number outstanding at July 31, 2003 and sets forth other related information:

                                                                    Number of Shares
                                                                -------------------------
                                                                                 Series 1
                                                                 Class A         Class B      Range of
                                                                 Common          Common       Exercise
                                                                 Stock           Stock         Prices
                                                                ----------    ----------    -----------
             Options and warrants issued for services
                 outstanding, August 1, 2001 (A)                 8,356,227       227,273     $.10-$6.00
             Options granted to employees and
                 consultants (B)                                 4,936,725                   $.001-$.10
             Options and warrants cancelled (B)                 (5,925,773)      (62,727)    $.05-$2.00
             Options exercised (C)                              (3,427,125)                  $.001-$.25
                                                                ----------    ----------    -----------
             Options and warrants issued for services
                 outstanding, July 31, 2002                      3,940,054       164,546     $.02-$6.00
             Options cancelled                                    (200,000)                 $      2.00
             Options exercised (D)                                (319,600)                   $.02-$.05
                                                                ----------    ----------    -----------
             Options and warrants issued for services
                 outstanding, July 31, 2003 (E) (F)              3,420,454       164,546     $.02-$6.00
                                                                ==========    ==========    ===========



           (A) The cost of the options and warrants, determined based on their aggregate estimated fair values at the respective dates of issuance, was initially charged directly to expense or to unearned compensation to be amortized to expense. The balance of unearned compensation as of August 1, 2001 was $975,090.

           (B) On August 31, 2001, pursuant to amended and restated employment agreements between the Company and its three senior executives (see Note 8), each dated August 31, 2001, the Company granted options to purchase 1,000,000 shares of, effectively, Class A common stock at $.02 per share to each of the three senior executives as additional compensation for services to be rendered under such contracts. Options previously granted to the three senior executives pursuant to their original employment agreements, which gave each executive the right to purchase 900,000 shares of, effectively, Class A common stock at an exercise price of $.25 per share, were cancelled. In accordance with the provisions of SFAS 123, the Company charged $24,000 to compensation expense in 2002, which represented the excess of the aggregate fair value of the options to purchase 1,000,000 shares of Class A common stock granted to each executive on August 31, 2001 over the aggregate fair value of the options to purchase 900,000 shares of Class A common stock previously granted to each of the executives immediately prior to the cancellation of those options.

                    JAG Media Holdings, Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements



Note 5 - Other issuances of common stock, warrants and stock options
           (continued):

           Options, warrants and shares issued for services (continued):
                  In addition, during 2002, the Company issued options for the purchase of 1,936,725 shares of, effectively, Class A common stock at exercise prices ranging from $.001 to $.10 per share to employees and consultants that did not have employment or other contractual agreements. The aggregate estimated fair value of the options at the respective dates of issuance of $537,544 was charged directly to compensation and consulting expense during 2002, as further explained below.

                  As a result of the cancellation of certain other options during 2002, the Company reversed the unamortized balance of $189,000 for charges recorded as unearned compensation in connection with the original issuances of options to employees and consultants.

           (C) During 2002, the Company issued 3,427,125 shares of, effectively, Class A common stock upon the exercise of options and received proceeds of $144,853.

           (D) During 2003, the Company issued 319,600 shares of Class A common stock upon the exercise of options and received proceeds of $8,960.

           (E) These options and warrants also include options for the purchase of 1,750,000 shares of, effectively, Class A common stock granted pursuant to the Company's 1999 Long-term Incentive Plan (the "Incentive Plan") which provides for individual awards to officers, employees, directors, consultants and certain other individuals that may take the form of stock options and certain other types of awards for which the value is based in whole or in part upon the fair market value of, effectively, the Company's Class A common stock. The number of shares of Class A common stock that may be subject to all types of awards under the Incentive Plan as amended may not exceed 6,000,000 shares.

           (F) These options and warrants will expire at various dates from July 2005 through March 2012.

           The following table summarizes information about the number of shares of common stock subject to options and warrants that were outstanding at July 31, 2003 as a result of issuances of those options and warrants to employees and nonemployees as compensation for services:

                    JAG Media Holdings, Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements


Note 5 - Other issuances of common stock, warrants and stock options
           (continued):

           Options, warrants and shares issued for services (continued):


                                                                                       Options and
                        Options and Warrants Outstanding                           Warrants Exercisable
           ---------------------------------------------------------------       ----------------------------
                                                 Weighted
                                                 Average
                                                 Years of        Weighted                          Weighted
                                                 Remaining        Average                           Average
              Exercise           Number         Contractual       Exercise         Number           Exercise
               Prices         Outstanding          Life            Price         Exercisable         Price
           ---------------    -----------       -----------      ---------       -----------       ----------
             $     .02         1,750,000            8.09           $ .02          1,750,000          $  .02
                  2.00           585,000            2.18            2.00            585,000            2.00
                  3.50           500,000            2.06            3.50            500,000            3.50
                  6.00           750,000            1.62            6.00            750,000            6.00
                               ---------                                          ---------
           $.02 - $6.00        3,585,000            4.93           $ .34          3,585,000          $  .34
           ============        =========            ====           ======         =========          ======


           During 2002, a total of $561,544 was charged directly to compensation and consulting expense as a result of the issuance of options as compensation to employees and as consideration for consulting, professional and other services in the transactions described above.

           During 2003, the Company issued 1,395,604 shares of its Class A common stock to employees and consultants as compensation to employees and as consideration for consulting, professional and other services. The aggregate estimated fair value of the shares at the respective dates of issuance was $831,127, of which $464,818 was charged directly to compensation and consulting expense and $366,309 was charged to unearned compensation during 2003.

           During 2002, the Company also issued 1,446,867 shares of its common stock (1,338,066 and 108,801 Class A and Series 1 Class B shares, respectively) to employees and consultants as compensation to employees and as consideration for consulting, professional and other services. The aggregate estimated fair value of the shares at the respective dates of issuance was $877,390, of which $268,090 was charged directly to compensation and consulting expense and $609,300 was charged to unearned compensation during 2002.

           Unearned compensation is being amortized to expense on a straight-line basis over the period in which the related services are rendered (such period is limited to the initial term of any related employment or consulting agreement). A total of $606,857 and $1,013,958 was amortized during 2003 and 2002, respectively. The unamortized balance of $140,884 and $381,432 has been reflected as a reduction of stockholders' equity as of July 31, 2003 and 2002, respectively.

                    JAG Media Holdings, Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements



Note 5 - Other issuances of common stock, warrants and stock options
           (concluded):

           Options, warrants and shares issued for services (concluded):
              The fair values of the options, warrants and shares issued and/or transferred as compensation to employees and as consideration for consulting, professional and other services in the transactions described above were determined in accordance with SFAS 123 using the Black-Scholes option-pricing model. The fair values were determined in 2003 and 2002 based on the following assumptions:

                   Expected years of option life:                   5
                   Risk-free interest rate:                 4.5% - 6%
                   Dividend yield:                                 0%
                   Volatility                             110% - 361%

Note 6 - Notes payable to officers:
              On April 1, 2002, two executive officers loaned the Company a total of $400,000 subject to the terms and conditions of unsecured promissory notes that, as amended, are payable on December 17, 2003 and bear interest at an annual rate that was retroactively increased from 2.69% to 9%. The additional interest resulting from the retroactive increase in the interest rate, which was not material, was recorded in the fourth quarter of the year ended July 31, 2003.


Note 7 - Employee benefit plans:
              The Company maintains a profit-sharing plan and a money purchase plan for the benefit of all eligible employees. The Company's contributions to these defined contribution plans are made on a discretionary basis. The Company made no contributions to the plans in 2003 and 2002.


Note 8 - Commitments and contingencies: Concentrations of credit risk:
              Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. From time to time the Company's cash account balances exceed the Federal insurance limit of $100,000 although there was no such excess at July 31, 2003. The Company reduces its exposure to credit risk by maintaining its cash deposits with major financial institutions and monitoring their credit ratings. Accordingly, management does not believe that the Company was exposed to significant credit risk at July 31, 2003.

                    JAG Media Holdings, Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements



Note 8 - Commitments and contingencies (continued):
           Employment agreements:
              Pursuant to amended and restated employment agreements between the Company and its three senior executives, each dated August 31, 2001, the Company became obligated to make cash payments of $150,000 to each of the three senior executives annually during the three year period ending August 31, 2004. As a result, the Company's obligations for cash payments under all of the employment agreements during periods subsequent to July 31, 2003 will total approximately $488,000, of which $450,000 and $38,000 will be payable in the years ending July 31, 2004 and 2005, respectively.

              Each of the three senior executives will also receive an option to purchase 500,000 shares of the Company's Class A common stock at a price equal to 25% of the closing bid price on the last day of trading in each of the three years in the period ending August 31, 2004 if the average closing bid price of the Company's Class A common stock is $1.00 per share or greater for the first year, $2.00 per share or greater for the second year and $3.00 per share or greater for the third year.

              In addition, upon a change in control of the Company, the three senior executives would be entitled to specified severance payments and additional stock options.

              If a senior executive resigns upon a change in control of the Company (as defined), the senior executive would be entitled to, among other things, (i) a lump sum cash payment equal to the executive's highest rate of annual salary in effect during the term of the agreement multiplied by the severance period (the greater of one year or the number of years and fractions thereof between the date of such termination and the end of the term of the agreement); (ii) accelerated vesting of all of the senior executive's outstanding stock options; and (iii) an option to acquire 1,000,000 shares of the Company's Class A common stock at an exercise price equal to 25% of the closing bid price of the stock immediately prior to such change in control, which option shall be fully vested and immediately exercisable in full and expire on a date which is the earlier of ten years from such change in control and three years after termination of employment.

            Leases:
              The Company has been leasing office space under month-to-month leases and noncancelable leases. Rent expense under all such leases, which were classified as operating leases, totaled approximately $30,000 and $77,000 for 2003 and 2002, respectively. As of July 31, 2003, the Company was not subject to any significant noncancelable office leases.

                    JAG Media Holdings, Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements


Note 8 - Commitments and contingencies (concluded):
           Litigation:
              The Company is a party to various claims and lawsuits incidental to its business. In the opinion of management, it is probable that the resolution of such contingencies will not materially affect the consolidated financial position or results of operations of the Company in subsequent years.


Note 9 - Fair value of financial instruments:
              The Company's material financial instruments at July 31, 2003 for which disclosure of estimated fair value is required by certain accounting standards consisted of cash and cash equivalents, accounts receivable, accounts payable and notes payable to officers. In the opinion of management, the financial instruments were carried at values that approximated their fair values at July 31, 2003 because of their liquidity and/or their short-term maturities.


Note 10- Subsequent events:
              On August 12, 2003, the Company entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") with Vertex Interactive, Inc. ("Vertex") and its wholly-owned subsidiary, XeQute Solutions, Inc. ("XeQute"). Under the terms of the Asset Purchase Agreement, the Company would establish a newly formed wholly-owned subsidiary which would acquire the business of XeQute through the purchase of its assets and the assumption of its liabilities. XeQute is a provider of supply chain management technologies and services, including enterprise software systems and applications, software/hardware maintenance services and consulting services, which enable its customers to more effectively manage their order, inventory and warehouse requirements.

              Closing of the Asset Purchase Agreement was subject to the satisfaction of various conditions by October 31, 2003, including, among others, XeQute's ability to arrange financing from which the Company will obtain $8,000,000 of proceeds upon terms and conditions satisfactory to the Company, Vertex and XeQute, the provision of specified financial information to the Company by XeQute and the ability of the parties to agree upon various specific terms of the Asset Purchase Agreement.

              The Asset Purchase Agreement was not closed by October 31, 2003. Accordingly, the parties are not required to close the transaction unless they choose to waive the closing date requirement. As of November 1, 2003, the parties had not contractually extended the permitted closing date pending confirmation of the availability of the financing described above. The provisions of the Asset Purchase Agreement described below would become effective in the event that such financing is confirmed and the parties set a new closing date.

                    JAG Media Holdings, Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements

Note 10- Subsequent events (concluded):

              As consideration for the transfer of the assets and liabilities of XeQute, the Company would issue shares of its Class A common stock which upon issuance would represent 54% of its outstanding common stock on a fully diluted basis, and it would pay $3,500,000 out of the proceeds of the $8,000,000 financing to be arranged by XeQute. The recipients of the shares of the Company's Class A common stock will be restricted from registering those shares for sale prior to one year after the closing of the financing agreements.

              If the acquisition of XeQute is consummated, all of the executive officers and directors of the Company would resign from those positions. Although the executive officers and directors of the Company would become employees of or consultants to the combined companies, the combined companies would be managed and effectively controlled by the executive officers and directors of XeQute. In addition, the acquisition of 54% of the outstanding common stock of the Company on a fully diluted basis by Vertex would result in a change in control of the Company and, accordingly, the three senior executives of the Company would be entitled to specified severance payments and additional stock options (see Note 8).

              Management of the Company cannot assure (i) that an amendment extending the closing date (or a waiver thereof) will be entered into by the parties to permit consummation of the agreement, or
              (ii) if such amendment or waiver is provided, that the conditions to the proposed transaction with XeQute will be met, or (iii) if such conditions are met, that the transaction will be consummated.

              During the period from August 1, 2003 through October 20, 2003, the Company sold 35,000 shares of its Class A common stock and 1,500 shares of its Series 3 Class B common stock through a private placement and it received proceeds of $50,000. In addition, the Company issued $400,000 shares of its Cass A common stock with an approximate aggregate fair value of $200,000 in exchange for various services.

              On February 11, 2004, the stockholders of the Company approved an amendment to the articles of incorporation that authorized the implementation of changes related to a recapitalization plan for the Company that was consummated on June 4, 2004 (the "Recapitalization"). Pursuant to the Recapitalization, (i) the total number of shares of all classes of capital stock authorized for issuance by the Company increased from 200,000,000 shares to 300,440,000 shares with a par value of $.00001 per share, of which 50,000,000 shares became authorized for issuance as preferred stock, 250,000,000 shares became authorized for issuance as common stock, 400,000 shares became authorized for issuance as Series 2 Class B common stock and 40,000 shares became authorized for issuance as Series 3 Class B common stock; and (ii) the Company issued 1 share of common stock in exchange for every 1 share of Class A common stock and Series 1 Class B common stock outstanding prior to the Recapitalization.

              Prior to the Recapitalization, each share of Series 1 Class B common stock was immediately convertible into 1 share of Class A common stock and each share of Class A common stock and Series 1 Class B common stock was equal in respect to dividends and voting rights. Therefore, each share of Series 1 Class B common stock was, in substance, equivalent to 1 share of Class A common stock for financial reporting purposes prior to the Recapitalization, and each share of Class A common stock and each share of Series 1 Class B common stock is, in substance, equivalent to 1 share of common stock after the Recapitalization for financial reporting purposes. Accordingly, the Recapitalization did not have any effect on numbers of shares of common stock, the weighted average number of common shares outstanding or any amounts per common share, and the effects of the Recapitalization have not been retroactively reflected in the accompanying consolidated financial statements and these notes.

              The 2002 Equity Line Agreement (see Note 4) was amended on July 8, 2004 to provide that it will extend for 48 months from August 28, 2002 unless it is terminated earlier in accordance with its provisions. The 2002 Equity Line Agreement was further amended on July 21, 2004 to provide, among other matters, that references to trading of the Company's common stock on the Nasdaq OTC Bulletin Board also include references to the Pink Sheets.

                    JAG Media Holdings, Inc. and Subsidiaries

                      Condensed Consolidated Balance Sheet
                                 April 30, 2004
                                   (Unaudited)

                                     Assets
                                     ------

Current assets:
    Cash and cash equivalents                                               $    894,641
    Accounts receivable, net of allowance for doubtful accounts
        of $7,500                                                                 23,459
    Other current assets                                                          54,320
                                                                            ------------
           Total current assets                                                  972,420

Equipment, net of accumulated depreciation of $158,083                            20,199
                                                                            ------------

           Total                                                            $    992,619
                                                                            ============

                              Liabilities and Stockholders' Deficiency

Current liabilities:
    Accounts payable and accrued expenses                                   $     57,118
    Deferred revenues                                                             47,659
                                                                            ------------
           Total liabilities                                                     104,777
                                                                            ------------

Mandatorily redeemable Class B common stock; par value $.00001 per share:
    400,000 shares designated as Series 2; 380,829 shares issued and
        outstanding                                                                    4
    40,000 shares designated as Series 3; 21,500 shares issued and
        outstanding                                                                    -
                                                                            ------------
           Total                                                                       4
                                                                            ------------

Commitments and contingencies

Stockholders' equity:
    Preferred stock; par value $.00001 per share; 50,000,000
        shares authorized; none issued                                                 -
    Common stock; par value $.00001 per share;
        250,000,000 shares authorized; 44,235,299 shares
        issued and outstanding                                                       442
    Additional paid-in capital                                                43,570,992
    Unearned compensation                                                        (38,823)
    Accumulated deficit                                                      (42,644,773)
                                                                            ------------
           Total stockholders' equity                                            887,838
                                                                            ------------

           Total                                                            $    992,619
                                                                            ============


See Notes to Condensed Consolidated Financial Statements.

                    JAG Media Holdings, Inc. and Subsidiaries

                 Condensed Consolidated Statements of Operations
         Nine and Three Months Ended April 30, 2004 and 2003 (Unaudited)



                                              Nine Months                        Three Months
                                           Ended April 30,                        Ended April 30,
                                     -------------------------------    --------------------------------
                                         2004             2003                2004                2003
                                     ------------     ------------      ------------        ------------

Revenues                             $    177,540     $    311,601      $     56,604        $    70,646
                                     ------------     ------------      ------------        -----------

Operating expenses:
    Cost of revenues                      200,804          597,877            61,164            169,756
    Selling expenses                       15,111            2,884             9,784              1,155
    General and administrative
        expenses                        1,445,659        1,830,751           699,242            823,184
                                     ------------     ------------      ------------        -----------
           Totals                       1,661,574        2,431,512           770,190            994,095
                                     ------------     ------------      ------------        -----------

Loss from operations                   (1,484,034)      (2,119,911)         (713,586)          (923,449)

Other income (expense):
    Interest income                         2,049            4,482             1,336              2,453
    Interest expense                      (23,930)          (8,048)           (5,930)            (2,624)
                                     ------------     ------------      ------------        -----------

Net loss                             $ (1,505,915)    $ (2,123,477)     $   (718,180)       $  (923,620)
                                     ============     ============      ============        ===========


Basic net loss per share                    $(.04)           $(.06)           $(.02)              $(.02)
                                            =====            =====            =====               =====


Basic weighted average common
    shares outstanding                 42,232,905       36,677,639        43,434,101         39,732,971
                                       ==========       ==========        ==========         ==========



See Notes to Condensed Consolidated Financial Statements.

                    JAG Media Holdings, Inc. and Subsidiaries

Condensed Consolidated Statement of Changes in Stockholders' Equity (Deficiency)
                        Nine Months Ended April 30, 2004
                                  (Unaudited)

                                                                  Common Stock
                               ----------------------------------------------------------------------------------------
                                                                     Class A                    Series 1 Class B
                                                           ----------------------------     ---------------------------
                                Number of                   Number of                         Number of
                                  Shares        Amount       Shares            Amount          Shares          Amount
                               ------------   ----------   -------------      ---------      ----------      ----------

Balance, August 1, 2003                                      40,212,882        $ 402           1,031,143         $  10

Effect of recapitalization      41,244,025      $  412      (40,212,882)        (402)         (1,031,143)          (10)

Sale of common
   stock and 1,500
   shares of redeemable
   Series 3 Class B common
   stock through
   private placement                35,000          -

Effects of issuance of
   common stock in
   exchange for services           450,000          5

Amortization of unearned
   compensation

Sales of common stock
   pursuant to equity
   financing agreement,
   net of expenses of
   $107,500                      2,506,274         25

Net loss
                              ------------       ----     ------------        -----         -----------       -------

Balance, April 30, 2004         44,235,299       $442                -        $   -                   -       $     -
                              ============       ====     ============        =====         ===========       =======



                                 Additional
                                  Paid-in          Unearned            Accumulated
                                  Capital        Compensation            Deficit            Total
                                  -------        ------------            -------            -----

Balance, August 1, 2003       $41,217,522         $(140,884)          $(41,138,858)       $(61,808)

Effect of recapitalization

Sale of common
   stock and 1,500
   shares of redeemable
   Series 3 Class B common
   stock through
   private placement               50,000                                                   50,000

Effects of issuance of
   common stock in
   exchange for services          260,995           (78,000)                               183,000

Amortization of unearned
   compensation                                     180,061                                180,061

Sales of common stock
   pursuant to equity
   financing agreement,
   net of expenses of
   $107,500                     2,042,475                                                2,042,500

Net loss                                                                (1,505,915)     (1,505,915)
                               ----------         ---------           ------------      ----------

Balance, April 30, 2004       $43,570,992         $ (38,823)          $(42,644,773)    $   887,838
                              ===========         =========           ============     ===========


See Notes to Condensed Consolidated Financial Statements.

                    JAG Media Holdings, Inc. and Subsidiaries

                 Condensed Consolidated Statements of Cash Flows
                    Nine Months Ended April 30, 2004 and 2003
                                   (Unaudited)


                                                                        2004             2003
                                                                    ------------     ------------

Operating activities:
    Net loss                                                        $(1,505,915)     $(2,123,477)
    Adjustments to reconcile net loss to net cash used in
        operating activities:
        Provision for doubtful accounts                                                    2,750
        Depreciation                                                     13,018           24,578
        Amortization of unearned compensation                           180,061          523,237
        Effects of issuance of common stock and stock options
           in exchange for services                                     183,000          464,832
        Changes in operating assets and liabilities:
           Accounts receivable                                          (18,299)          (5,260)
           Other current assets                                          29,465
           Accounts payable and accrued expenses                        (97,611)        (767,486)
           Deferred revenues                                              2,930          (40,123)
                                                                   ------------      ------------
                  Net cash used in operating activities              (1,213,351)      (1,920,949)
                                                                   ------------      -----------

Investing activities - purchase of equipment                             (7,725)
                                                                   ------------

Financing activities:
        Repayment of notes payable to officers                         (400,000)
        Net proceeds from sales
        of common stock through:
               Private placements                                     2,092,500          475,000
               Equity financing agreement                                              1,783,250
               Exercise of stock options                                                   8,960
                                                                   ------------      -----------
                  Net cash provided by financing activities           1,692,500        2,267,210
                                                                   ------------      -----------

Net increase in cash and cash equivalents                               471,424          346,261
Cash and cash equivalents, beginning of period                          423,217            7,107
                                                                   ------------      -----------

Cash and cash equivalents, end of period                           $    894,641      $   353,368
                                                                   ============      ===========









See Notes to Condensed Consolidated Financial Statements.

                    JAG Media Holdings, Inc. and Subsidiaries

              Notes to Condensed Consolidated Financial Statements
                                   (Unaudited)


Note 1 - Basis of presentation:
                In the opinion of management, the accompanying unaudited condensed consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, necessary to present fairly the financial position of JAG Media Holdings, Inc. ("JAG Media") and its subsidiaries as of April 30, 2004, their results of operations for the nine and three months ended April 30, 2004 and 2003, their changes in stockholders' equity (deficiency) for the nine months ended April 30, 2004 and their cash flows for the nine months ended April 30, 2004 and 2003. JAG Media and its subsidiaries are referred to together herein as the "Company." Pursuant to rules and regulations of the Securities and Exchange Commission (the "SEC"), certain information and disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted from these consolidated financial statements unless significant changes have taken place since the end of the most recent fiscal year. Accordingly, these condensed consolidated financial statements should be read in conjunction with the consolidated financial statements, notes to consolidated financial statements and the other information in the audited consolidated financial statements of the Company as of July 31, 2003 and for the years ended July 31, 2003 and 2002 (the "Audited Financial Statements") also included in the prospectus of this Registration Statement.

                The results of the Company's operations for the nine months ended April 30, 2004 are not necessarily indicative of the results of operations to be expected for the full year ending July 31, 2004.

                As further explained in Note 1 to the Audited Financial Statements, the Company gathers and compiles financial and investment information from contacts at financial institutions, experienced journalists, money managers, analysts and other Wall Street professionals and generates revenues by releasing such information to subscribers on a timely basis through facsimile transmissions and a web site.

                The accompanying condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern. However, as shown in the accompanying condensed consolidated financial statements, the Company only generated revenues of approximately $178,000 and $312,000 and it incurred net losses of approximately $1,506,000 and $2,123,000 and cash flow deficiencies from operating activities of approximately $ 1,213,000 and $1,921,000 for the nine months ended April 30, 2004 and 2003, respectively. These matters raise substantial doubt about the Company's ability to continue as a going concern.

                    JAG Media Holdings, Inc. and Subsidiaries

              Notes to Condensed Consolidated Financial Statements
                                   (Unaudited)

Note 1 - Basis of presentation (continued):
                Although the Company's net losses included net noncash charges of approximately $376,000 and $1,015,000 for the nine months ended April 30, 2004 and 2003, respectively, primarily for the amortization of unearned compensation and the issuance of common stock and stock options in exchange for services, management believes that in the absence of a substantial increase in subscription revenues, it is probable that the Company will continue to incur losses and negative cash flows from operating activities through at least April 30, 2005 and that the Company will need to obtain additional equity or debt financing to sustain its operations until it can market its services, expand its customer base and achieve profitability.

                As further explained in Note 4 herein, the Company entered into an agreement with an investment partnership pursuant to which it has, in effect, "put" options whereby, subject to certain conditions, it is able to require the investment partnership to purchase shares of its common stock from time to time at prices based on the market value of its shares. The maximum aggregate purchase price under this equity line is $10,000,000. The equity line became available in August 2002 and, as amended (See Note
                8), expires in August 2006. As of April 30, 2004 and June 16, 2004, the Company had received gross proceeds of $4,035,000, from the exercise of "put" options. Although the timing and amount of the required purchases under the agreement are at the Company's discretion, the purchases are subject to certain conditions as also explained in Note 4 herein and the ability of the investment partnership to fund the purchases.

                Management believes that the Company will be able to generate sufficient revenues from its remaining facsimile transmission and web site operations and obtain sufficient financing from its agreement with the investment partnership or through other financing agreements to enable it to continue as a going concern through at least April 30, 2005. However, if the Company cannot generate sufficient revenues and/or obtain sufficient additional financing, if necessary, by that date, the Company may be forced thereafter to restructure its operations, file for bankruptcy or entirely cease its operations.

                The accompanying condensed consolidated financial statements do not include any adjustments related to the recoverability and classification of assets or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

                As further explained in Note 8, on February 11, 2004, the stockholders of the Company approved an amendment to the articles of incorporation that authorized the implementation of changes related to a recapitalization plan for the Company that was consummated on June 4, 2004 (the "Recapitalization"). As a result of the Recapitalization, the Company became authorized to issue up to 250,000,000 shares of common stock with a par value of $.00001 per share, and it issued 1 share of common stock in exchange for every 1 share of Class A common stock and Series 1 Class B common stock outstanding prior to the recapitalization.

                    JAG Media Holdings, Inc. and Subsidiaries

              Notes to Condensed Consolidated Financial Statements
                                   (Unaudited)



Note 1 - Basis of presentation (concluded):
                Prior to the Recapitalization, each share of Series 1 Class B common stock was immediately convertible into one share of Class A common stock and each share of Class A common stock and Series 1 Class B common stock was equal in respect to dividends and voting rights. Therefore, each share of Series 1 Class B common stock was, in substance, equivalent to one share of Class A common stock for financial reporting purposes prior to the Recapitalization, and each share of Class A common stock and each share of Series 1 Class B common stock is, in substance, equivalent to 1 share of common stock after the Recapitalization for financial reporting purposes. Accordingly, the Recapitalization, which has been retroactively reflected in the accompanying condensed consolidated financial statements and these notes, did not have any effect on numbers of shares of common stock, the weighted average number of common shares outstanding or any amounts per common share.

Note 2 - Net earnings (loss) per share:
                The Company presents "basic" earnings (loss) per share and, if applicable, "diluted" earnings per share pursuant to the provisions of Statement of Financial Accounting Standards No. 128, "Earnings per Share". Basic earnings (loss) per share is calculated by dividing net income or loss by the weighted average number of shares of common stock outstanding during each period (see Notes 1, 2 and 7 to the Audited Financial Statements). The calculation of diluted earnings per share is similar to that of basic earnings per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if all potentially dilutive common shares, such as those issuable upon the exercise of outstanding stock options and warrants, were issued during the period and the treasury stock method had been applied to the proceeds from their exercise.

                As of April 30, 2004, there were options and warrants outstanding for the purchase of a total of 3,585,000 shares of common stock (see Note 4 herein). However, diluted per share amounts have not been presented in the accompanying condensed consolidated statements of operations because the Company had a net loss in the nine and three months ended April 30, 2004 and 2003 and the assumed effects of the exercise of the Company's stock options and warrants that were outstanding during all or part of those periods would have been anti-dilutive.

                    JAG Media Holdings, Inc. and Subsidiaries

              Notes to Condensed Consolidated Financial Statements
                                   (Unaudited)


Note 3 - Income taxes:
                As of April 30, 2004, the Company had net operating loss carryforwards of approximately $26,759,000 available to reduce future Federal and state taxable income which will expire from 2019 through 2023.

                As of April 30, 2004, the Company's deferred tax assets consisted of the effects of temporary differences attributable to the following:

                    Deferred revenues, net                      $       19,000
                    Unearned compensation                            2,091,000
                    Net operating loss carryforwards                10,687,000
                                                                --------------
                                                                    12,797,000
                    Less valuation allowance                       (12,797,000)
                                                                --------------

                        Total                                   $            -
                                                                ==============

                Due to the uncertainties related to, among other things, the changes in the ownership of the Company, which could subject its net operating loss carryforwards to substantial annual limitations, and the extent and timing of its future taxable income, the Company offset its net deferred tax assets by an equivalent valuation allowance as of April 30, 2004.

                The Company had also offset the potential benefits from its net deferred tax assets by an equivalent valuation allowance during the year ended July 31, 2003. As a result of the increases in the valuation allowance of $497,000 and $246,000 during the nine and three months ended April 30, 2004, respectively, and $491,000 and $309,000 during the nine and three months ended April 30, 2003, respectively, there are no credits for income taxes reflected in the accompanying condensed consolidated statements of operations to offset pre-tax losses.


Note 4 - Issuances of common stock and stock options:
             Equity financing agreement:
                    As further explained in Note 4 to the Audited Financial Statements, on April 9, 2002, the Company entered into an equity line purchase agreement (the "2002 Equity Line Agreement") with Cornell Capital Partners L.P. ("Cornell Capital") pursuant to which the Company has, in effect, put options whereby, subject to certain conditions, it can require Cornell Capital to purchase shares of its common stock from time to time at an aggregate purchase price of $10,000,000. The 2002 Equity Line Agreement became available on August 28, 2002 and as amended (See Note 8) will extend for 48 months unless it is terminated earlier at the discretion of the Company. The purchase price will be 95% of the lowest closing bid price of the Company's common stock over a specified number of trading days commencing on specified dates. Cornell Capital shall be entitled to a cash fee equal to 5% of the gross proceeds received by the Company from Cornell Capital in connection with each put.

                    JAG Media Holdings, Inc. and Subsidiaries

              Notes to Condensed Consolidated Financial Statements
                                   (Unaudited)

Note 4 - Issuances of common stock and stock options (continued):
               Equity financing agreement (concluded):
                    The timing and amount of the required purchases shall be at the Company's discretion subject to certain conditions including (i) a maximum purchase price to be paid by Cornell Capital for each put of $500,000; (ii) at least five trading days must elapse before the Company can deliver a new put notice to Cornell Capital; (iii) the registration statement covering the shares issuable to Cornell Capital pursuant to the equity line must remain effective at all times and (iv) on any given closing date, there shall be at least one bid for the common stock on the Nasdaq OTC Bulletin Board. In addition, the obligation of Cornell Capital to complete its purchases under the 2002 Equity Line Agreement is not secured or guaranteed and, accordingly, if Cornell Capital does not have available funds at the time it is required to make a purchase, the Company may not be able to force it to do so.

                    During the nine months ended April 30, 2004, Cornell Capital was required to pay $2,150,000 and it received 2,506,274 shares of common stock and the Company received proceeds of $2,042,500 net of $107,500 of placement fees as a result of the exercise by the Company of put options pursuant to the 2002 Equity Line Agreement. As of April 30, 2004, the Company had the ability to require Cornell Capital to purchase shares of its common stock pursuant to the 2002 Equity Line Agreement at an aggregate purchase price of $5,965,000 through August 28, 2006.

                Shares sold through private placement:
                    During the nine months ended April 30, 2004, the Company sold 35,000 shares of its common stock and 1,500 shares of its Series 3 Class B common stock through a private placement intended to be exempt from registration under the Act, and it received proceeds of $50,000.

                Stock dividend:
                    During the nine months ended April 30, 2004, the Company issued an additional 6,709 shares of its mandatorily redeemable Series 2 Class B common stock based on required adjustments to the number of shares originally issued in connection with a stock dividend affected during the year ended July 31, 2003 (see Note 5 to the Audited Financial Statements).

                Shares issued to pay salaries:
                    During the nine months ended April 30, 2004, the Company agreed to issue a total of 300,000 shares of its common stock with an aggregate fair value of $183,000 to pay salaries, all of which was charged directly to expense.

                Shares issued to consultants:
                    During the nine months ended April 30, 2004, the Company issued a total of 150,000 shares of its common stock with an aggregate fair value of $78,000 to pay for consulting services. The fair value of the shares was originally charged to unearned compensation and is being amortized to expense over the terms of the consulting agreements.

                    JAG Media Holdings, Inc. and Subsidiaries

              Notes to Condensed Consolidated Financial Statements
                                   (Unaudited)

Note 4 - Issuances of common stock and stock options (concluded):
              Options and warrants issued for services:
                    As explained in Note 5 to the Audited Financial Statements, the Company has issued, from time to time, stock options and warrants for the purchase of common stock to employees as compensation and to other nonemployees, including investment analysts and commentators that have entered into agreements to provide the Company with financial information that is released to subscribers, as consideration for consulting, professional and other services. As explained in Note 2 to the Audited Financial Statements, the Company recognizes the cost of such issuances based on the fair value of the equity instruments issued over the periods in which the related services are rendered in accordance with the provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123").

                    As of August 1, 2003, the Company had 3,585,000 shares of common stock that were subject to outstanding options and warrants issued to employees and nonemployees as compensation for services. There were no options or warrants issued, exercised or cancelled during the nine months ended April 30, 2004. The 3,585,000 shares of common stock that were subject to outstanding options and warrants issued to employees as of April 30, 2004 had exercise prices ranging from $.02 to $6.00 per share and will expire at various dates from July 2005 through March 2012.

                    The cost of the options and warrants, determined based on their aggregate estimated fair values at the respective dates of issuance, was initially charged directly to expense or to unearned compensation and subsequently amortized to expense.

                    These options and warrants also include options for the purchase of 1,750,000 shares of, effectively, common stock granted pursuant to the Company's 1999 Long-term Incentive Plan (the "Incentive Plan") which provides for individual awards to officers, employees, directors, consultants and certain other individuals that may take the form of stock options and certain other types of awards for which the value is based in whole or in part upon the fair market value of, effectively, the Company's common stock. The number of shares of common stock that may be subject to all types of awards under the Incentive Plan as amended may not exceed 6,000,000 shares.

Note 5 - Notes payable to officers:
               On April 1, 2002, two executive officers loaned the Company a total of $400,000 subject to the terms and conditions of unsecured promissory notes that, as amended, were payable on June 30, 2004 and bore interest at an annual rate of 9%. The loans were repaid in full, including interest, in March 2004.

                    JAG Media Holdings, Inc. and Subsidiaries

              Notes to Condensed Consolidated Financial Statements
                                   (Unaudited)

Note 6 - Legal proceedings:
                The Company is involved in various legal proceedings. In the opinion of management, these actions are routine in nature and will not have any material adverse effects on the Company's consolidated financial statements in subsequent years.


Note 7 - Proposed acquisitions:
                On August 12, 2003, the Company entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") with Vertex Interactive, Inc. ("Vertex") and its wholly-owned subsidiary, XeQute Solutions, Inc. ("XeQute"). Under the terms of the Asset Purchase Agreement, the Company would have established a newly formed wholly-owned subsidiary which would have acquired the business of XeQute through the purchase of its assets and the assumption of its liabilities. XeQute is a provider of supply chain management technologies and services, including enterprise software systems and applications, software/hardware maintenance services and consulting services, which enable its customers to more effectively manage their order, inventory and warehouse requirements.

                Closing of the Asset Purchase Agreement was subject to the satisfaction of various conditions by October 31, 2003, including, among others, XeQute's ability to arrange financing from which the Company would have obtained $8,000,000 of proceeds upon terms and conditions satisfactory to the Company, Vertex and XeQute, the provision of specified financial information to the Company by XeQute and the ability of the parties to agree upon various specific terms of the Asset Purchase Agreement.

                The Asset Purchase Agreement was not closed by October 31, 2003. Accordingly, the parties were not required to close the transaction unless they chose to waive the closing date requirement. On January 17, 2004, the Company decided not to pursue any further negotiations with XeQuote.

                On January 17, 2004, the Company entered into a Letter of Intent (the "Letter of Intent") expiring March 31, 2004 to acquire Great Eastern Securities, Inc. ("Great Eastern"), a privately held broker/dealer based in Syosset, New York. Great Eastern offers a cost-efficient trading platform for brokers and traders, including direct access trading, with individually tailored commission rates.

                Pursuant to the terms of the Letter of Intent, as consideration for the transfer of the assets and liabilities of Great Eastern, the Company would have issued shares of its common stock, which upon issuance, would have represented 57% of the Company's outstanding common stock on a fully diluted basis. Had the acquisition of Great Eastern been consummated on or before December 31, 2004, the Company would have been required to pay Flow Capital Advisors, Inc. a finder's fee in shares of the Company's common stock equal to 5% of the aggregate consideration paid by the Company for Great Eastern.

                    JAG Media Holdings, Inc. and Subsidiaries

              Notes to Condensed Consolidated Financial Statements
                                   (Unaudited)

Note 7 - Proposed acquisitions (concluded):
                The Company and Great Eastern did not enter into a definitive acquisition agreement before the term of the Letter of Intent expired on March 31, 2004, and management has decided not to pursue any further negotiations with Great Eastern.

Note 8 - Subsequent events:
                Pursuant to the recapitalization that was, approved by the stockholders of the Company on February 11, 2004 and consummated on June 4, 2004, (i) the total number of shares of all classes of capital stock authorized for issuance by the Company increased from 200,000,000 shares to 300,440,000 shares with a par value of $.00001 per share, of which 50,000,000 shares are authorized for issuance as preferred stock, 250,000,000 shares are authorized for issuance as common stock, 400,000 shares are authorized for issuance as Series 2 Class B common stock and 40,000 shares are authorized for issuance as Series 3 Class B common stock; and (ii) the Company issued 1 share of common stock in exchange for every 1 share of Class A common stock and Series 1 Class B common stock outstanding prior to the recapitalization.

                The 2002 Equity Line Agreement (see Note 4) was amended on July 8, 2004 to provide that it will extend for 48 months from August 28, 2002 unless it is terminated earlier in accordance with its provisions. The 2002 Equity Line Agreement was further amended on July 21, 2004 to provide, among other matters, that references to trading of the Company's common stock on the Nasdaq OTC Bulletin Board also include references to the Pink Sheets.


                                      * * *

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Articles of Incorporation of JAG Media Holdings, Inc. (the "Registrant") provide for the indemnification of the directors, officers, employees and agents of the Registrant to the fullest extent permitted by the laws of the State of Nevada. Section 78.7502 of the Nevada General Corporation Law permits a corporation to indemnify any of its directors, officers, employees or agents against expenses actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except for an action by or in right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, provided that it is determined that such person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 78.751 of the Nevada General Corporation Law requires that the determination that indemnification is proper in a specific case must be made by
(a) the stockholders, (b) the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding or (c) independent legal counsel in a written opinion (i) if a majority vote of a quorum consisting of disinterested directors is not possible or (ii) if such an opinion is requested by a quorum consisting of disinterested directors.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

           Registration fee                           $   693.17
           Blue Sky fees and expenses                       0.00
           Legal fees and expenses                     30,000.00
           Accounting fees and expenses                10,000.00
           Printing and related expenses                5,000.00
           Miscellaneous                                4,306.83
                                                      ----------
           TOTAL                                       50,000.00
                                                      ==========

All of the above expenses except the SEC registration fee are estimated. All of the above expenses will be paid by the Registrant.

RECENT SALES OF UNREGISTERED SECURITIES

We have made the following sales of unregistered securities within the last three years:

During the nine month period ended April 30, 2004, Cornell Capital Partners, L.P. ("Cornell Capital") was required to pay $2,150,000 and it received 2,506,274 shares of our Class A Common Stock, par value $0.00001 per share ("Class A Common Stock"), as a result of the exercise of put options under our Equity Line Purchase Agreement, dated as of April 9, 2002, and we received proceeds of $2,042,500 net of $107,500 of placement fees. The per share prices and the number of shares sold under the equity line during the period covered by this report are as follows:

Price Per Share                             Number of Shares Sold
---------------                             ---------------------
$0.67                                           179,104
$0.75                                           353,333
$0.84                                           386,905
$0.91                                           291,209
$0.97                                           515,464
$0.88                                           198,864
$0.86                                           581,395
-----                                           -------
$0.84 (Average Price)                         2,506,274 (Total Shares Sold)
=====================                         =============================

Pursuant to a Subscription Agreement, dated as of September 25, 2003, Kuekenhof Partners purchased (a) 35,000 shares of our Common Stock and (b) 1,500 shares of our Series 3 Class B Common Stock, par value $0.00001 per share, for a total consideration of $50,000.00. The issuance of such securities was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof.

Pursuant to a Subscription Agreement, dated as of June 19, 2003, Bay Point Investment Partners LLC purchased (a) 1,282,675 shares of our Common Stock and
(b) 20,000 shares of our Series 3 Class B Common Stock, par value $0.00001 per share, for a total consideration of $422,000.00. In connection with the Bay Point private placement, we entered into a placement agent agreement pursuant to which we issued 128,267 shares of our Common Stock as a placement agent fee. The issuance of such securities was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof.

Pursuant to a Subscription Agreement, dated as of December 10, 2002, Bay Point Investment Partners LLC purchased 1,136,364 shares of our Common Stock for a total consideration of $500,000. The issuance of such securities was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof. Bay Point represented and warranted to us that it was acquiring the shares of Common Stock solely for its own account for investment, and not as a nominee for any other party, and not with a view to the distribution thereof or with any present intention of selling any thereof. Bay Point also represented to us that it was an "accredited investor" as defined in Rule 501 under the Securities Act.

As of April 9, 2002, we entered into a $10,000,000 Equity Line Purchase Agreement with Cornell Capital Partners, L.P., a limited partnership managed by Yorkville Advisors Management, LLC, a Delaware limited liability company, pursuant to which it can put its shares of Common Stock, once registered with the SEC, from time to time, at a purchase price equal to 95% of the lowest closing bid price for such shares over the five trading days preceding the sale of such shares. In connection with this Equity Line Purchase Agreement, we issued Westrock Advisors, Inc. a placement agent fee of 10,000 shares of its Common Stock. We also have agreed to pay a 5% cash fee to Cornell Capital payable out of each drawdown under the equity line. The investments under this Equity Line Purchase Agreement have been made in reliance upon Regulation D.

During the fiscal year ended July 31, 2003, Cornell Capital was required to pay $1,885,000 and it received 5,623,266 shares of Common Stock as a result of the exercise of put options under the equity line, and we received proceeds of $1,783,250, net of $101,750 of placement fees. The per share prices and the number of shares sold under the equity line during the period covered by this report are as follows:

               Price Per Share       Number of Shares Sold
               ---------------       ---------------------
               $0.33                        757,576
               $0.27                        1,111,111
               $0.21                        2,380,952
               $0.456                       131,579
               $0.532                       939,850
               $0.91                        302,198
               -----                        -------
               $0.45 (Average Price)        5,623,266 (Total Shares Sold)
               =====================        =============================

On December 31, 2001, we entered into a consulting agreement with FAS Holdings, Inc. pursuant to which we agreed to issue a warrant to acquire 1,000,000 shares of its Common Stock to FAS in exchange for financial advisory services to be provided by a subsidiary of FAS. The warrant was issued on April 9, 2002. The issuance of such securities was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof. The warrant was subsequently assigned on April 12, 2002 to First Allied Capital Group, LLC, an affiliate of FAS Holdings. On April 10, 2002, First Allied Capital Group, LLC exercised the warrant in full. The issuance of such securities was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof.

On October 5, 2001, we entered into a Settlement Agreement with Strategic Growth International, Inc., pursuant to which we agreed to issue to Strategic Growth International 441,807 shares of our Common Stock in lieu of $57,434.52 in cash payments which were owed to Strategic Growth International under an investor relations services agreement.

On August 17, 2001, we entered into a $10,000,000 Equity Line Purchase Agreement with Cornell Capital Partners, L.P., a limited partnership managed by Yorkville Advisors Management, LLC, a Delaware limited liability company, pursuant to which it can put its shares, once registered with the SEC, from time to time, at a purchase price equal to 95% of the lowest closing bid price for such shares over the five trading days preceding the sale of such shares. In connection with this Equity Line Purchase Agreement, we issued Cornell Capital an investor's fee of 1,500,000 shares of its Common Stock. We also have agreed to pay a 5% cash fee to Cornell Capital payable out of each drawdown under the equity line. The investments under this Equity Line Purchase Agreement were made in reliance upon Regulation D. From August 17, 2001 through July 31, 2002, Cornell Capital was required to pay $671,459 and it received 5,661,510 shares of Common Stock as a result of the exercise of put options under the equity line, and the Company received proceeds of $632,884, net of $38,575 of placement fees. The per share prices and the number of shares sold under the equity line are as follows:

               Price Per Share    Number of Shares Sold
               ---------------    ---------------------
               $0.10                     316,873
               $0.057                    555,918
               $0.052                    480,769
               $0.0475                   526,316
               $0.1045                   956,938
               $0.1948                   513,347
               $0.1615                   522,916
               $0.1567                   538,934
               $0.1425                   663,796
               $0.1615                   585,703
               -------                   -------
               $.1178 (Average Price)    5,661,510 (Total Shares Sold)
               ======================    =============================

Our equity line purchase agreement, dated August 17, 2001, was superseded by a new agreement with Cornell Capital dated as of April 9, 2002.

EXHIBITS

Exhibit No.       Description
-----------       -----------

2.1 Agreement and Plan of Reorganization dated March 16, 1999 between Professional Perceptions, Inc. (now known as JagNotes.com Inc.); Harold Kaufman, Jr., an officer, director and principal stockholder thereof; NewJag, Inc.; and the stockholders of NewJag, Inc. (1)

2.2 Agreement and Plan of Merger dated as of July 29, 1999 by and among JagNotes Notes, Inc., a New Jersey corporation, and JagNotes.com, Inc., a Nevada corporation. (2)

3.1               Articles of Incorporation of Registrant. (2)

3.2 Certificate of Amendment to Articles of Incorporation of Registrant as filed with the Secretary of State of the State of Nevada on April 8, 2002. (16)

3.3               Certificate of Designation of the Series 2 Class B Common
                  Stock. (26)

3.4               Certificate of Designation of the Series 3 Class B Common
                  Stock (28)

3.5               Bylaws of Registrant (2)

3.6 Certificate of Amendment to Articles of Incorporation of Registrant as filed with the Secretary of State of the State of Nevada on June 4, 2004. (34)

3.6               Amendment to Bylaws of Registrant (23)

4.1 Form of Common Stock Purchase Warrant issued in connection with May 1999 private placement. (6)

4.2 Stock Option to acquire 500,000 shares of Common Stock granted to Strategic Growth International, Inc. on March 14, 2000, included in Exhibit 10.2. (4)

4.3 Stock Purchase Warrant to acquire 750,000 shares of common stock issued to M.S. Farrell & Co., Inc. on March 15, 2000, included in Exhibit 10.3. (4)

4.4               2000 8% Convertible Debenture, due June 12, 2003. (5)

4.5 Form of Stock Purchase Warrant issued in connection with June 2000 private placement. (5)

4.6 Form of Stock Purchase Warrant issued in connection with May Davis Consulting Agreement, included in Exhibit 10.9. (7)

4.7 Form of 8% Convertible Debenture issued in connection with October 2000 private placement. (9)

4.8 Stock Purchase Warrant to acquire 3,000,000 shares of common stock issued to CALP II Limited Partnership as of October 30, 2000. (9) 4.9 First Amendment, dated as of October 30, 2000, to 2000 8% Convertible Debenture, due June 12, 2003. (9)

4.10 Amended and Restated Secured Promissory Note issued February 22, 2001 in the amount of U.S.$500,000 by CALP II Limited Partnership payable to the order of the Registrant. (11)

4.11              Form of Common Stock Certificate. (15)

4.12              Form of Series 1 Class B Common Stock Certificate. (15)

4.13 Promissory Note, dated April 1, 2002 in the amount of $200,000 issued to Thomas J. Mazzarisi. (16)

4.14 Promissory Note, dated April 1, 2002 in the amount of $200,000 issued to Stephen J. Schoepfer. (16)

4.15 Stock Purchase Warrant to acquire 1,000,000 shares of common stock issued to FAS Holdings, Inc. as of April 9, 2002. (18)

4.16 Amendment, dated June 26, 2002, to Promissory Note, dated April 1, 2002 in the amount of $200,000 issued to Thomas J. Mazzarisi. (20)

4.17 Amendment, dated June 26, 2002, to Promissory Note, dated April 1, 2002 in the amount of $200,000 issued to Stephen J. Schoepfer. (20)

4.18 Amendment, dated August 15, 2002, to Promissory Note, dated April 1, 2002 in the amount of $200,000 issued to Thomas J. Mazzarisi. (21)

4.19 Amendment, dated August 15, 2002, to Promissory Note, dated April 1, 2002 in the amount of $200,000 issued to Stephen J. Schoepfer. (21)

4.20 Amendment, dated January 31, 2003 to Promissory Note, dated April 1, 2002 in the amount of $200,000 issued to Thomas J. Mazzarisi. (25)

4.21 Amendment, dated January 31, 2003, to Promissory Note, dated April 1, 2002 in the amount of $200,000 issued to Stephen J. Schoepfer. (25)

4.22 Amendment, dated March 31, 2003, to Promissory Note, dated April 1, 2002 in the amount of $200,000 issued to Thomas J. Mazzarisi. (27)

4.23 Amendment, dated March 31, 2003, to Promissory Note, dated April 1, 2002 in the amount of $200,000 issued to Stephen J. Schoepfer. (27)

4.24 Amendment, dated October 14, 2003, to Promissory Note, dated April 1, 2002 in the amount of $200,000 issued to Thomas J. Mazzarisi. (29)

4.25 Amendment, dated October 14, 2003, to Promissory Note, dated April 1, 2002 in the amount of $200,000 issued to Stephen J. Schoepfer. (29)

4.26 Amendment, dated December 12, 2003, to Promissory Note, dated April 1, 2002 in the amount of $200,000 issued to Thomas J. Mazzarisi. (30)

4.27 Amendment, dated December 12, 2003, to Promissory Note, dated April 1, 2002 in the amount of $200,000 issued to Stephen J. Schoepfer. (30)

4.28 Amendment, dated as of January 31, 2004, to Promissory Note, dated April 1, 2002 in the amount of $200,000 issued to Thomas
                  J. Mazzarisi. (32)

4.29 Amendment, dated as of January 31, 2004, to Promissory Note, dated April 1, 2002 in the amount of $200,000 issued to Stephen J. Schoepfer. (32)

4.30              Form of Common Stock Certificate (34)

5.1               Opinion of Jones Vargas.

10.1 JAG Media Holdings, Inc. 1999 Long Term Incentive Plan, as amended. (17)

10.2 Agreement, dated as of March 14, 2000, by and between Registrant and Strategic Growth International, Inc. (4)

10.3 Consulting Agreement, dated as of March 15, 2000, by and between Registrant and M.S. Farrell & Co., Inc. (4)

10.4 Securities Purchase Agreement, dated as of June 12, 2000, by and between Registrant and CALP II Limited Partnership. (5)

10.5 Equity Line of Credit Agreement, dated as of June 14, 2000, by and between Registrant and CALP II Limited Partnership. (5)

10.6 First Amendment, dated July 19, 2000, to Equity Line of Credit Agreement, dated as of June 14, 2000, between Registrant and CALP II Limited Partnership. (7)

10.7 Second Amendment, dated October 31, 2000, to Equity Line of Credit Agreement, dated as of June 14, 2000 (as amended), between Registrant and CALP II Limited Partnership. (8)

10.8 Placement Agency Agreement, dated as of June 12, 2000, by and between Registrant and Thomson Kernaghan and Co., Ltd. (5)

10.9 Placement Agency Agreement, dated as of June 12, 2000, by and between Registrant and May Davis Group, Inc. (5)

10.10 Consulting Agreement, dated as of July 21, 2000, by and between Registrant and May Davis Group, Inc. (7)

10.11 Letter Agreement, dated October 30, 2000, by and between Registrant and Thomson Kernaghan & Co., Ltd. (8)

10.12 Employment Agreement, dated as of December 14, 2000, by and between Registrant and Thomas J. Mazzarisi. (9)

10.13 Employment Agreement, dated as of December 14, 2000, by and between Registrant and Stephen J. Schoepfer. (9)

10.14 Employment Agreement, dated as of December 14, 2000, by and between Registrant and Gary Valinoti. (9)

10.15 Securities Purchase Agreement, dated as of February 1, 2001, by and among the Registrant, CALP II Limited Partnership and JAGfn Broadband LLC. (10)

10.16 Termination Agreement, dated April 6, 2001, by and among the Registrant, CALP II Limited Partnership and Thomson Kernaghan & Co. Ltd. (12)

10.17 Equity Line Purchase Agreement, dated August 17, 2001, by and between the Registrant and Cornell Capital Partners, L.P. (13)

10.18 Registration Rights Agreement, dated August 17, 2001, by and between the Registrant and Cornell Capital Partners, L.P. (13)

10.19 Amended and Restated Employment Agreement, dated August 31, 2001, by and between the Registrant and Gary Valinoti. (14)

10.20 Amended and Restated Employment Agreement, dated August 31, 2001, by and between the Registrant and Stephen J. Schoepfer.
                  (14)

10.21 Amended and Restated Employment Agreement, dated August 31, 2001, by and between the Registrant and Thomas J. Mazzarisi.
                  (14)

10.22 Settlement Agreement, dated October 5, 2001, by and between the Registrant and Strategic Growth International Inc. (18)

10.23 Equity Line Purchase Agreement, dated as of April 9, 2002, by and between the Registrant and Cornell Capital Partners, L.P.
                  (18)

10.24 Registration Rights Agreement, dated as of April 9, 2002, by and among the Registrant, Cornell Capital Partners, L.P., and Westrock Advisors, Inc. (18)

10.25 Placement Agent Agreement, dated as of April 9, 2002, by and among the Registrant, Cornell Capital Partners, L.P., and Westrock Advisors, Inc. (18)

10.26 Consulting Agreement, dated December 31, 2001, by and between the Registrant and First Allied, as amended by Letter Agreement dated February 1, 2002. (18)

10.27 Content Agreement, dated as of February 14, 2002, by and between Lycos Inc. and JAG Company Voice LLC. (19)

10.28 Affiliate Order, dated February 22, 2002, by and between JAG Company Voice LLC and Freerealtime.com Inc. (19)

10.29 Affiliate Order, dated February 21, 2002, by and between JAG Company Voice LLC and Zacks Investment Research. (19)

10.30 Waiver of Section 5.5 of Equity Line Purchase Agreement, dated June 18, 2002, executed by Cornell Capital Partners, L.P. (20)

10.31 Consulting Agreement, dated June 12, 2002, between the Registrant and Walsh Organization, Inc. (29)

10.32 Power of Attorney and Contingent Fee Contract, dated June 14, 2002, among the Registrant, Gary Valinoti and the Law Firm of O'Quinn, Laminack & Pirtle. (29)

10.33 Subscription Agreement, dated December 10, 2002, between the Registrant and Bay Point Investment Partners LLC. (22)

10.34 Placement Agent Agreement, dated December 10, 2002, between the Registrant and RMC 1 Capital Markets, Inc. (22)

10.35 Letter Agreement, dated December 9, 2002, between the Registrant and HPC Capital Management. (24)

10.36 Subscription Agreement, dated as of June 19, 2003, between the Registrant and Bay Point Investment Partners LLC, as amended on August 12, 2003. (28)

10.37 Placement Agent Agreement, dated as of June 19, 2003, between the Registrant and RMC 1 Capital Markets, Inc., as amended on August 12, 2003. (28)

10.38 Asset Purchase Agreement, dated August 12, 2003, by and among the Registrant, Vertex Interactive, Inc., XeQute Solutions PLC and XeQute Solutions, Inc. (28)

10.39 Subscription Agreement, dated as of September 25, 2003, between the Registrant and Kuekenhof Equity Fund L.P. (29)

10.40 Finder's Fee Agreement, dated as of January 5, 2004, between the Registrant and Flow Capital Advisors, Inc. (31).

10.41 Separation Agreement, dated April 2, 2004, between the Registrant and Gary Valinoti. (33)

10.42 Letter Agreement, dated July 8, 2004, amending the Equity Line Purchase Agreement, dated as of April 9, 2002, by and between the Registrant and Cornell Capital Partners, L.P.

10.43 Letter Agreement, dated July 21, 2004, amending the Equity Line Purchase Agreement, dated as of April 9, 2002, by and between the Registrant and Cornell Capital Partners, L.P.

14.1              Code of Ethics. (29)

21.1              Subsidiaries of Registrant. (29)

23.1              Consent of J.H. Cohn LLP.

23.2 Consent of Jones Vargas, counsel for the Registrant, included in Exhibit 5.1.

99.1              Articles of Merger of JagNotes, Inc. into JagNotes.com, Inc.
                  (including Certificate of Correction related thereto). (2)

99.2 Letter of Intent, dated January 16, 2004, by and among the Company, Great Eastern Securities, Inc. and the stockholders of Great Eastern Securities, Inc. (31).

---------------
(1) Previously filed as an exhibit to our Registration Statement on Form SB-2 filed on July 30, 1999.
(2) Previously filed as an exhibit to Amendment No. 1 to our Registration Statement on Form SB-2 filed on September 30, 1999.
(3) Previously filed as an exhibit to Amendment No. 2 to our Registration Statement on Form SB-2 filed on October 26, 1999.
(4) Previously filed as an exhibit to our Quarterly Report on Form 10-QSB filed on June 16, 2000.
(5) Previously filed as an exhibit to our Current Report on Form 8-K filed on June 16, 2000.
(6) Previously filed as an exhibit to Post-Effective Amendment No. 2 to our Registration Statement on Form SB-2 filed on June 22, 2000.
(7) Previously filed as an exhibit to our Registration Statement on Form SB-2 filed on July 25, 2000.
(8) Previously filed as an exhibit to our Annual Report on Form 10-KSB filed on November 14, 2000.
(9) Previously filed as an exhibit to our Quarterly Report on Form 10-QSB filed on December 20, 2000.
(10) Previously filed as an exhibit to our Current Report on Form 8-K filed on February 2, 2001.

(11) Previously filed as an exhibit to our Current Report on Form 8-K filed on March 1, 2001.
(12) Previously filed as an exhibit to our Current Report on Form 8-K filed on April 9 2001.
(13) Previously filed as an exhibit to our Current Report on Form 8-K filed on August 17, 2001.
(14) Previously filed as an exhibit to Amendment No. 1 to our Registration Statement on Form SB-2 filed on September 26, 2001.
(15) Previously filed as an exhibit to our Registration Statement on Form 8-A filed on March 25, 2002.
(16) Previously filed as an exhibit to our Current Report on Form 8-K filed on April 17, 2002.
(17) Previously filed as an exhibit to our Registration Statement on Form S-8 filed on May 1, 2002.
(18) Previously filed as an exhibit to our Registration Statement on Form SB-2 filed on May 7, 2002.
(19) Previously filed as an exhibit to Amendment No. 1 to our Registration Statement on Form SB-2 filed on July 8, 2002.
(20) Previously filed as an exhibit to Amendment No. 2 to our Registration Statement on Form SB-2 filed on August 2, 2002.
(21) Previously filed as an exhibit to our Annual Report on Form 10-KSB filed on November 13, 2002.
(22) Previously filed as an exhibit to our Registration Statement on Form SB-2 filed on January 9, 2003.
(23) Previously filed as an exhibit to our Current Report on Form 8-K filed on January 27, 2003.
(24) Previously filed as an exhibit to our Current Report on Form 8-K filed on February 18, 2003.
(25) Previously filed as an exhibit to Amendment No. 1 to our Registration Statement on Form SB-2 filed on February 24 2003.
(26) Previously filed as an exhibit to our Registration Statement on Form 8-A filed on April 10, 2003.
(27) Previously filed as an exhibit to our Quarterly Report on Form 10-QSB filed on June 16, 2003.
(28) Previously filed as an exhibit to our Current Report on Form 8-K filed on August 13, 2003.
(29) Previously filed as an exhibit to our Annual Report on Form 10-KSB filed on November 13, 2003.
(30) Previously filed as an exhibit to our Quarterly Report on Form 10-QSB filed on December 19, 2003.
(31) Previously filed as an exhibit to our Current Report on Form 8-K filed on January 20, 2004.
(32) Previously filed as an exhibit to our Quarterly Report on Form 10-QSB filed on March 22, 2004.
(33) Previously filed as an exhibit to our Current Report on Form 8-K filed on April 5, 2004.
(34) Previously filed as an exhibit to our Registration Statement on Form 8-A filed on May 26, 2004.

UNDERTAKINGS

A. Supplementary and Periodic Information, Documents and Reports

Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the Registrant hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority in that Section.

B. Item 512 Undertaking with Respect to Rule 415 Under the Securities Act of 1933

The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

           (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

C. Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("Securities Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida on August 5, 2004.

                           JAG MEDIA HOLDINGS, INC.


                           By: /s/ Thomas J. Mazzarisi
                               -----------------------
                           Name: Thomas J. Mazzarisi
                           Title: Chairman and Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Thomas J. Mazzarisi August 5, 2004
-----------------------
Thomas J. Mazzarisi,
Chairman of the Board, Chief Executive Officer,
and General Counsel
(Principal Executive Officer)

/s/ Stephen J. Schoepfer August 5, 2004
------------------------
Stephen J. Schoepfer
President, Chief Operating Officer,
Chief Financial Officer, Secretary and Director
(Principal Financial and Accounting Officer)

                                INDEX TO EXHIBITS


Exhibit No.       Document
-----------       --------

5.1               Opinion of Jones Vargas.
10.42 Letter Agreement, dated July 8, 2004, amending the Equity Line Purchase Agreement, dated as of April 9, 2002, by and between the Registrant and Cornell Capital Partners, L.P.
10.43 Letter Agreement, dated July 21, 2004, amending the Equity Line Purchase Agreement, dated as of April 9, 2002, by and between the Registrant and Cornell Capital Partners, L.P.
23.1              Consent of J.H. Cohn LLP.